UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ANV SECURITY GROUP, INC.

(Exact Name of registrant as specified in its charter)

          Nevada                                         13-3089537

(State or other jurisdiction                           (I.R.S. Employer

of  incorporation or organization)                Identification No.)

2105 - 11871 Horseshoe Way, Richmond, BC V7A 5H5, Canada

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 604-277-6606

Securities to be registered pursuant to Section 12(b) of the Act:     NA

Name of each exchange on which traded: NA

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value  $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer o                                              Accelerated filer o

Non-accelerated filer o  (Do not check if a smaller reporting company)  Smaller reporting company X

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        THIS REGISTRATION STATEMENT ON FORM 10, INCLUDING WITHOUT LIMITATION ITEM 1, BUSINESS, AND ITEM 2, FINANCIAL INFORMATION, CONTAINS STATEMENTS WHICH ARE NOT HISTORICAL FACTS AND ARE FORWARD-LOOKING STATEMENTS WHICH REFLECT MANAGEMENT'S EXPECTATIONS, ESTIMATES AND ASSUMPTIONS.  SUCH STATEMENTS ARE BASED ON INFORMATION AVAILABLE AT THE TIME THIS FORM 10 WAS PREPARED AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER SIGNIFICANTLY FROM PROJECTED RESULTS.  FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, WITHOUT LIMITATION, TECHNOLOGICAL ADVANCES IN THE PROPERTY SECURITY INDUSTRY, THE SOUNDNESS OF OUR MARKETING MODEL, THE OPERTING EFFICTIVENESS OF OUR PRODUCTS AND SERVICES, OUR ABILITY TO RAISE ADDITIONAL CASH AND PRICE PRESSURES FROM OUR COMPETITORS.

PART I

Item 1: Business

General Development of Business

Organizational History

We were originally called “B.G. S. Energy, Inc.” and were incorporated under the laws of the State of Nevada on May 29, 1981. We were organized to engage in, alone or in conjunction with others, the exploration for, and where warranted, the development of oil, gas and mineral properties, the sale of oil, gas and mineral related leases. We became public in 1981 in a best efforts public offering and thereafter operated various oil and gas properties.  We owned various oil and gas leases in Utah, Oklahoma, Kentucky, Texas and other states from time to time in 80’s.  In 1988 we changed our name to Dini Products Inc. and continued our oil and gas operations.  Our revenues decreased and in 1992 we became dormant and did not have any operations for many years until we acquired all of the shares of Canada ANV Systems, Inc., a British Columbia corporation (“CANV”) in June 2009 and changed our name to ANV Security Group, Inc.  Our plan is to become a fully integrated developer, designer, manufacturer, marketer, installer and servicer of web based security systems for  residential, commercial and government customers operating in Canada, The Peoples Republic of China and the United States of America.  We are currently headquartered in Great Vancouver, Canada.

 The Video and Alarm Industry in General

 According to a Frost & Sullivan report dated December, 2007, which is available from the web site of www.MarketReseach.com on a fee basis, North America is the world's largest security equipment market, the demand from North America accounted for 26% of the total global demand.  The report predicts that the North American security equipment market will grow by an annual rate of 20%.   According to Frost & Sullivan's report, the global IP ( “Internet Protocol”) video surveillance market will grow by an annual rate of 40% over the next few years,  The size of the global IP security market is projected to reach $5.0 billion dollars in 2010.  According to an IDC market analysis report dated May, 2009, which is available for a fee from the website www.idc.com, between year 2007 and 2009, global digital network camera sales will exceed these of traditional analog cameras and the report predicted that the sales of IP cameras in US and Canada will be more than 20 million pieces in 2010.

 Management believes that in the next few years, the maturity of broadband networks, video compression technology, and updating media processor performance, will provide a good foundation for the realization and application of various low-cost, high-performance IP video surveillance products. IP monitors are continually replacing traditional monitors in new and existing security systems. We believe that our products are well positioned to participate in these trends.

Operations and Development Plan

We design, manufacture, assemble and market advanced and professional security systems that include H.264 IP Camera and DVS series, NVS Center Management System and high-end network DVR. We also offer our patent pending USCI8 Global Network Video Alarm Services Platform, This web based service platform provides ANV users with real time video monitoring, instant remote video storage, and instant

VoIP/SMS/E-mail notification. ANV’s products and services are typically used for crime deterrence, real time direct viewing and secure off premises crime evidence preservation on our remote server.

 Our primary business focus is to provide a global network video alarm service utilizing the USCI8 Platform and  H.264 IP Camera, DVS and DVR for our dealers, distributors, system integrators and government entities.

 Our products are employed in video alarm system installations in private residences; commercial and industrial properties; and by governments in Canada, the United States , the Peoples Republic of China.

 In November 2007 we entered into an agreement with an established electronics manufacturer in Guandong, Peoples Republic of China for the manufacture of H.264 IP Cameras, DVS, NVD and other security system  products to our specifications. We sell our products and video alarm services to  wholesalers, dealers and installers We have also prepared a franchise offering document that complies with Canadian and Provincial Law and sold franchises for installation of our systems in Canada.  We have acquired three Canadian franchisees that are installing our systems and in 2008 we realized revenues from these efforts.  In addition we are directly marketing our systems in areas where we have not granted territories to franchisees. Included in these sales has been a shopping mall in Westminster California.  As  of August 31, 2009  approximately 75 of our cameras were  installed in approximately 35 customer locations.

Our Products & Services

Our products are based on H.264 video compression technology. H.264 is a  high end standard for video compression that produces video output similar to MPEG4 while requiring lower data throughput rates.  H.264 uses the latest innovations in video compression technology to provide clear video quality from the a relatively small amount of video data. H.264 delivers the same quality as MPEG-2 at a third to half the data rate and up to four times the frame size of MPEG-4 Part 2 at the same data rate. We believe that because H.264 achieves the best compression efficiency  it will become  the preferred standard for a broad range of applications, such as IP Cameras and surveillance, HDTV, broadcast, DVD, video conferencing, remote health care, remote online education worldwide, video-on-demand, streaming and multimedia messaging.  H.264 delivers excellent quality across a wide operating range including 3G and HD. Applications of H.264 include high-quality video mobile phones, iChat, Internet, broadcast or satellite delivery, because H.264 provides exceptional performance at impressively low data rates.

We have spent about three years and invested approximately $ 3 million dollars  in developing our H.264 IP Cameras, DVS, NVD  hardware and software of  NVS ( “Network Video System”)  and  integrating  the Huawei chipset into our systems. Now we have successfully developed five series, and twenty varieties of H.264 IP products. We believe that every one of our products would require significant lead time for a potential competitor to replicate .

Presently, Texas Instrument and Huawei (a large privately owned China-based telecom equipment manufacture )  are the two largest companies in the world  capable of providing the H.264 chipset.  ANV and  its OEM factory are one of  six Huawei  H.264  licensees,  and ANV  also  is a primary partner of Huawei in North America.

Our product line consists of  five series and twenty varieties of  H.264  video  surveillance  equipment including the following:

1.

H.264 IP Camera series:

All of our cameras are designed to work with our central management software through a built in Web Server that allows remote control through a Web browser

ANV100-50SN IP Camera is an embedded device designed for network video surveillance application.

It is basic, full-color, wired, indoor network camera.

ANV101-50SN-IR is full-color, wireless, day and night dual-use, outdoor network camera with infrared lights; It is waterproof and has anti fog components. The infrared range can be up to 30 meters.  Applications include banks, supermarkets, office buildings and other places requiring night video surveillance.

The ANV102-50SN IP Camera is designed for network video surveillance application.

It is full-color, wired, infrared, day and night dual-use, indoor dome network camera.

ANV103 –D1  intelligent high-speed wireless Dome offers a super-clear, high integration solution for users by remote video surveillance based on local area networks (LAN) or wide Internet Area Network (WAN).It is equipped with zoom lens, and  high-performance digital signal processing (DSP) cameras, embedded platforms, and digital decoder integrated. It represents a new generation of high-tech surveillance product development trend. It supports arbitrary position and continuous scan, to achieve an omnidirectional surveillance; We believe it is suitable for large businesses,  intelligent buildings, banking security, urban roads, airport, and railway station .

The ANV104-WS  wireless IP Camera is designed for network video surveillance application. It uses the single chip SOC with powerful Linux RTOS (Real-time Operating System) to realize high performance and low cost digital video processing. Optimized H.264 video compression algorithm assures clearer and smoother video transmission.

ANV105-WS-RF-IR is a specialized integrated IP camera designed for the small and middle-size commercial or residential application. In addition, this IP camera can work with a wireless alarm gateway; support and integrate with remote controls and wireless detectors, such as infrared sensors, PIR, curtain sensors, smoke detectors, gas detectors and other devices. And there is also an unique emergency function for summoning help.

ANV106-WS-IR-RF  is a specialized  integrated  IP camera   designed for the small and middle-                size commercial and residential systems.  This IP camera can work with our wireless alarm gateway; support  remote control and wireless detectors, such as infrared sensors, PIR, curtain sensors, smoke detectors, gas detectors and other devices.

ANV107-WS-IR is specialized  integrated IP camera designed for the small commercial and residential application.  This IP Camera is full-color, wireless, day and night dual-use, for use  indoors where  economical integration network cameras with infrared lights is important and is roughly the size of  cell phone.

ANV200-50SN-WS  is an embedded Wireless & Storage IP camera device with WiFi and SD Card designed for network video surveillance application.  It uses the single chips SOC with powerful Linux RTOS (Real-time Operating System) realize high performance and low cost digital multimedia process.  Furthermore, central management software can be used for integrated surveillance and management of multiple network cameras where large video surveillance systems are required.

ANV201-MP-WS Series 2.0 mega pixel IP Camera is designed for high definition network surveillance based on Micron CMOS sensor with a high-performance multimedia processor. It adopts the embedded Linux OS. It supports H.264 Main Profile, Baseline Profile, MJPEG, JPEG and other  video encoding standards. It has the advanced mega pixel technology with SD card storage and still image capability. It can communicate with IPTV terminal devices. It is a set of video capture, image processing, video transmission, video storage, video management functions in one type of high-definition, high-performance network camera. The design concept is all in one (highly integrated), Ready to go (Plug and Play), which greatly facilitates the user to install, use and maintain. It will be marketed to customers  in the  high-end surveillance market , including governments and banks where sophisticated and elaborate security system are frequently installed.

2.

DVS 300 series:

Digital Video Server (ANV H.264 DVS300 -1/2/4 CH -D1-WS) is an embedded surveillance device specially designed for network applications.  It can upgrade the existing analog CCTV camera to digital IP camera.

3.

NVD600

  This Network Video Decoder is an embedded large-scale decode device specially designed for network applications. DVR series:  It can transfer the digital video into analog video.

4.

Digital Video Recording Devices

DVR-4CH-D1-ABDS:  H.264 high-end full D1 realtime  4ch DVR,  up to 800 fps PAL/960 fps NTSC.

DVR-8CH-D1-ABDS: H.264 high-end full D1 realtime  8ch DVR,  up to 800 fps PAL/960 fps NTSC.

DVR-16CH-D1-ABDS: H.264 high-end full D1 realtime  16ch DVR,  up to 800 fps PAL/960 fps NTSC.

DVR-4CH-D1-LCD: H.264 LCD D1 4ch DVR with high quality video and superior network functions.

DVR-4CH-MOBILE: new H.264 4ch mobile DVR with special and powerful anti-shock designing.

5.

NVS  Central  Video Management Software (“CMS”).

The CMS can manage up to 1728 IP cameras simultaneously, and can set and control every IP camera separately, support 32 channels output of TV walls, centralized storage, data transmission and  electric map.

ANV provides a comprehensive line of products due to the many varied climatic and operational environments in which the products are expected to perform.  In addition to selling from a standard catalog line, the Company at times modifies an existing product to meet a customer’s requirements. Our products are concentrated principally among its iCam™ H.264 IP camera, DVS and DVR  product  lines.

Our competitive advantage is to offer our  patent pending USCI8™ global network video alarm services to the end user. This web based service platform provides ANV users with great ease of functions, including real time video monitoring , instant remotely video storage, life sharing, and instant e-mail, SMS (text to cell phone) and voice notification to customers. The systems are designed to provide instant- remote video storage in ANV server. We offer residential, small business and large business plans at prices ranging from $25CDN to $80CDN per month. Our platform capability can contain at least 40,000 registered end-users, and the bandwidth of our  remote storage center is able to accept over 10000 data streams entering storage at same time. The system is expandable to contain over millions end-users and ownership is dividable.

Customers

Our products are sold principally to wholesalers, independent dealers, installers, retail stores, system integrators, distributors and franchisees. Sales are made principally by field sales engineers and inside customer service representatives. Our sales effort is supported by in-house customer service coordinators and technical support groups which provide product information, application engineering, design detail, field project management, and hardware and software technical support.

We presently have three Canadian franchisees and other potential franchisees who may purchase franchises under one of two plans in China.  Our franchise agreements require the franchisee to purchase a franchise, to maintain an inventory, to pay a royalty, an advertising cost contribution and a fee related to our broadband (USCi8.com) monitoring service.  Our ultimate customer is a property owner who installs the product and pays for both the equipment and a monthly fee.  Our Canadian franchisees pay us $25,000 to $30,000 for their franchise and are required to maintain certain inventories. Our franchisees receive approximately 30% price differential from our listed prices and 40% of the monthly fee paid by the end user.

Internet Contract

We have entered into a bandwith service agreement with Peer 1 Network Enterprises, Inc. (“Peer 1” of Vancouver, B.C.)  The agreement with Peer 1 commenced January 21, 2008 and was for a one year term with automatic one year renewals absent notice of termination.  The agreement is in its first renewal term and required that we make certain up front payments for equipment and pay a monthly fee that is dependent on bandwith usage.  During the year ended March 31, 2009 the total amount we paid to Peer 1 was $2,683.39.  We incurred a due of $ 1092  to Peer 1 during the quarter ended June 30, 2009.  We believe that Peer 1 has sufficient equipment and bandwith available to meet our needs for the foreseeable future.  However, if Peer 1 were no longer available to serve us or if we deemed it advisable not to renew our contract with Peer 1, management believes that many other bandwith service providers are available in the Vancouver area to meet our requirements at similar prices.

Manufacturing Contract

On November 30, 2007 we entered intro a manufacturing agreement (the “OEM Agreement”) with Shenzhen Huanghe Digital Technology Co., Ltd of Guandong, PRC (“SHDT”).  The OEM Agreement is for an one year term with automatic one year renewals and requires that SHDT manufacture products for us to our specification and warrant the same to conform to our specifications and be free from defects.  The OEM Agreement sets prices and delivery schedules for our orders and requires that SHDT be able to fulfill our requirements. We are obligated to defend SHDT should a claim be made that any of our  products infringe on the rights of others.  Management believes that SHDT can meet our requirements for the foreseeable future. If SHDT were unable to produce products for us, we would experience delays in receiving product and disruption to our operations, but we believe we would be able to locate an alternative manufacturer in the PRC.

Patent Application

In March 2009 we filed a US patent application, No12/405,147, which followed our provisional patent application  “Systems and Methods for Providing Web Based Self Serviced Video Monitoring and Security Features for Systems Comprising IP Video Terminals and Web Severs” in March 2008.  This patent relates to our web based system and management believes that it is central to our business.  However, we can not give any assurance that a patent will be granted, and that if granted it will give meaningful protection from others or that our patent would not be found by a court to infringe upon patents held by others.

Our patent  application includes technology for (i)  A video security system having a server and a video terminal device including; (ii) At least one database for storing network and physical configuration information relating to the terminal device operable to remotely communicate with the server through a distributed network; (iii) One or multiple storage servers for storing video data received from the terminal devices; and (iv) A method of managing a video terminal device that includes  assigning a unique device ID to the video terminal device then sending an event and an associated video stream from the video terminal device to the Server, and storing the event and the associated video stream in a database and a storage server in association with the unique device ID.  Another method of storage set forth in our patent application  involves creating a user account on a Server, selecting services for associating with the devices, allocating storage server space for storing video data stream files, and making available to the user stored video files.

Competition

The video and alarm security services business is highly competitive and fragmented with a number of major firms and thousands of smaller regional and local companies. Competition is based primarily on price in relation to quality of service. Rather than compete purely on price, we emphasize the quality and special features of our  web-based video alarm security service.  Our competitors also include manufacturers and potential manufacturers of surveillance equipment.  Several of our competitors, such as ADT Worldwide, a subsidiary of Tyco Industries, Ltd. and Honeywell International, Inc. are large established multinational corporations with far greater resources than we do.  In the PRC we will compete with large dominant firms including China Security Surveillance and Technology, Inc.  All of these competitors have greater resources and name recognition than we do.  Other competitors include the following companies or their affiliates:  Samsung, Sony, Panasonic, Axis, Tyco, D-link, Linksys, Vivotek, Basler, Tiandy, etc.  Several electronics manufacturers have the ability to make cameras and other surveillance system components competitive to ours but have elected not to enter this market to date.

Backlog

We do not currently have any material backlog and fill customer requirements on a current basis.

Sales, Marketing and Advertising

We market our products to consumers through our wholesaler, dealer, installer, franchisees as well as direct marketing efforts by our sales staff.  We promotes and markets our products and services through industry trade shows worldwide, product brochures and catalogues, direct marketing and electronic mailings to existing and prospective customers, webinars, in-house training seminars for customers and end users, road shows which preview new products and try usci8.com platform, and advertising through trade and end user magazines and newspaper, and our web site (www.anvsecuritygroup.com). ANV’s products are sold principally to independent wholesalers, dealers, installers, system integrators, and franchisees. Sales are made principally by field sales engineers and inside customer service representatives. ANV’s sales effort is supported by in-house customer service coordinators and technical support groups which provide product information, application engineering, design detail, field project management, and hardware and software technical support.

Environmental Matters

Laws ands regulations relating to protection of the environment have not had a material impact on our business.

Proprietary Rights

In addition to our patent application we have entered into employment agreements with our key employees that require them to keep all of our proprietary information confidential and require that any invention of theirs while our employee, except for those not related to our business, becomes our property.  Our OEM Agreement provides us with similar protections.  We can not assure that such protections will prove adequate should they be challenged in litigation.

Research and Development

We are dependent on continual research and development efforts to maintain our competitive position with our products.  As of March 31, 2009 we had accumulated $142,274 of research and development expense but did not incur any research and development expense in the quarter ended June 30, 2009.  However, we will again incur research and development expenses forn the balance of our fiscal year. Our research and development effort relates to product design and enhancement as well as computer source code and other programming matters.

 Our R & D aspects are based on H.264 video techniques, combined with global advanced internet  tech, wired and wireless communication tech, surveillance and alarm tech, and telecom payment. We give our future R & D plan as follows:

Develop peer to peer technologies to enable more convenience in service provision; develop mobile applications to transmit surveillance video through mobile phones and automobiles;  develop simultaneous charging surveillance of IP Camera and retail POS terminals;  develop downloading and playing images through Google and YouTube;  realize the arbitrary storage of surveillance video;  develop intelligent facial recognition and registration plate recognition;  develop real time , remote health care, remote online education worldwide,  and other remote learning and  image-based applications

Employees

As of August 31, 2009, we had 7 employees in our Vancouver headquarters. All of which are full-time, including   2  in administrative and management,  3 in engineering and technical,  and 2 in  sales  and  marketing.

Seasonality

We do not anticipate that our business will be seasonal to any material extent although installation of outdoor security and surveillance systems may be more difficult during winter months in area with more severe climates.

Item 1A   Risk Factors

Risks Relating To Our Business

You should carefully consider the risks described below before investing in our publicly traded securities. The risks described below are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events, climate change and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity.

 We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows, which combined with access to the credit markets, provides us with significant discretionary funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the economies in which we operate that has impacted demand for our products and services, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, including such areas as reduced demand for our products and services from a slow-down in the general economy, or supplier or customer disruptions resulting from tighter credit markets.

In order to grow at the pace expected by management, we will require additional capital to support our long-term business plan. If we are unable to obtain additional capital in future years, we may be unable to proceed with our long-term business plan and we may be forced to curtail or cease our operations.

We will require additional working capital to support our long-term business plan, which includes identifying suitable targets for horizontal or vertical mergers or acquisitions, so as to enhance the overall productivity and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term business plan, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all. In addition, a lack of additional financing could force us to substantially curtail or cease operations.

We sometimes extend credit to our customers. Failure to collect the trade receivables or untimely collection could affect our liquidity.

We extend credit to some of our customers while generally requiring no collateral. Generally, our customers pay in installments, with a portion of the payment upfront, a portion of the payment upon receipt of our products by our customers and before the installation, and a portion of the payment after the installation of our products and upon satisfaction of our customer. Sometimes, a small portion of the payment will not be paid until after a certain period following the installation. We perform ongoing credit evaluations of our customers’ financial condition and generally have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our CEO, Dr. Weixing Wang, our CFO, Ms. Yan Wang; our VP of Sales and Marketing, Mr. Xiaolin Yang; and our technical Officer, Mr. Tac Jiang. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future.  Many engineers and technicians obtain post-graduate or professional degrees, and the increased educational time required at the post-graduate level further restricts the pool of engineers and technicians available for employment.   We compete for all such personnel with other high tech companies in various fields.  There can be no assurance that we will be successful in hiring or retaining such qualified personnel. If we are not able to hire and retain qualified people to fill these positions, our competitive position would be adversely affected, which would have a material adverse effect on our business, financial condition and results of operations.

 If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

Our growth strategy has required us to make acquisitions and to make additional acquisitions in the future, which could subject us to significant risks, any of which could harm our business.

Our growth strategy includes identifying and acquiring or investing in suitable candidates on acceptable terms.  We have also entered into letters of intent to acquire several other companies. Over time, we may acquire or make investments in other providers of products that complement our business and other companies in the security industry. The successful integration of these companies and any other acquired businesses require us to:

•

integrate and retain key management, sales, research and development, production and other personnel;

•

incorporate the acquired products or capabilities into our offerings from an engineering, sales and marketing perspective;

•

coordinate research and development efforts;

•

integrate and support pre-existing supplier, distribution and customer relationships; and

•

consolidate duplicate facilities and functions and combine back office accounting, order processing and support functions.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

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diversion of management’s attention from running our existing business;

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increased expenses, including travel, legal, administrative and compensation expenses resulting from newly hired employees;

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increased costs to integrate personnel, customer base and business practices of the acquired company with our own;

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adverse effects on our reported operating results due to possible write-down of goodwill associated with acquisitions;

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potential disputes with sellers of acquired businesses, technologies, services, products and potential liabilities; and

•

dilution to our earnings per share if we issue common stock in any acquisition.

Moreover, performance problems with an acquired business, technology, product or service could also have a material adverse impact on our reputation as a whole. Any acquired business, technology, product or service could significantly under-perform relative to our expectations, and we may not achieve the benefits we expect from our acquisitions. Geographic distance between business operations, the compatibility of the technologies and operations being integrated and the disparate corporate cultures being combined also presents significant challenges. Acquired businesses are likely to have different standards, controls, contracts, procedures and policies, making it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems. If we cannot overcome these challenges, we may not realize actual benefits from past and future acquisitions, which will impair our overall business results.

Our facilities, or facilities of our customers or suppliers, could be susceptible to natural disasters.

All of our facilities, and many of the facilities of our customers and suppliers, are located in China. Natural disasters, such as floods and earthquakes, occur frequently in China, and they pose substantial threats to businesses with operations there. As a developing country, China’s emergency-response ability is limited, and its ability to provide emergency reconstruction and other aid to businesses affected by natural disasters is limited. Should a natural disaster severely damage one of our facilities, or damage a major facility of one or more of our significant customers or suppliers, our business could be materially disrupted.

In the event that adequate insurance is not available or our insurance is not deemed to cover a claim, we could face liability.

We carry insurances that our management consider customary and adequate. The laws of the jurisdictions in which we operate, may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If we incur increased losses related to employee acts or omissions, or system failure, or if we are unable to obtain adequate insurance coverage at reasonable rates, or if we are unable to receive reimbursements from insurance carriers, our financial condition and results of operations could be materially and adversely affected.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

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seasonality inherent in the surveillance and safety industry;

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variations in profit margins attributable to product mix;

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changes in the general competitive and economic conditions;

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delays in, or uneven timing in the delivery of, customer orders;

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the introduction of new products by us or our competitors; and

Period to period comparisons of our results should not be relied on as indications of future performance.

We could face liability for our failure to respond adequately to alarm activations.

The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures that may be inherent in other businesses. In the event of litigation with respect to such matters, our financial condition and results of operations could be materially and adversely affected. In addition, the costs of such litigation could have an adverse effect on us.

Future government regulations or other standards could have an adverse effect on our operations.

Our operations are subject to a variety of laws, regulations and licensing requirements of national and local authorities in North American and China. In certain jurisdictions, we are required to obtain licenses or permits and to meet certain standards in the conduct of our business. The loss of such licenses, or the imposition of conditions to the granting or retention of such licenses, could have an adverse effect on us. In the event that these laws, regulations and/or licensing requirements change, we may be required to modify our operations or to utilize resources to maintain compliance with such rules and regulations. In addition, new regulations may be enacted that could have an adverse effect on us.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trademarks, patent, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. A successful challenge to the ownership of our technology could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims. We have applied for a United States patent for our web based security systems.  No assurance can be given that we will be granted a patent, that, if granted, any patent will provide us with meaningful protection from infringement by others or that any patent that we may be granted will not be held by a court to infringe on the rights of others.  The loss of patent protection could materially adversely affect our business.

We Need Substantial Additional Capital

 We have experienced recurring net losses, including net losses of $ 82,652  for the quarter ended June 30, 2009 and $340,555  for the year ended March 31, 2009, and we had current assets of $365,512 at June 30, 2009 (unaudited).  Our plan is to increase production of our products as well as the geographical scope of our operations.  Our present resources and operating revenue is insufficient to fund these plans.   Therefore, we require substantial additional funds to finance our business activities on an ongoing basis and to implement our expansion strategy portraying our company as one with sufficient financial strength and stability to attract government and larger business customers. Accordingly, we intend to seek additional financing following the filing of this registration statement. We do not have any commitments or arrangements to obtain any additional equity capital, and there can be no assurance that the additional financing we require would be available on reasonable terms, if at all.  The unavailability of additional financing could require us to delay, scale back or terminate our plans to expand our business.

  Product Failure, Marketplace Reputation and Liability

Through our wholesalers, dealers, installers, franchisees and direct operations we intend to install hundreds and eventually thousands of security systems.  Should any of our systems fail to perform as promised due to a product defect or a faulty installation, our reputation could be marred by adverse publicity.  We could be liable for damages suffered by our customer. Consequently our operating results and stock price could suffer.

 We intend to become subject to the periodic reporting requirements of the Securities Exchange  Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Commencing sixty days after the filing of this registration  statement  on Form 10 ,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, our incurring these costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8934 on June 26, 2008 we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ending June 30, 2010. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

 Our officers have no experience in managing a public company.

Our present officers have no previous experience in managing a public company and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Competition

We face a variety of competitive challenges from other security and surveillance companies in every market where we operate or plan to operate.  Many of our competitors will be large multinational or market dominant companies whom have greater financial and marketing resources than we do and may be able to adapt to changes in consumer preferences or requirements more quickly, devote greater resources to the marketing and sale of their products or adopt more aggressive pricing policies than we can.

Control by Management

Our company is effectively controlled by management, specifically Weixing Wang ,Yan Wang and Ming Li who beneficially own 18,640,000 shares or 56.1%  of our 33,180,000  issued and outstanding shares of common stock as of August 31, 2009.  Accordingly, they will be able to elect our board of directors and control our corporate affairs for the foreseeable future.

  Dependence of Third Party Supplier

We have entered into an OEM Agreement with SHDT and an internet services agreement with Peer 1.  A failure of either of these parties to perform in accordance with the terms of their agreement with us could have a material adverse effect on our results of operations and negatively impact our stock price.

RISKS RELATED TO OUR INDUSTRY

Our success relies on our management’s ability to understand the highly evolving network surveillance and safety industry.

The network surveillance and safety industry is nascent and rapidly evolving. Therefore, it is critical that our management is able to understand industry trends and make good strategic business decisions. If our management is unable to identify industry trends and act in response to such trends in a way that is beneficial to us, our business will suffer.

If we are unable to respond to the rapid changes in our industry and changes in our customer’s requirements and preferences, our business, financial condition and results of operations could be adversely affected.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers and market share. The network surveillance and safety industry is characterized by rapid technological change. Sudden changes in customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the network  surveillance and safety industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

•

enhance our existing products and services;

•

anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of our current and prospective customers; and

•

respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce products with new technologies in a timely manner, or adapt our products to these new technologies, our business, financial condition and results of operations could be adversely affected. We cannot assure you that even if we are able to introduce new products or adapt our products to new technologies that our products will gain acceptance among our customers. In addition, from time to time, we or our competitors may announce new products, product enhancements or technological innovations that have the potential to replace or shorten the life cycles of our existing products and that may cause customers to refrain from purchasing our existing products, resulting in inventory obsolescence.

We may not be able to maintain or improve our competitive position of strong competition in the network surveillance and safety industry, and we expect this competition to continue to intensify.

The North American and Chinese network  surveillance and safety industry is highly competitive, we also face competition from international competitors. Some of our international competitors are larger than us and possess greater name recognition, assets, personnel, sales and financial resources. These entities may be able to respond more quickly to changing market conditions by developing new products and services that meet customer requirements or are otherwise superior to our products and services and may be able to more effectively market their products than we can because they have significantly greater financial, technical and marketing resources than we do. They may also be able to devote greater resources than we can to the development, promotion and sale of their products. Increased competition could require us to reduce our prices, result in our receiving fewer customer orders, and result in our loss of market share. We cannot assure you that we will be able to distinguish ourselves in a competitive market. To the extent that we are unable to successfully compete against existing and future competitors, our business, operating results and financial condition could be materially adversely affected.

Our business and reputation as a OEM manufacturer of high quality H.264 IP products may be adversely affected by product defects or performance.

We believe that we offer high quality products that are reliable and competitively priced. If our products do not perform to specifications, we might be required to redesign or recall those products or pay substantial damages. Such an event could result in significant expenses, disrupt sales and affect our reputation and that of our products. In addition, product defects could result in substantial product liability. We do not have product liability insurance. If we face significant liability claims, our business, financial condition, and results of operations would be adversely affected.

Our product offerings involve a lengthy sales cycle and we may not anticipate sales levels appropriately, which could impair our profitability.

Some of our products and services are designed for medium to large commercial, industrial and government facilities desiring to protect valuable assets and/or prevent intrusion into high security facilities.  Given the nature of our products and the customers that purchase them, sales cycles can be lengthy as customers conduct intensive investigations and deliberate between competing technologies and providers. For these and other reasons, the sales cycle associated with some of our products and services is typically lengthy and subject to a number of significant risks over which we have little or no control. If sales in any period fall significantly below anticipated levels, our financial condition and results of operations could suffer.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

Our growth strategy includes acquiring or investing in suitable candidates on acceptable terms in China.  We have also entered into letters of intent to acquire several other companies. We also produce our products through OEM   in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•

the higher level of government involvement;

•

the early stage of development of the market-oriented sector of the economy;

•

the rapid growth rate;

•

the higher level of control over foreign exchange; and

•

the allocation of resources.

As the China economy has been transitioning from a planned economy to a more market-oriented economy, the China government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall China economy, they may also have a negative effect on us.

Although the China government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the China government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of surveillance and safety investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the China legal system could limit the legal protections available to you and us.

Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The China legal system is based on written statutes, and prior court decisions may be cited for reference, but have limited precedential value. Since 1979, a series of new China laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the China legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The China government exerts substantial influence over the manner in which we conduct our business activities.

The China government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However,  the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

Some  of our sales revenue and/or expenses are or will occur in China and be denominated in Renminbi. Under PRC law, the Renminbi is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. In the future, our China operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. However, the relevant China government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by China operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our China operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts. These limitations could affect our China operating subsidiaries’ ability to obtain foreign exchange through debt or equity financing.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which became effective on September 8, 2006.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006. This new regulation, among other things, governs the approval process by which a China company may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require the China parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows China government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to the Ministry of Commerce and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the China business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

In addition to the above risks, in many instances, we will seek to structure transactions in a manner that avoids the need to make applications or a series of applications with Chinese regulatory authorities under these new M&A regulations. If we fail to effectively structure an acquisition in a manner that avoids the need for such applications or if the Chinese government interprets the requirements of the new M&A regulations in a manner different from our understanding of such regulations, then acquisitions that we have effected may be unwound or subject to rescission. Also, if the Chinese government determines that our structure of any of our acquisitions does not comply with these new regulations, then we may also be subject to fines and penalties.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and the Renminbi and between those currencies and other currencies in which our sales may be denominated. Because we OEM and import products from China and some of our earnings are denominated in Renminbi and our financial results are reported in U.S. dollars, fluctuations in the exchange rate between the U.S. dollar and the Renminbi will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the Renminbi has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future the China  authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by China exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

Currently, some of our raw materials, components and major equipment are imported. In the event that the U.S. dollars appreciate against Renminbi, our costs will increase. If we cannot pass the resulting cost increases on to our customers, our profitability and operating results will suffer.

Risks Relating to Our Common Stock

 Limitations upon Broker-Dealers Effecting Transactions in "Penny Stocks"

Trading in our common stock is subject to material limitations as a consequence of regulations which limits the activities of broker-dealers effecting transactions in "penny stocks."  Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a "penny stock" because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on "penny stocks", which makes selling our common stock more difficult compared to selling securities which are not "penny stocks."  Rule 15a-9 restricts the solicitation of sales of "penny stocks" by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in "penny stocks", and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser's investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in "penny stocks" first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in "penny stocks", (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

  No Active or Regular Market

Although our common stock has been quoted on the Pink Sheets since October 31. 1985 there have been no trades recorded in our common stock for several years. We are taking steps, including the filing of this registration statement, to encourage the development of an orderly and active trading market.  After the completion of this registration statement we intend to seek to have our stock included on the Over – The - Counter - Bulletin Board maintained by FINRA (“OTCBB”) or a higher exchange. However, even if our stock is included on the OTCBB it is possible that no market-maker will want to provide such quotations. Even if our common stock is quoted on the OTCBB, the OTCBB also provides a limited trading market similar to the Pink Sheets. The OTCBB and the Pink Sheets are not stock exchanges, and trading of securities on the OTCBB or the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system such as the NASDAQ Stock Market or a stock exchange such as the American Stock Exchange.

Companies quoted for trading on the OTCBB must be reporting issuers under Section 12 of the Exchange Act and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCBB. If our common stock is quoted on the OTCBB, and we fail to remain current on our reporting requirements, we could be removed from the OTBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to regain our quotation privileges on the OTCBB, which may have an adverse material effect on our business.

Accordingly, there can be no assurance as to the liquidity of any present or future markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

  Shares Eligible for Future Sale

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance thereunder.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our common stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144.  At August 31, 2009 we had outstanding an aggregate of 32,938,000 shares of restricted common stock.  In accordance with the recent amendments to Rule 144, since we formerly were a “shell” company no shares of our restricted common stock are eligible for sale under Rule 144 until we become subject to the reporting requirements of the Exchange Act, i.e., until this registration statement becomes effective, and then only if we thereafter have complied with our reporting requirements under the Exchange Act for the next 12 months.  No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our common stock, or the availability of such shares for future sale, will have on the market price of our common stock or our ability to raise capital through an offering of our equity securities.

The sale of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock.  In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate.  If and when this registration statement becomes effective and we become subject to the reporting requirements of the Exchange Act, we might elect to adopt a stock option plan and file a registration statement under the Securities Act registering the shares of common stock reserved for issuance thereunder.  Following the effectiveness of any such registration statement, the shares of common stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

 No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

Item 2: Financial Information

The following tables summarize certain information from our financial statements appearing elsewhere in this registration statement.  The reader is directed to such financial statements and the accompanying notes for a full explanation of the information set forth below:

Balance Sheet Data:

     As of March 31,

      As of June 30,

2009

2008

            2009

                       (unaudited)

Total Current Assets

$     89,763

$   277,427                               $ 363,339

Property and Equipment

$    21,266

$       6,242                               $ 21,698

Intangible Assets

$1,034,627

$1,239,864                               $1,148,425

Total Assets

$1,145,616

$1,523,534                               $1,533,635

Total Liabilities

$      4,345

$    10,949                                $6,288

Stockholders’ Equity

$1,141,261

$1,512,857                               S1,527,347

Total Liabilities and

     Stockholder’s Equity

$1,145,616

$1,523,534                              $1,533,635

Statement of Operatins Data

                         For the year ended  March 31,

             For the three months ended June 30,

2009

2008

2009

2008

          (unaudited)

Revenues

$    20,820

$ -

$    5,670

$       522

Cost of Sales

$    14,790

$ -

$    2,122

$        980

Gross Profit

$      6,030

$ -

$    3,548

$       (458)

Expenses

$  361,229

$    19,217

$  84,362

$  134,326

Other Income (Expense)

$      4,745

$       (197)

$  (1,838)

$         450

Net (Loss)

$ (350,455)

$   (19,415)

$(82,652)

$(134,334)

Foreign Currency

 Translation

$  (270,752)

$   143,909

$111,088

$  299,170

Comprehensive

     Income (Loss)

$  (621,207)

$   124,494

$(28,436)

$(164,836)

Net Income

      (Loss) per share

$(0.02)

$ 0.04

$  0.00

$  (0.09)

Fiscal Year ended March 31, 2009 compared to Fiscal Year ended March 31, 2008

Revenues.  We had revenues of $20,820 in FY 2009 and no revenues in 2008 as FY 2008 was devoted to product design and establishing a business model.  FY 2009 reflects an initial roll out of our business model in Canada for a portion of the year, Canada being our first and the smallest of out three initial planned markets.

Cost of Revenue; Gross Profit.  Our cost of revenue in FY 2009 was $14,790, yielding a gross profit of $6,030 or 29% of revenues.  We had no revenues, cost of revenues or gross profit in FY 2008.  We anticipate that as revenues increase we will increase our gross profit margins.

Operating Expenses

Operating expenses increased to $361,229 in FY 2009 compared to $19,217 in FY 2008 as we began manufacturing and marketing efforts in FY 2009.

Net Loss; Comprehensive Loss

Because FY 2009 was a year where we engaged in activities such as attempting to market franchises and initiated manufacturing, we incurred expenses which positioned us to potentially realize income in future years, but did not result in income during the 2009 FY.  Accordingly our net loss increased to $(350,455) in 2009 FY from $(19,415) in 2008 FY.  The comprehensive loss for 2009 FY was further adversely affected by a loss in currency translation of $(270,752) compared to a gain of $143,909 in 2008 FY largely as a result of the Canadian Dollar faring poorly against the Chinese RMB.  As a result comprehensive loss was $(621,207) in FY 2009 compared to income of $124,494 in 2008 FY.

First Quarter FY 2010 v First Quarter FY 2009

Revenues.  We had revenues of $5,670 in Q1 of FY 2010 and revenues of $522 Q1 of FY 2009 as FY 2009 was devoted to product design and establishing a business model.  Q1 of FY 2010 reflects an initial roll out of our business model in Canada, Canada being our first and the smallest out three initial planned markets.

Cost of Revenue; Gross Profit.  Our cost of revenue in Q1 of FY 2010 was $2,122, yielding a gross profit of $3,548 or 62% of revenues.  We had minimal revenues, cost of revenues or gross profit in Q1 of FY 2009.  We anticipate that as revenues increase we will increase our gross profit margins.

Operating Expenses

Operating expenses decreased to $84,362 in Q1 of FY 2010 compared to $134,326 in Q1 of FY 2009 as decreases in general and administrative expense, research and development and advertising were partially offset by increased commissions, payroll and professional fees.

Net Loss; Comprehensive Loss

 It consists of two parts: net operating gain (loss) and foreign currency translation adjustments. Because all our transactions are recorded in Canadian dollars, we need to exchange them into US dollar using the exchange rate for different period when we release the financial statements to the public. If exchange rate fluctuates and if we have the balance of asset, liability or equity, the foreign currency translation adjustments will be large.

For the three months ended Jun 30, 2008, the net loss is -$134,334, but foreign currency translation adjustment gain is 299,170, so the comprehensive gain is $164,836. (For we have large intangible assets so the foreign transaction adjustments large).

For the three months ended Jun 30, 2009,  the net loss is -$82,652 but foreign currency translation adjustment gain is 110,087 so the comprehensive gain is 27,435. (For we have both large intangible assets and accounts receivable so the foreign transaction adjustments large)

Liquidity and Capital Resources

As of June 30, 2009, we had $298,339 of cash on hand and  current assets totaling $ 363,512.  We are in need of working capital if we are to pursue our business plan.  Management believes that once we obtain an OTCBB listing, which we will seek upon completion of this registration statement, we will be able to seek additional funding through a private placement.   We intend to raise a minimum of $500,000  and a maximum of $3,500,000  although no assurance can be given that we will be successful in these efforts or that such funds can be raised on terms that will not substantially dilute the interests of our present stockholders or that if such funds are raised we will prove sucsesfull in our business.

If we are able to raise funds we anticipate applying them as follows:

         If $500, 000 is raised

                        If $ 3,500,000  is raised

Marketing                                        $  100,000                                                  $ 250,000

R & D                                              $  130,000                                                  $ 250,000

Production                                       $  150,000                                                  $ 250,000

Salaries

                                          $  120,000                                                  $ 250,000

Equipment                                       $  0                                                             $2,000,000

 Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements and which we discussed above in this Item 2. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We believe our critical accounting policies are those described below.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is March 31.

b)

Principles of Consolidation

These consolidated financial statements include the accounts of Canada ANV Systems Inc. and its wholly-owned subsidiary, ANV Video Alarm Service Inc which was incorporated in British Columbia, Canada on May 30, 2008. All intercompany accounts and transactions have been eliminated in consolidation.

c)

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, donated expenses, and deferred income tax valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

        d) Reclassification

               Certain account reclassifications have been made to the financial statements of the prior year in order to conform to classifications used in the current year. These changes had no impact on previously stated financial statements of the Company.

e)

Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2009, the Company’s only component of comprehensive income consisted of foreign currency translation adjustments.

f)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

      g)      Concentration of Credit Risks

Financial instruments which potentially subject the Company to concentrations ofcredit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in Canada.  The Company has not experienced any losses in such bank accounts through March 31, 2009. At March 31,our bank deposits were as follows:

   COUNTRY                                                                                      2009                  2008

---------------------                                                                         -------------------   ------------------

       Canada                                                                                        $  28,470      $  186,631

                                                                                                     -------------------   ------------------

Total cash and cash equivalents ..                                                      $  28,470      $  186,631

                                                                                                       ===========     ==========

In an effort to mitigate any potential risk, the Company periodically evaluates the credit quality of the financial institutions at which it holds deposits.

     h) Accounts Receivable

     Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains  allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a   periodic basis and makes general and specific allowances when there is doubt as to the collectability of  individual balances. In evaluating the collectability of individual receivable balances, the Company   considers many factors, including the age of the balance, customer's historical payment history, its current  credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

       i) Inventories

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

      j)    GST Receivable

GST receivable represent tax credit that the Canadian Company receives when the Company pays GST tax during normal operations. As of March 31, 2009 and 2008, the Company had a GST tax receivable of $ 1,408 and $ 758, respectively.

       k) Advances to Suppliers

Advances to suppliers included in Other assets represent the cash paid in advance for purchasing of inventory items from Suppliers and the amount as of March 31, 2009 was none and $ 53,993 for 2008.

l) Property and Equipment

Property and equipment consists of furniture, office equipment, computer equipment/software and leasehold improvement, is recorded at cost. The property and equipment other than leasehold improvement is depreciated on a straight line basis over an estimated useful life of three years. Leasehold improvement is depreciated on a straight line basis over the lease period of ten years

      m)   Intangible Assets

Intangible assets represent a surveillance recording system, surveillance software, technical know-how and non-compete agreements, developed by Jiwei Zhang, Xianbo Fu, Kewei Feng, Mingyue Fan( all individuals), acquired originally by Landmark Enterprise Group Inc.(“Landmark”) , a related party, and subsequently sold to the Company in exchange for common shares. The value of intangible assets acquired from Landmark was established by an independent valuation report.

n)

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

o)

Financial Instruments and Fair Value Measures

SFAS No. 157 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

       p) Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the sale of its products and records revenues from the sale of products when the goods are shipped, title passes, and collectability is reasonably assured.

Revenue from periodic maintenance monitoring agreements is generally recognized on a monthly basis provided no significant obligations remain and collectability of the related receivable is probable.

Revenue from the performance of installation services is recognized upon completion of the service.

The Company derives the bulk of its revenue from the supply and installation of surveillance and safety equipment and the two deliverables do not meet the separation criteria under EITF issue 00-

21.  The installation is not considered to be essential to the functionality of the equipment having regard to the following criteria as set out in SAB 104:

i)

The surveillance and safety equipment is a standard product with minor modifications according  to customers’ specifications;

ii)   Installation does not significantly alter the surveillance and safety equipment’s capabilities; and

iii)  Other companies which possess the relevant licenses are available to perform the installation services.

The Company reduced its estimate of future warranty requirements to approximately 1 % of contract installation revenue. In the year ended 2009 and 2008, estimated warranty  expenses were $ -0-  and $ -0- , respectively.

Revenue from the outright sale of surveillance and safety equipment is recognized when delivery occurs and risk of ownership passes to the customers.

q)

Research & Development Costs

Research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses for the years ended March 31, 2009 and 2008, amounted to $142,274 and $ -0-, respectively. The Research and Development expenses consist of engineers’ salaries, research expenses paid to the 3rd party subcontractors, monthly rent fee for research and development centers and related utility outlay. Up to March 31, 2009, the company has developed the following products and solutions: (1) USCI8™ Video Alarm Platform, which offers an all-in-one security system for both commercial and residential customers, and allows customers to take control of their own security requirements; (2) iCam H.264 IP Camera, which currently has three series covering market demand from home and small businesses, large businesses and government and high-end surveillance users; (3) ANV Digital Video Server, or H.264 DVS300, which is an embedded surveillance device specially designed for network application; and (4) NVS Center 500 Management Software, which can manage 1728 IP cameras simultaneously and set and control every IP camera separately, supporting 32 channels output of TV walls, centralized storage, data transmission and electric map.

r)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

s)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The financial statements are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit). Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in United States dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

t)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  As at March 31, 2009, there are no dilutive potential common shares.

 Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company's common stock equivalents at March 31, 2009 and 2008 include the following:

                                                                                                              2009                        2008

                                                                                                            ----------                   ----------

         Options ..................................................................... ....             140,000                      -0-

         Warrants ......................................................................                    -0-                          -0-

                                                                                                            ----------                   ----------

                                                                                                              140,000                      -0-

                                                                                                                          =======                 ======

u)

Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company provides its officers, consultants, and directors stock options to purchase common stock of the Company on a discretionary basis. Generally, options are granted at exercise prices not less than the fair market value at the date of grant. As of March 31, 2009, the Company has granted 140,000 shares stock options to its director, consultant and top manager and the fair market value is $24,836.

      v)     Advertising

Advertising is expensed as incurred and was were $ 58,650 and $ 1,469 for the years ended March 31, 2009 an 2008, respectively.

     w)     Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS 141 (revised 2007), "Business Combinations". SFAS 141R is a revision to SFAS 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions.

In December 2007, the FASB issued SFAS 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements" ("ARB 51"). This Statement amends ARB 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. SFAS 160 is effective for periods beginning after December 15, 2008. The Company is currently evaluating the requirements of SFAS 160.

In March 2008, the FASB issued SFAS 161, "Disclosures about Derivative Instruments and Hedging Activities". The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, “Determination of Useful Life of Intangible Assets” ("FSP 142-3"). FSP 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R. FSP 142-3 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60".  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of  premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's consolidated financial position, or their consolidated statements of operations, or consolidated cash flows at this time.

 In June 2008, the FASB issued EITF No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock ” effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. EITF No.07-5 provides guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock.

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Item 3. Properties.

Our principal executive offices consist of 1500  square feet and are leased for a term commencing January 15, 2009 and ending January 15, 2010 for $CAN 1,050 per month, we may request a renewal of our lease prior to expiration, but the terms will be renegotiated.  We believe that if we are unable to enter into a lease renewal with our current landlord, we will be able to locate other similar space in the area of our present lease.

Our laboratory and research facility is also located in Vancouver, B.C. Canada consists of 1150 square feet and is leased by ANV Video  Alarm Service Inc., pursuant to a lease that expires on June 30, 2010.  The rent is for varying amounts during the term of the lease  and will be $CAN 1,100 through the end of the lease.  We believe that if we are not able to extend the lease we will find other suitable premises in the area of the present premises at similar costs.

Our leased premises are presently adequate for our needs.  However, if our business expands we may be required to seek larger premises. Management believes that other suitable premises are available at reasonable cost in proximity to our present offices.

Item 4.  Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of August 31, 2009, with respect to our officers and directors and any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act who is known to us to be the beneficial owner of more than five percent of our common stock, being our only class of voting securities, under the current rules of the Securities and Exchange Commission regarding beneficial ownership:

Name and address

Number of shares owned

Per cent of Class (2)

Weixing Wang (1)                              6,945,000 (3)

20.95%

Yan Wang (1)

  6,945,000 (3)

20.95%

Xiaolin Yang (1)

0

0%

Daniel Sze-Yuen Lee (1)

0

0%

Ming Li

   4,750,000 (4)

14.3%

7-10111 Gilbert Road

Richmond, BC, Canada

Haining Zhang

      2,015,185

              6.1%

RR3 Box 3087

East Stroudsburg, PA 18301

All officers and directors as a group

(4) Persons

   13,890,000 (3)

41.9%

(1)   Each person named is an executive officer or a director. The address of each such beneficial owner is c/o ANV Security Group, Inc., 2105-11871 Horseshoe Way, Richmond, BC, Canada V7A 5H5.

(2)  Applicable percentage ownership is based on 33,190,071 shares of our common stock outstanding as of August 31, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3)

These shares are owned by Canada Landmark Enterprise Group Inc., a corporation owned 50% by Weixing Wang   and 50% by Yan Wang.

(4)

Includes 3,100,000 shares owned by Advanced Network Video Inc., a corporation owned by Mr. Li.

.

Changes in control

There are no arrangements, including any pledge by any person of our securities, known to us the operation of which may at a subsequent date result in a change in control of our company.

Item 5.  Directors and Executive Officers.

Our directors and executive officers, and their respective ages, positions and offices, are as follows:

Name                                                            Age        Position(s)

Weixing  Wang                                            45          Chairman of the Board, Director and CEO

Yan Wang                                                    42           Executive Director, VP and CFO

Daniel Sze-Yuen Lee                                  60           Non-Executive  Director

Xiaolin Yang                                               47           Vice President

Weixing (Wilson) Wang has served as a director, CEO and Chairman of the Board since our acquisition of Canada ANV System Inc. (“CANVSI”) in May 2009.  He was a founder of CNVSI and its chairman of the Board since its founding in 2006.  Prior thereto and since 1992 he was the founder, president and CEO of Z&A Pharmaceutical Group in China.  Dr. Wang received a BS in Preventative Medicine from Shandong Medical University in China in 1986; a MD fin Nurition from Tianjin Medical University in China in 1989; and did post doctoral work in Diabites at Freiburg University in Germany until 1992.

Yan ( Serena) Wang has served as an executive director, Vice President and CFO since our acquisition of CANVSI in May 2009.  She was a founder of CNVSI and a director, CFO and Vice President since its founding in 2006.  From 1999 to 2006,  she was a Vice Chairman and CEO of Shanghai Touma Renching Apparel Co., Ltd. in China.  Mrs. Yan Wang holds a BS in costume design from Qindao University in China awarded in 1989 and an MBA in Business Management awarded by the Shanghai Faculty of Social Sciences in 2001.

Daniel Sze-Yuen Lee has served as a non-executive director since our acquisition of CANVSI in May 2009.   He was appointed a non-executive director of CANVSI in January 2008.  Since 2003 he has been president of Canada – China Foundation for the promotion of trade and cultural development and since 1986 he has been president of C&L Associates International Management Consultants Group Inc. in Vancouver.  Mr. Lee studied accounting at Vancouver Community College.

Xiaolin ( Tiger) Yang has served as Vice President – Sales & Marketing since June 2009.  From 2001 to 2007 he was CEO of Qaingdao Comins Electronics Co., Ltd and commencing January 2008 until he joined us he was a sales rep for ADT Security Services.  Mr. Yang holds a BA in Management Engineering awarded by Xi’an Communication University in 1986.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in certain legal proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 6 Executive Compensation

Executive Compensation

The following table sets forth all compensation earned during the fiscal years ended March 31, 2009, by (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) the three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends. We refer to all of these officers collectively as our “named executive officers”.

Summary Compensation Table

Name &

Principal                                               Stock          Option        Non-Equity                   Other     All Oher

Position         Year    Salary       Bonus   Awards    Awards     Incentive Plan Comp.    Comp.   Comp.

Weixing        2009     $24,000    $0           $0              $0                   $0                             $0          $0

Wang             2008    $0              $0           $0             $0                   $0                             $0          $0

CEO

Yan Wang    2009     $16,000     $0           $0             $0                   $0                             $0           $0

 CFO             2008     $0              $0           $0             $0                   $0                            $0           $0

Item 7:   Certain Relationships and Related Transactions, and Director Independence.

Upon its formation in 2006, CANCSI acquired certain intangible assets consisting of technical know how and software and non-compete agreements from Canada Landmark Enterprise Group, Inc., a corporation owned by Weixing Wang and Yan Wang for 13,890 shares of CANVSI common stock.  In July 2009, these shares were exchanged for the same number of shares of the Company upon the closing of a reorganization agreement described below. See Notes to Financial Statements, Note 1(m).

In July 2009, Haining Zhang, a more than 5% holder of the Company received 1,844,326 shares of the company’s stock and China Venture Partners, Inc., a corporation he controls received 335,000 shares of common stock for as a consulting fee for work previously performed for the Company.

In May 2009, the Company and CANVSI and all of the shareholders of CANVSI entered into an agreement (the “Securities Purchase Agreement”) that provided that  all of the holders of CANVSI would exchange their shares for shares of the Company on a one for one basis so that CNVSI would become a wholly owned subsidiary of the Company.  Weixing Wang and Yan Wang became shareholders, officers and directors of the Company by reason of the Securities Purchase Agreement closing in July 2009.

Director Independence

We believe that the following director of our company is considered “independent” under Rule 400(a)(15) of the National Association of Securities Dealers listing standards:  Daniel Sze-Yuen Lee.

Item 8  Legal Proceedings.

We are not currently a defendant in any legal proceeding or governmental proceeding nor are we currently aware of any pending legal proceeding or governmental proceeding proposed to be initiated against us. There are no proceedings in which any of our current directors, executive officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to us.

Item 9  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock has been quoted on the Pink Sheets under the symbol “ANVS.PK” as a gray market stock where brokers cannot make two sided bids.  The bid price for our stock appears to be $0.0001 and our stock appears to have traded once in 2008, but has not otherwise traded for the last two years.  Until June 2009 we traded under the symbol DINP.PK.

Shareholders

As of August 31, 2009, we had 33,193,943 shares of common stock issued and outstanding and approximately 224  stockholders of record of our common stock.  The foregoing is adjusted for a 66.8 for one reverse stock split effected in June 2009.

Dividends

We have never declared or paid any cash dividends on our common stock.  The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, debt covenants and financial condition, as well as other relevant factors. We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.  Management is not aware of any such rights.

Securities approved for issuance under equity compensation plans

As of the end of our fiscal year ended March 31, 2009, we had no outstanding equity award and no equity compensation plan in effect under which any shares of our common stock were authorized for issuance.  We do not have any compensation plan or individual compensation arrangement under which our common stock or other equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods or service as described in FAS 123.  Three employees of CANSI were entitled to an aggregate of 140,000 shares pursuant to stock option agreements with a per share exercise price of $0.20

Item 10: Recent Sales of Unregistered Securities

The following is a summary of all transactions within the past three years involving our sales of our securities that were not registered under the Securities Act.  Shares issued for cash consideration paid to us are valued at the purchase price per share; all other shares are valued as stated.  All shares issued were issued as “restricted” shares of our common stock except as otherwise expressly stated.

The Company did not issue any shares of Common Stock during its fiscal years ended March 31, 2007, 2008 or 2009.

During the current fiscal year, the Company

(i)

Issued an aggregate of 3,078,126 shares of its common stock to six consultants at a price of approximately $0.0022 per share, a price in excess of the then stock quotation on the pink sheets in consideration for services rendered over the past two years.  These transactions were exempt by reason of section 4(2) of the Securities Act of 1933, as amended as transactions by an issuer not involving a public offering.  The Company’s transfer agent has been instructed to place a legend on the certificates for the shares reflecting lack of registration under the Securities Act of 1933, as amended, and to maintain stop transfer instructions with respect to these certificates.

(ii)

Issued an aggregate of 29,860,000 shares of its common stock to the 24 former shareholders of CANVSI in exchange for their shares of CANCSI.  This transaction was exempt by reason of section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.  The Company’s transfer agent has been instructed to place a legend on the certificates for the shares reflecting lack of registration under the Securities Act of 1933, as amended, and to maintain stop transfer instructions with respect to these certificates.

(iii)

During the 1st quarter of 2010, but prior to the merger, CANVSI  raised $ 432,500 of capital from eight accredited investors. The price was set at $0.25 per share. Each investor submitted a copy of  their ID and signed a subscription agreement. The placement was fully in compliance with the laws of British Columbia, Canada.

.

In each of the above instances, the recipients of the shares evidenced their investment intent in writing.

Except as stated above, we have had no recent sales of unregistered securities within the past three fiscal years. There were no underwritten offerings employed in connection with any of the transactions described above.

Item 11.  Description of Registrant’s Securities to be Registered

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

The holders of the shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the affairs of our company. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of stockholders. The holders of shares of common stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of our company.

Our transfer agent is Jersey Transfer & Trust Co. with an office located at 201 Bloomfield Ave.

Verona, NJ 07044 and whose phone number is (973) 239-2712.

Item 12.  Indemnification of Directors and Officers

Indemnification under Nevada Law

Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, we, as a corporation organized in Nevada, may indemnify our directors, officers, employees and agents in accordance with the following:

(a)   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

Our Certificate of Incorporation, as amended, does not contain any specific language enhancing or limiting the Nevada statutory provisions referred to above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data

See Index to consolidated financial statements   on page F-1

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements.  See Index to Financial Statements on page F-1.

(b) Exhibits:

Exhibit No.

Description

3.1

Articles of Incorporation, dated May 19, 1981

2.2

Articles of Amendment, dated July 12, 1988

2.3

Articles of Amendment, dated November 09, 1989

2.4

Certificate of Revival for a Nevada Corporation, dated September 10, 2007

2.5

Articles of Amendment, dated January 28, 2009

2.6

Articles of Amendment, dated June 23, 2009

2.7

Articles of Amendment, dated June 23, 2009

2.8

By –Laws

4.1

Form of Stock Certificate

9.1

Office Lease

9.2

Lab Lease

9.3

Services Agreement with Peer One

9.4

OEM Manufacturing Agreement

9.5

Form of Franchise Agreement

9.6

Form of Customer Agreement

9.7

Stock Purchase Agreement, dated may 22, 2009, by and among Canada ANV Systems Inc. its shareholders and the Company

22.1

Subsidiaries:  Canada ANV Systems, Inc. a British Columbia, Canada Corporation

22.1

Consent of Stan J. H. Lee, CPA

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ANV Security Group, Inc.

(Registrant)

/s/ Weixing Wang

Date:   October 01,  2009

By:     /s/ Weixing Wang

Name:  Weixing Wang

Title: President and Chief Executive Officer

EXHIBIT 3.1

Filed Office of the Secretary

of State of the State of Nevada

May 29, 1981

ARTICLES OF INCORPORATION

We the undersigned natural persons of the ages of twenty one (21) or more, acting as incorporators of a corporation under the General Corporation Law of the State of Nevada, adopt the following articles of Incorporation:

Article I

NAME: The name of the corporation is BGS Energy Inc.

Article II

REGISTERED OFFICE AND AGENT: The address of the Corporation’s principal office is 2050 Ellis Way, in the city of Elko, County of Elko, State of Nevada.  The initial agent for service of process at that address will be Gateway Enterprises, Inc.

Article III

Purpose: The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

1.   To have and to exercise all powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any all acts amendatory thereof and supplemental thereto.

2.   To discount and negotiate promissory notes, drafts, bills of exchange, and other evidences of debts, and to collect for others money due then on notes, checks drafts, bills of exchange, commercial paper and other evidence of indebtedness.

3.   To purchase or otherwise acquire, own, hold, lease, sell exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guaranty, to invest, trade and deal with personal property of every class and description.

4.   To enter into any type of contract or agreement, cooperative or profit sharing plan with its officer or employees that the corporation may deem advantageous or expedient or otherwise to reward or pay such persons for their services as the directors may deem fit.

5.  To purchase lease or otherwise acquire, in whole or in part, the business, the good will, rights, franchises and property of every kind and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own the property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

6.   To lend or borrow money and to negotiate and make loans, either on its own account or as agent, or broker for others.

7.   To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative profit or non-profit corporation, municipality, state or government or any subdivision, district or department thereof.

8.   To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collaterals or securities, created or issued by any corporation wherever organized, including this corporation, within such limits as my be provided by law, and while owner of such stocks or other collaterals to exercise all rights, powers and privileges of ownership, including the right to vote the same, to subscribe for stock in any corporation to be organized, other than to promote the organization thereof.

9.   To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license, or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

10.   To do any and all other such acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objects hereinbefore enumerated, or calculated, directly or indirectly, to promote the interests of the corporation, and in carrying on its purposes, or for the purpose of obtaining or furthering any of its businesses, to do any and all acts and things, and to exercise any and all other powers which a co-partner or natural person could do or exercise, and wh8ich now or hereafter may be authorized by law, and here or in any other part of the world.

11.   The several clauses contained in this statement of powers shall be construed as both purposes and powers, and the statements contained in each of these clauses shall be in no way limited or restricted, by reference to or inference from, the terms of any other clauses, but shall be regarded as independent purposes and powers, and no recitations, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

ARTICLE V

STOCK:  The aggregate number of shares which the corporation shall have the authority to issue is 100,000,000 shares at a par value of $.0001 per share.  All stock when issued shall be fully paid and non-assessable.

        No holder of shares of the common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or other securities which the corporation may now or thereafter be authorized to issue.  The board of directors of the corporation may, however, at is discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of the common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board of directors at its discretion may determine.

         Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy.  Cumulative voting in election of directors and all other matters brought before stockholders meetings, whether annual or special, shall not be permitted.

ARTICLE VI.

STOCKHOLDERS MEETING: Meetings of the shareholders shall be held at such place within or without the State of Nevada as may be provided in the by-laws of the corporation.  Special meetings of the shareholders may be called by the president or any other executive officer of the corporation, the board of directors, or any member thereof, or by the record holders of at least ten percent (10%) of all shares entitled to vote at the meeting.  Any action otherwise required to be taken at a meeting of shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.

ARTICLE VII

COMMENCING BUSINESS: The corporation shall not commence business until at least $1,000 has been received by it as consideration for the issuance of shares.

ARTICLE VIII

STOCK RIGHTS: The Board of Directors shall have the authority to determine the classes and series of any subsequent stock issued by the corporation and the rights and preferences pertaining thereto.

ARTICLE IX

BOARD OF DIRECTORS: A majority of the board of directors shall be necessary to constitute a quorum, and, when so constituted, the board shall be authorized to transact such business as may be delegated to it by the stockholders and whenever the board of directors shall be so assembled and act as a board, either within or without the State of Nevada, any action taken shall be the action of the board of directors and shall be binding upon the corporation, provided that three days prior notice, given orally or in writing, of the time and place of the meeting and the nature of the business proposed to be transacted shall have been given to the entire board of directors, unless such notice be waived as hereinafter provided.  Any director may waive notice of any meeting, and in the event of such waiver, notice shall be in writing or a written memorandum shall be made of an oral waiver of notice.

ARTICLE X

OFFICERS: The officers of the corporation shall consist of shall consist of a board of directors of not less than three nor more than twenty five.  A chairman of the board of directors, a president, a vice president, a secretary and a treasurer who shall perform such duties and have such authority as usually pertains to such officers of a corporation or as may be prescribed by the board of directors from time to time.

       QUALIFICATION OF OFFICERS: Officers and directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation’s stock.  The secretary and treasurer may, but need not be the same person.

      ELECTION: Directors shall be elected at the annual meting of the shareholders, and the persons receiving the highest number of votes shall be declared duly elected, providing such numbers shall represent a majority of all votes cast.  Within ten (10) days after the election, the directors shall meet and select a president, vice-president, secretary and treasurer.

      TERM OF OFFICE: The term of office of all directors and officers shall be one year, provided that all directors and officers shall hold office until their successors are duly elected and qualified.

      RESIGNATION OF OFFICERS: Any officer or director may resign by filing his written resignation with the secretary of the corporation, or in the case of the secretary, with the president of the corporation and upon acceptance thereof by the board of directors or if such board shall neglect to act upon such resignation within fourteen (14) days of receipt, the resignation shall be effective and the office shall be deemed vacant.

      REMOVAL OF OFFICERS: Any officer or director of this corporation may be removed at any time without cause in the manner provided by the laws of the State of Nevada for the removal of such officer or director, or by a majority vote of the outstanding stock of the corporation at a special meting of the stockholders called for that purpose as hereinafter provided.

      VACANCIES: In the case of the death, disability, or resignation of any officer or director of the company, the remaining directors or director of the company, even though less than a quorum, shall fill vacancies for the unexpired term or terms.

ARTICLE XI

     ORIGINAL DIRECTORS: The number of directors constituting the initial board of directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

1.      Shirrell W. Hughes      2929 Hillsden Drive, Salt Lake City, Utah 84117

2.      Kelly H. Hunsaker       2323 Arbor Lane, Salt Lake City, Utah 84117

3.     Carolyn N. Simpson     1926 East 6400 South, Salt Lake City, Utah 84121

ARTICLE XII

     DURATION: The period of duration of the corporation shall be perpetual.

ARTICLE XIII

     AMENDMENT: These articles of incorporation, by vote of not less than 50 per cent of the issued and outstanding capital stock of the corporation, may be deemed amended in any respect amendable at law at any meeting.  A copy of the proposed amendment shall be given to the stockholders as provided in Article VI .

ARTICLE XIV

    BY-LAWS: The board of directors of the corporation shall have authority to adopt such by-laws as may be deemed necessary or advisable for the management and transaction of business of the corporation provided that such by-laws are not in conflict with these articles of incorporation or the constatation of the State of Nevada.

ARTICLE XV

     INCORPORATORS: The name and address of each incorporator is:

1.      Shirrell W. Hughes      2929 Hillsden Drive, Salt Lake City, Utah 84117

2.      Kelly H. Hunsaker       2323 Arbor Lane, Salt Lake City, Utah 84117

3.     Carolyn N. Simpson     1926 East 6400 South, Salt Lake City, Utah 84121

IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures at Salt Lake City this 27th day of May 1981.

/s/ Shirrell W. Hughes

/s/ Kelly H. Hunsaker

/s/ Carolyn N. Simpson

State of Utah

County of Salt Lake

I, Clifford D. Hughes, a notary public, hereby certify that on the 27 day of May 1981, personally appeared before me Shirrell W. Hughes, Kelly H. Hunsaker and Carolyn N. Simpson who being by me, first duly worn, severally declared that they are the persons who signed the foregoing document as incorporators and theat the statements therein contained are true.

In Witness Whereof, I have hereunto set my hand and seal on the 27th day of May, 1981.

/S/ Clifford D. Hughes

Notary Public, Residing at

Salt Lake City, Utah

August 19, 1892

My Commission expires

EXHIBIT 3.2

Certificate of Amendment to the Articles of Incorporation of BGS Energy INC.

Pursuant to the provisions of the Nevada Business Corporation, the undersigned

Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is BGS Energy Inc.

SECOND: The following amendments to the Articles of Incorporation was duly adopted by the shareholders of the corporation.

Article V of the Articles of Incorporation is hereby amended as follows:

The number of shares which the corporation shall have authority to issue is 500,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable.

The name of the Corporation is BGS Energy Inc.

THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders and Directors of the Corporation on the 27th day of June, 1988 in the manner prescribed by the laws of the State of Nevada.

FOURTH: The number of shares outstanding on said date was 100,000,000 shares and the number of shares entitled to vote was 100,000,000.

FIFTH: The number of shares voted for said Amendments was 60,000,000 shares and the number of shares voted against such Amendment was none.

SIXTH: No class was entitled to vote thereon as a class.

SEVENTH: The manner in which any exchange reclassification or cancellation of issued and outstanding shares provided here shall be effected as follows:

None

President & Director: Carlo Dini

Date: July 12, 1988

   EXHIBIT 3.3

   Articles of Amendment to the Articles of Incorporation of BGS Energy INC.

Pursuant to the provisions of the Nevada Business Corporation, the undersigned

Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is BGS Energy Inc.

SECOND: The following amendments to the Articles of Incorporation was duly adopted by the shareholders of the corporation.

Article I of the Article of Incorporation is hereby amended as follows:

The name of the Corporation is Dini Products, Inc.

Article V of the Articles of Incorporation is hereby amended as follows:

The number of shares which the corporation shall have authority to issue is 25,000,000 shares at a par value of $.005 per share. All stock when issued shall be fully paid and non-assessable.

THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders and Directors of the Corporation on the 6th day of November, 1989 in the manner prescribed by the laws of the State of Nevada.

FOURTH: The number of shares outstanding on said date was 500,000,000 shares and the number of shares entitled to vote was 500,000,000.

FIFTH: The number of shares voted for said Amendments was 423,000,000 shares and the number of shares voted against such Amendment was none.

SIXTH: No class was entitled to vote thereon as a class.

SEVENTH: The manner in which any exchange reclassification or cancellation of issued and outstanding shares provided here shall be effected as follows:

A 30 for 1 reverse stock split. Each share of old stock (par value $0.001) is equal t0 1/30 of a share par value $.005 or 30 shares of old stock (par value $0.001) equals 1 share of new stock par value of $0.005.

President & Director: Carlo Dini                   Secretary, Treasurer& Director: Alex Dini

Date: November 09, 1989

EXHIBIT 3.4

Certificate of Revival for a Nevada Corporation

(For Corporations Governed by NRS 78.730 and 81.010)

1. Name of corporation:

DINI PRODUCTS, INC.  ENTITY NUMBER: C3654 -1981

2. Name and street address of corporation's resident agent:

CORPORATE SERVICES OF NEVADA   RA#: 40693

502 NORTH DISION STREET, CARSON CITY, NEVADA 89703

3. Date when revival of charter is to commence or be effective, which may be, before the date of the certificate: MAY 29, 1991

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be:

PERPETUAL

5. Names and addresses of President, Secretary, Treasurer and Directors:

CARLO DINI

c/o 204 WEST SPEAR STREET, CARSON CIITY, NV 809703

6. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81.

7. The undersigned declare that they have obtained written consent of U1e stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

Signature:                                        Title

Date: September 10, 2007

EXHIBIT 3.5      EXHIBIT

Certificate of Change Pursuant

to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Dini Products, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

25,000,000 shares of common stock, par value $.005 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock, par value $.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

None.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None.

7. Effective date of filing (optional):     1/28/2009

(must not be later than 90 days after the certificate is filed)

8. Officer Signature:               /s/ Haining Zhang, President

                         Signature           Title

EXHIBIT 3.6

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

   (775) 684 5708 Website: secretaryofstate.biz Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

           Important:  Read attached  instructions before completing form. ABOVE

SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

   (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Dini Products, Inc.

2. The  articles  have  been  amended  as  follows  (provide  article numbers, if available):

The name of the company is changed to: ANV Security Group, Inc.

3. The  vote  by  which  the  stockholders  holding  shares  in  the corporation  entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series,  or as may be  required  by the  provisions  of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):      June 22, 2009

 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

/s/ Haining Zhang

*If any proposed  amendment  would alter or change any  preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series  affected by the  amendment  regardless  of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

EXHIBIT 3.7

   EXHIBIT

Certificate of Change Pursuant

to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

ANV Security Group, Inc. (originally called Dini Products, Inc.)

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, par value $.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock, par value $.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One for 66.8 reverse split of the common stock. After the reverse merger split, the total outstanding of the common stock is reduced to 251,830 shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing (optional):     June 22, 2009

(must not be later than 90 days after the certificate is filed)

8. Officer Signature:               /s/ Haining Zhang, President

                         Signature           Title

Exhibit 3.8

BYLAWS

OF

ANV SECURITY GROUP, INC..

(A NEVADA CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office.    The registered office of the corporation in the State of Nevada shall be in the City of Reno, State of Nevada.

Section 2. Other Offices.    The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

If the corporation has a corporate seal, it shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Nevada." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The existence and use of a corporate seal is optional. Nonuse of a seal shall not in any way affect the legality of any document to which the corporation is a party.

ARTICLE III

STOCKHOLDERS' MEETINGS

Section 1. Place of Meetings.     Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

Section 2. Annual Meetings.    (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Failure to hold an annual meeting shall not work to dissolve the corporation or pierce the corporate veil other than as required by applicable law. If directors are not elected during any calendar year, the corporation shall not for that reason be dissolved, but every director shall continue to hold office and discharge his duties until his or her successor has been elected.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Only persons who are confirmed in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stock-holder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 3. Special Meetings.     (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4. Notice of Meetings.    Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5. Quorum.     At all meetings of stockholders, except where a greater requirement is provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the corporation's common voting stock shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Articles of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Section 6.     Adjournment and Notice of Adjourned Meetings.     Any meeting of stockholders, whether

annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.    Voting Rights.     For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 8.    Joint Owners of Stock.     If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 9.     List of Stockholders.     The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 10.    Action Without Meeting.     Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Section 11.     Organization.    (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 1.    Number and Qualification.    The authorized number of directors of the corporation shall be not less than one (1) nor more than ten (10) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 2.   Powers.     The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Articles of Incorporation.

Section 3.     Election and Term of Office of Directors.     Members of the Board of Directors shall hold office for the terms specified in the Articles of Incorporation, as it may be amended from time to time, and until their successors have been elected as provided in the Articles of Incorporation.

Section 4.     Vacancies.     Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 5.     Resignation.    Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 6.    Removal.    Subject to the Articles of Incorporation, any director may be removed by:

(a) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote, with or without cause; or

(b) the affirmative and unanimous vote of a majority of the directors of the Corporation, with the exception of the vote of the directors to be removed, with or without cause.

Section 7.    Meetings.    (a) Annual Meetings.  The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)  Regular Meetings.    Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the state of Nevada which has been designated by resolution of the Board of Directors or the written consent of all directors.

( c) Special Meetings.   Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the

State of Nevada whenever called by the Chairman of the Board, the President or any two of the directors.

(d)  Telephone Meetings.   Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)  Notice of Meetings.  Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)  Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8.  Quorum and Voting.   (a) Unless the Articles of Incorporation requires a greater number and except with respect to indemnification questions arising the sections and articles hereof relating to indemnification, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

Section 9.   Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10.   Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefore.

Section 11.  Committees.   (a)  Executive Committee.  The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

(b)   Other Committees.   The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

( c)  Term.  Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)   Meetings.   Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 12.  Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 1.   Officers Designated.  The officers of the corporation shall include the President, the Secretary, and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 2.   Tenure and Duties of Officers.   (a) General.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)  Duties of the President.  The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

( c)   Duties of the Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(d)  Duties of the Treasurer.  The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 3.  Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 5.   Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 1.  Execution of Corporate Instrument.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiting the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person .or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 2.   Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 1.   Form and Execution of Certificates.  Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the

Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.  Lost Certificates.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 3.  Transfers.  (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Nevada.

Section 4.  Fixing Record Dates.  (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty

(60) days prior to such action. If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

      Execution of Other Securities.  All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 1. Declaration of Dividends.   Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Dividend Reserve.   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

(a)  Director Immunity.  Directors and officers will be immune from monetary liabilities to the fullest extent not prohibited by Nevada law. Excepted from that immunity are:

*  a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

*  a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

* a transaction from which the director derived an improper personal profit; and

*  willful misconduct.

(b)  Directors and Officers.  The corporation will indemnify its directors, officers and agents to the fullest extent not prohibited by Nevada law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors, officers and agents; and, provided, further, that the corporation shall not be required to indemnify any director, officer or agent in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Nevada law or (iv) such indemnification is required to be made pursuant to these Bylaws.

( c)  Expenses.  The corporation will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under these Bylaws.

No advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

ARTICLE XII

NOTICES

Section 1. Notice to Stockholders.  Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

Section 2. Notice to directors.  Any notice required to be given to any director may be given by the method stated in subsection (a), or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

Section 3.  Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

Section 4.  Time and Methods of Notices.  All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.  It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 5.  Failure to Receive Notice.  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him ill the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

Section 6. Notice to Person with Undeliverable Address.  Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XII

AMENDMENTS

The Board of Directors and the shareholders shall have the power to adopt, amend, or repeal these Bylaws, provided however, that no Bylaw adopted by the shareholders shall be repealed or modified by the directors for a period of at least two years.

EXHIBIT 4.1

Par Value $.001

Number                                                                                                              Shares

________

__________

                                             ANV SECURITY GROUP, INC.

                                       Incorporated under the laws of Nevada

                                                                                         CUSIP 03735L109

This certifies that _________________________________________ is the registered holder of ______________________________________________Shares

                   fully paid and non-assessable shares of the common stock of

                                         ANV Security Group, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ___________ A.D. 20 _

SECRETARY                                                                                                   PRESIDENT

                                               CORPORATE SEAL

Jersey Transfer and Trust Co

201 Bloomfield Avenue

Verona, New Jersey 07044

Exhibit 10.1

Commercial Lease Agreement

THIS LEASE (this "Lease") dated this 8th day of January, 2008BETWEEN:

YING JUN TAN of 1445 WEST BROADWAY,VANCOUVER, BC, V6H1H6 and GUANG HUA LIANG of 1445 WEST BROADWAY,VANCOUVER, BC, V6H1H6Telephone: 778-883-7684    Fax: _______________ (collectively and individually the "Landlord")

OF THE FIRST PART
- AND -
CANADA ANV SYSTEM INC. of 1702-5933 COONEY ROAD, RICHMOND,BC,V6X4H3Telephone: 604-296-6026 Fax: 604-295-6027 (the "Tenant")
OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Lease agree as follows:

Leased Premises

1.

The Landlord agrees to rent to the Tenant the office space municipally described as  2/F, 2105-11871 HORSESHOE WAY,RICHMOND,BC,V7A 5J6, (the "Premises"). The Premises will be used for only the following permitted use (the "Permitted Use"): OFFICE AND STORAGE. Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

2.

No pets or animals are allowed to be kept in or about the Premises or in any common areas in the building containing the Premises without the prior written permission of the Landlord. Upon thirty (30) days notice, the Landlord may revoke any consent previously given under this clause.

3.

Subject to the provisions of this Lease, the Tenant is entitled to the exclusive use of the following parking (the "Parking") on or about the Premises: TWO PARKINGS. Only properly insured motor vehicles may be parked in the Tenant's space.

4.

The Landlord agrees to supply and the Tenant agrees to use and maintain in reasonable condition, normal wear and tear excepted, the following fixtures and leasehold improvements: INCLUDE: WATER, ELECTRICITY,HEAT,THREE USED DESKS,CARPETS.Term

5.

The term of the Lease is for ONE years to commence at 12:00 noon on JANUARY 15,2008.

6.

Upon 30 DAYS notice, the Landlord may terminate the tenancy under this Lease if the Tenant has defaulted in the payment of any portion of the Rent when due.

7.

Upon 30 DAYS notice, the Landlord may terminate the tenancy under this Lease if the Tenant fails to observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and the Tenant persists in such default beyond the said 30 DAYS notice.

8.

Notwithstanding that the term of this Lease commences on JANUARY 15,2008, the Tenant is entitled to possession of the Premises at 12:00 noon on JANUARY 10,2008.Rent

9.

Subject to the provisions of this Lease, the Tenant will pay a rent of $1,000.00 per month for the Premises, which includes a monthly charge for the Parking. The Rent also includes the GST and property tax.

10.

The Tenant will pay the Base Rent on or before the FIRST of each and every month of the term of this Lease to the Landlord at 2105-11871 HORSESHOE WAY,RICHMOND,BC,V7A 5J6, or at such other place as the Landlord may later designate.

11.

The Tenant will be charged an additional amount of 5% PER MONTH of the Rent for any late payment of Rent.Use and Occupation

12.

The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carry on business under the name of CANADA ANV SYSTEM INC. and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the Landlord.

13.

The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.Security Deposit

14.

On execution of this Lease, The Tenant will pay the Landlord a security deposit equal to the amount of $2,000.00 (the "Security Deposit") to be held by the Landlord without interest. The Landlord will return the Security Deposit to the Tenant at the end of this tenancy, less such deductions as provided in this Lease but no deduction will be made for damage due to reasonable wear and tear.

15.

The Tenant may not use the Security Deposit as payment for the Rent.

16.

Within FIVE DAYS after the termination of this tenancy, the Landlord will deliver or mail the Security Deposit less any proper deductions or with further demand for payment to: 1702-5933 COONEY ROAD, RICHMOND,BC,V6X4H3, or at such other place as the Tenant may advise.Quiet Enjoyment

17.

The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.Distress

18.

If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.Overholding

19.

If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.

20.

If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing in this clause contained will preclude the Landlord from taking action for recovery of possession of the Premises.Additional Rights on Reentry

21.

If the Landlord reenters the Premises or terminates this Lease, then:

a.

notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination will survive;

b.

the Landlord may use such reasonable force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for and in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;

c.

the Landlord may expel and remove, forcibly, if necessary, the Tenant, those claiming under the Tenant and their effects, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;

d.

in the event that the Landlord has removed the property of the Tenant, the Landlord may store such property in a public warehouse or at a place selected by the Landlord, at the expense of the Tenant. If the Landlord feels that it is not worth storing such property given its value and the cost to store it, then the Landlord may dispose of such property in its sole discretion and use such funds, if any, towards any indebtedness of the Tenant to the Landlord. The Landlord will not be responsible to the Tenant for the disposal of such property other than to provide any balance of the proceeds to the Tenant after paying any storage costs and any amounts owed by the Tenant to the Landlord;

e.

the Landlord may relet the Premises or any part of the Premises for a term or terms which may be less or greater than the balance of the term of this Lease remaining and may grant reasonable concessions in connection with such reletting including any alterations and improvements to the Premises; and

f.

after reentry, the Landlord may procure the appointment of a receiver to take possession and collect rents and profits of the business of the Tenant, and, if necessary to collect the rents and profits the receiver may carry on the business of the Tenant and take possession of the personal property used in the business of the Tenant, including inventory, trade fixtures, and furnishings, and use them in the business without compensating the Tenant;

g.

after reentry, the Landlord may terminate the Lease on giving 5 days written notice of termination to the Tenant. Without this notice, reentry of the Premises by the Landlord or its agents will not terminate this Lease;

h.

the Tenant will pay to the Landlord on demand:

i.

all rent, Additional Rent and other amounts payable under this Lease up to the time of reentry or termination, whichever is later;

ii.

reasonable expenses as the Landlord incurs or has incurred in connection with the reentering, terminating, reletting, collecting sums due or payable by the

Tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and

iii.

as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated, at the option of the Landlord, either:

i.

an amount determined by reducing to present worth at an assumed interest rate of twelve percent (12%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of the facts as may be reasonable in the circumstances; or

ii.

an amount equal to the Base Rent and estimated Additional Rent for a period of six (6) months.

Inspections

22.

Tenant acknowledges that it inspected the Premises, including the grounds and all buildings and improvements, and that they are, at the time of the execution of this Lease, in good order, good repair, safe, clean, and tenantable condition.

23.

At all reasonable times during the Term of this Lease and any renewal of this Lease, the Landlord and its agents may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers upon 24 hours notice to the Tenant.Renewal of Lease

24.

Upon giving written notice no later than 60 days before the expiration of the term of this Lease, the Tenant may renew this Lease for an additional term. All terms of the renewed lease will be the same except for this renewal clause.Tenant Improvements

25.

The Tenant will obtain written permission from the Landlord before doing any of the following:

a.

applying adhesive materials, or inserting nails or hooks in walls or ceilings other than two small picture hooks per wall;

b.

painting, wallpapering, redecorating or in any way significantly altering the appearance of the Premises;

c.

removing or adding walls, or performing any structural alterations;

d.

installing a waterbed(s);

e.

changing the amount of heat or power normally used on the Premises as well as installing additional electrical wiring or heating units;

f.

placing or exposing or allowing to be placed or exposed anywhere inside or outside the Premises any placard, notice or sign for advertising or any other purpose; or

g.

affixing to or erecting upon or near the Premises any radio or TV antenna or tower.

Utilities and Other Charges

26.

The Landlord is responsible for the payment of the following utilities and other charges in relation to the Premises: water and sewer. The Landlord will also pay for the following: STRATA FEE.

27.

The Tenant is responsible for the payment of the following utilities and other charges in relation to the Premises: electricity, telephone, Internet and cable.Insurance

28.

The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised that, if insurance coverage is desired by the Tenant, the Tenant should inquire of Tenant's insurance agent regarding a Tenant's Policy of Insurance.

29.

The Tenant is not responsible for insuring the Landlord's contents and furnishings in or about the Premises for either damage and loss, and the Tenant assumes no liability for any such loss.

30.

The Tenant is not responsible for insuring the Premises for either damage and loss to the structure, mechanical or improvements to the Building on the Premises, and the Tenant assumes no liability for any such loss.

31.

The Tenant is responsible for insuring the Premises for liability insurance for the benefit of the Tenant and the Landlord.

32.

The Tenant will provide proof of such insurance to the Landlord upon the issuance or renewal of such insurance.Attorney Fees

33.

In the event that any action is filed in relation to this Lease, the unsuccessful party in the action will pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney fees.Governing Law

34.

It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Province of British Columbia, without regard to the jurisdiction in which any action or special proceeding may be instituted.Severability

35.

If there is a conflict between any provision of this Lease and the applicable legislation of the Province of British Columbia (the "Act"), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.Assignment and Subletting

36.

Without the prior, express, and written consent of the Landlord, the Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. A consent by Landlord to one assignment, subletting, concession, or license will not be deemed to be a consent to any subsequent assignment, subletting, concession, or license. An assignment, subletting, concession, or license without the prior written consent of Landlord, or an assignment or subletting by operation of law, will be void and will, at Landlord's option, terminate this Lease.Additional Provisions

37.

TENANT CAN INSTALL COMPANY LOGO AND NAME ON THE GATE AND OUTDOOR WALL WITH THE STRATA COMPANY CONSENT.Maintenance

38.

The Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Lease and any renewal of this Lease.

39.

The Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.Care and Use of Premises

40.

The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by the Landlord.

41.

Vehicles which the Landlord reasonably considers unsightly, noisy, dangerous, improperly insured, inoperable or unlicensed are not permitted in the Tenant's parking stall(s), and such vehicles may be towed away at the Tenant's expense. Parking facilities are provided at the Tenant's own risk. The Tenant is required to park in only the space allotted to them.

42.

The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

43.

The Tenant will not engage in any illegal trade or activity on or about the Premises.

44.

The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

45.

At the expiration of the lease term, the Tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.Hazardous Materials

46.

The Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.Rules and Regulations

47.

The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.General Provisions

48.

Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord's rights under this Lease in respect of any subsequent defaults, breaches or nonperformance and will not defeat or affect in any way the Landlord's rights in respect of any subsequent default or breach.

49.

This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

50.

All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

51.

Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.

IN WITNESS WHEREOF YING JUN TAN and GUANG HUA LIANG have duly affixed their signatures and CANADA ANV SYSTEM INC. has duly affixed its signature by a duly authorized officer under seal on this 8th day of January, 2008.

Exhibit10.2

Lab Lease Agreement

THIS LEASE (this "Lease") dated this 15th day of June, 2008BETWEEN:

                          KENWINN PRODUCTS LTD.  of  #410 N tower, 650 W 41st Ave.

                                                Vancouver, BC, V5Z2M9

Telephone: 778-883-7684 (collectively and individually the "Landlord")
OF THE FIRST PART
- AND -
CANADA ANV SYSTEM INC. of 2105-11871 Horseshoe Way ROAD, RICHMOND,BC,V7A5H5 Telephone: 604-296-6026 (the "Tenant")

OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Lease agree as follows:

Leased Premises

52.

The Landlord agrees to rent to the Tenant the office space municipally described as  2/F,# 1115-11871 HORSESHOE WAY,RICHMOND,BC,V7A 5H5, (the "Premises"). The Premises will be used for only the following permitted use (the "Permitted Use"): LAB AND STORAGE. Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

53.

No pets or animals are allowed to be kept in or about the Premises or in any common areas in the building containing the Premises without the prior written permission of the Landlord. Upon thirty (30) days notice, the Landlord may revoke any consent previously given under this clause.

54.

Subject to the provisions of this Lease, the Tenant is entitled to the exclusive use of the following parking (the "Parking") on or about the Premises: ONE  PARKINGS. Only properly insured motor vehicles may be parked in the Tenant's space.

55.

The Landlord agrees to supply and the Tenant agrees to use and maintain in reasonable condition, normal wear and tear excepted, the following fixtures and leasehold improvements: INCLUDE: WATER, ELECTRICITY,HEAT,CARPETS.Term

56.

The term of the Lease is for Two years to commence at 12:00 noon on JUNE 15,2008.

57.

Upon 30 DAYS notice, the Landlord may terminate the tenancy under this Lease if the Tenant has defaulted in the payment of any portion of the Rent when due.

58.

Upon 30 DAYS notice, the Landlord may terminate the tenancy under this Lease if the Tenant fails to observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and the Tenant persists in such default beyond the said 30 DAYS notice.

59.

Notwithstanding that the term of this Lease commences on JUNE 15, 2008, the Tenant is entitled to possession of the Premises at 12:00 noon on JUNE 10,2008.Rent

60.

Subject to the provisions of this Lease, the Tenant will pay a rent of $1,100.00 per month for the Premises, which includes a monthly charge for the Parking. The Rent also includes the GST and property tax.

61.

The Tenant will pay the Base Rent on or before the FIRST of each and every month of the term of this Lease to the Landlord at 1115-11871 HORSESHOE WAY,RICHMOND,BC,V7A 5H5, or at such other place as the Landlord may later designate.

62.

The Tenant will be charged an additional amount of 5% PER MONTH of the Rent for any late payment of Rent.Use and Occupation

63.

The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carry on business under the name of CANADA ANV SYSTEM INC. and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the Landlord.

64.

The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.Security Deposit

65.

On execution of this Lease, The Tenant will pay the Landlord a security deposit equal to the amount of $2,200.00 (the "Security Deposit") to be held by the Landlord without interest. The Landlord will return the Security Deposit to the Tenant at the end of this tenancy, less such deductions as provided in this Lease but no deduction will be made for damage due to reasonable wear and tear.

66.

The Tenant may not use the Security Deposit as payment for the Rent.

67.

Within FIVE DAYS after the termination of this tenancy, the Landlord will deliver or mail the Security Deposit less any proper deductions or with further demand for payment to: 2105-11871 Horseshoe way, RICHMOND,BC,V7A5H5, or at such other place as the Tenant may advise.Quiet Enjoyment

68.

The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

Distress

69.

If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.Overholding

70.

If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.

71.

If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing in this clause contained will preclude the Landlord from taking action for recovery of possession of the Premises.Additional Rights on Reentry

72.

If the Landlord reenters the Premises or terminates this Lease, then:

a.

notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination will survive;

b.

the Landlord may use such reasonable force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for and in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;

c.

the Landlord may expel and remove, forcibly, if necessary, the Tenant, those claiming under the Tenant and their effects, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;

d.

in the event that the Landlord has removed the property of the Tenant, the Landlord may store such property in a public warehouse or at a place selected by the Landlord, at the expense of the Tenant. If the Landlord feels that it is not worth storing such property given its value and the cost to store it, then the Landlord may dispose of such property in its sole discretion and use such funds, if any, towards any indebtedness of the Tenant to the Landlord. The Landlord will not be responsible to the Tenant for the disposal of such property other than to provide any balance of the proceeds to the Tenant after paying any storage costs and any amounts owed by the Tenant to the Landlord;

e.

the Landlord may relet the Premises or any part of the Premises for a term or terms which may be less or greater than the balance of the term of this Lease remaining and may grant reasonable concessions in connection with such reletting including any alterations and improvements to the Premises; and

f.

after reentry, the Landlord may procure the appointment of a receiver to take possession and collect rents and profits of the business of the Tenant, and, if necessary to collect the rents and profits the receiver may carry on the business of the Tenant and take possession of the personal property used in the business of the Tenant, including inventory, trade fixtures, and furnishings, and use them in the business without compensating the Tenant;

g.

after reentry, the Landlord may terminate the Lease on giving 5 days written notice of termination to the Tenant. Without this notice, reentry of the Premises by the Landlord or its agents will not terminate this Lease;

h.

the Tenant will pay to the Landlord on demand:

i.

all rent, Additional Rent and other amounts payable under this Lease up to the time of reentry or termination, whichever is later;

ii.

reasonable expenses as the Landlord incurs or has incurred in connection with the reentering, terminating, reletting, collecting sums due or payable by the Tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and

iii.

as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated, at the option of the Landlord, either:

i.

an amount determined by reducing to present worth at an assumed interest rate of twelve percent (12%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of the facts as may be reasonable in the circumstances; or

ii.

an amount equal to the Base Rent and estimated Additional Rent for a period of six (6) months.

Inspections

73.

Tenant acknowledges that it inspected the Premises, including the grounds and all buildings and improvements, and that they are, at the time of the execution of this Lease, in good order, good repair, safe, clean, and tenantable condition.

74.

At all reasonable times during the Term of this Lease and any renewal of this Lease, the Landlord and its agents may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers upon 24 hours notice to the Tenant.Renewal of Lease

75.

Upon giving written notice no later than 60 days before the expiration of the term of this Lease, the Tenant may renew this Lease for an additional term. All terms of the renewed lease will be the same except for this renewal clause.Tenant Improvements

76.

The Tenant will obtain written permission from the Landlord before doing any of the following:

a.

applying adhesive materials, or inserting nails or hooks in walls or ceilings other than two small picture hooks per wall;

b.

painting, wallpapering, redecorating or in any way significantly altering the appearance of the Premises;

c.

removing or adding walls, or performing any structural alterations;

d.

installing a waterbed(s);

e.

changing the amount of heat or power normally used on the Premises as well as installing additional electrical wiring or heating units;

f.

placing or exposing or allowing to be placed or exposed anywhere inside or outside the Premises any placard, notice or sign for advertising or any other purpose; or

g.

affixing to or erecting upon or near the Premises any radio or TV antenna or tower.

Utilities and Other Charges

77.

The Landlord is responsible for the payment of the following utilities and other charges in relation to the Premises: water and sewer. The Landlord will also pay for the following: STRATA FEE.

78.

The Tenant is responsible for the payment of the following utilities and other charges in relation to the Premises: electricity, telephone, Internet and cable.Insurance

79.

The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised that, if insurance coverage is desired by the Tenant, the Tenant should inquire of Tenant's insurance agent regarding a Tenant's Policy of Insurance.

80.

The Tenant is not responsible for insuring the Landlord's contents and furnishings in or about the Premises for either damage and loss, and the Tenant assumes no liability for any such loss.

81.

The Tenant is not responsible for insuring the Premises for either damage and loss to the structure, mechanical or improvements to the Building on the Premises, and the Tenant assumes no liability for any such loss.

82.

The Tenant is responsible for insuring the Premises for liability insurance for the benefit of the Tenant and the Landlord.

83.

The Tenant will provide proof of such insurance to the Landlord upon the issuance or renewal of such insurance.Attorney Fees

84.

In the event that any action is filed in relation to this Lease, the unsuccessful party in the action will pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney fees.Governing Law

85.

It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Province of British Columbia, without regard to the jurisdiction in which any action or special proceeding may be instituted.Severability

86.

If there is a conflict between any provision of this Lease and the applicable legislation of the Province of British Columbia (the "Act"), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.Assignment and Subletting

87.

Without the prior, express, and written consent of the Landlord, the Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. A consent by Landlord to one assignment, subletting, concession, or license will not be deemed to be a consent to any subsequent assignment, subletting, concession, or license. An assignment, subletting, concession, or license without the prior written consent of Landlord, or an assignment or subletting by operation of law, will be void and will, at Landlord's option, terminate this Lease.Additional Provisions

88.

TENANT CAN INSTALL COMPANY LOGO AND NAME ON THE GATE AND OUTDOOR WALL WITH THE STRATA COMPANY CONSENT.Maintenance

89.

The Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Lease and any renewal of this Lease.

90.

The Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.Care and Use of Premises

91.

The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by the Landlord.

92.

Vehicles which the Landlord reasonably considers unsightly, noisy, dangerous, improperly insured, inoperable or unlicensed are not permitted in the Tenant's parking stall(s), and such vehicles may be towed away at the Tenant's expense. Parking facilities are provided at the Tenant's own risk. The Tenant is required to park in only the space allotted to them.

93.

The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

94.

The Tenant will not engage in any illegal trade or activity on or about the Premises.

95.

The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

96.

At the expiration of the lease term, the Tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.Hazardous Materials

97.

The Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.Rules and Regulations

98.

The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.General Provisions

99.

Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord's rights under this Lease in respect of any subsequent defaults, breaches or nonperformance and will not defeat or affect in any way the Landlord's rights in respect of any subsequent default or breach.

100.

This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

101.

All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

102.

Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.

IN WITNESS WHEREOF   KENWINN PRODUCTS LTD.  have duly affixed their signatures and CANADA ANV SYSTEMS  INC. has duly affixed its signature by a duly authorized officer under seal on this 10th day of June, 2008.

Exhibit10.2

Lab Lease Agreement

THIS LEASE (this "Lease") dated this 15th day of June, 2008BETWEEN:

                          KENWINN PRODUCTS LTD.  of  #410 N tower, 650 W 41st Ave.

                                                Vancouver, BC, V5Z2M9

Telephone: 778-883-7684 (collectively and individually the "Landlord")
OF THE FIRST PART
- AND -
CANADA ANV SYSTEM INC. of 2105-11871 Horseshoe Way ROAD, RICHMOND,BC,V7A5H5 Telephone: 604-296-6026 (the "Tenant")

OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Lease agree as follows:

Leased Premises

103.

The Landlord agrees to rent to the Tenant the office space municipally described as  2/F,# 1115-11871 HORSESHOE WAY,RICHMOND,BC,V7A 5H5, (the "Premises"). The Premises will be used for only the following permitted use (the "Permitted Use"): LAB AND STORAGE. Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

104.

No pets or animals are allowed to be kept in or about the Premises or in any common areas in the building containing the Premises without the prior written permission of the Landlord. Upon thirty (30) days notice, the Landlord may revoke any consent previously given under this clause.

105.

Subject to the provisions of this Lease, the Tenant is entitled to the exclusive use of the following parking (the "Parking") on or about the Premises: ONE  PARKINGS. Only properly insured motor vehicles may be parked in the Tenant's space.

106.

The Landlord agrees to supply and the Tenant agrees to use and maintain in reasonable condition, normal wear and tear excepted, the following fixtures and leasehold improvements: INCLUDE: WATER, ELECTRICITY,HEAT,CARPETS.Term

107.

The term of the Lease is for Two years to commence at 12:00 noon on JUNE 15,2008.

108.

Upon 30 DAYS notice, the Landlord may terminate the tenancy under this Lease if the Tenant has defaulted in the payment of any portion of the Rent when due.

109.

Upon 30 DAYS notice, the Landlord may terminate the tenancy under this Lease if the Tenant fails to observe, perform and keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and the Tenant persists in such default beyond the said 30 DAYS notice.

110.

Notwithstanding that the term of this Lease commences on JUNE 15, 2008, the Tenant is entitled to possession of the Premises at 12:00 noon on JUNE 10,2008.Rent

111.

Subject to the provisions of this Lease, the Tenant will pay a rent of $1,100.00 per month for the Premises, which includes a monthly charge for the Parking. The Rent also includes the GST and property tax.

112.

The Tenant will pay the Base Rent on or before the FIRST of each and every month of the term of this Lease to the Landlord at 1115-11871 HORSESHOE WAY,RICHMOND,BC,V7A 5H5, or at such other place as the Landlord may later designate.

113.

The Tenant will be charged an additional amount of 5% PER MONTH of the Rent for any late payment of Rent.Use and Occupation

114.

The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carry on business under the name of CANADA ANV SYSTEM INC. and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the Landlord.

115.

The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.Security Deposit

116.

On execution of this Lease, The Tenant will pay the Landlord a security deposit equal to the amount of $2,200.00 (the "Security Deposit") to be held by the Landlord without interest. The Landlord will return the Security Deposit to the Tenant at the end of this tenancy, less such deductions as provided in this Lease but no deduction will be made for damage due to reasonable wear and tear.

117.

The Tenant may not use the Security Deposit as payment for the Rent.

118.

Within FIVE DAYS after the termination of this tenancy, the Landlord will deliver or mail the Security Deposit less any proper deductions or with further demand for payment to: 2105-11871 Horseshoe way, RICHMOND,BC,V7A5H5, or at such other place as the Tenant may advise.Quiet Enjoyment

119.

The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

Distress

120.

If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.Overholding

121.

If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.

122.

If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing in this clause contained will preclude the Landlord from taking action for recovery of possession of the Premises.Additional Rights on Reentry

123.

If the Landlord reenters the Premises or terminates this Lease, then:

a.

notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination will survive;

b.

the Landlord may use such reasonable force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for and in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;

c.

the Landlord may expel and remove, forcibly, if necessary, the Tenant, those claiming under the Tenant and their effects, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;

d.

in the event that the Landlord has removed the property of the Tenant, the Landlord may store such property in a public warehouse or at a place selected by the Landlord, at the expense of the Tenant. If the Landlord feels that it is not worth storing such property given its value and the cost to store it, then the Landlord may dispose of such property in its sole discretion and use such funds, if any, towards any indebtedness of the Tenant to the Landlord. The Landlord will not be responsible to the Tenant for the disposal of such property other than to provide any balance of the proceeds to the Tenant after paying any storage costs and any amounts owed by the Tenant to the Landlord;

e.

the Landlord may relet the Premises or any part of the Premises for a term or terms which may be less or greater than the balance of the term of this Lease remaining and may grant reasonable concessions in connection with such reletting including any alterations and improvements to the Premises; and

f.

after reentry, the Landlord may procure the appointment of a receiver to take possession and collect rents and profits of the business of the Tenant, and, if necessary to collect the rents and profits the receiver may carry on the business of the Tenant and take possession of the personal property used in the business of the Tenant, including inventory, trade fixtures, and furnishings, and use them in the business without compensating the Tenant;

g.

after reentry, the Landlord may terminate the Lease on giving 5 days written notice of termination to the Tenant. Without this notice, reentry of the Premises by the Landlord or its agents will not terminate this Lease;

h.

the Tenant will pay to the Landlord on demand:

i.

all rent, Additional Rent and other amounts payable under this Lease up to the time of reentry or termination, whichever is later;

ii.

reasonable expenses as the Landlord incurs or has incurred in connection with the reentering, terminating, reletting, collecting sums due or payable by the Tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and

iii.

as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated, at the option of the Landlord, either:

i.

an amount determined by reducing to present worth at an assumed interest rate of twelve percent (12%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of the facts as may be reasonable in the circumstances; or

ii.

an amount equal to the Base Rent and estimated Additional Rent for a period of six (6) months.

Inspections

124.

Tenant acknowledges that it inspected the Premises, including the grounds and all buildings and improvements, and that they are, at the time of the execution of this Lease, in good order, good repair, safe, clean, and tenantable condition.

125.

At all reasonable times during the Term of this Lease and any renewal of this Lease, the Landlord and its agents may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers upon 24 hours notice to the Tenant.Renewal of Lease

126.

Upon giving written notice no later than 60 days before the expiration of the term of this Lease, the Tenant may renew this Lease for an additional term. All terms of the renewed lease will be the same except for this renewal clause.Tenant Improvements

127.

The Tenant will obtain written permission from the Landlord before doing any of the following:

a.

applying adhesive materials, or inserting nails or hooks in walls or ceilings other than two small picture hooks per wall;

b.

painting, wallpapering, redecorating or in any way significantly altering the appearance of the Premises;

c.

removing or adding walls, or performing any structural alterations;

d.

installing a waterbed(s);

e.

changing the amount of heat or power normally used on the Premises as well as installing additional electrical wiring or heating units;

f.

placing or exposing or allowing to be placed or exposed anywhere inside or outside the Premises any placard, notice or sign for advertising or any other purpose; or

g.

affixing to or erecting upon or near the Premises any radio or TV antenna or tower.

Utilities and Other Charges

128.

The Landlord is responsible for the payment of the following utilities and other charges in relation to the Premises: water and sewer. The Landlord will also pay for the following: STRATA FEE.

129.

The Tenant is responsible for the payment of the following utilities and other charges in relation to the Premises: electricity, telephone, Internet and cable.Insurance

130.

The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised that, if insurance coverage is desired by the Tenant, the Tenant should inquire of Tenant's insurance agent regarding a Tenant's Policy of Insurance.

131.

The Tenant is not responsible for insuring the Landlord's contents and furnishings in or about the Premises for either damage and loss, and the Tenant assumes no liability for any such loss.

132.

The Tenant is not responsible for insuring the Premises for either damage and loss to the structure, mechanical or improvements to the Building on the Premises, and the Tenant assumes no liability for any such loss.

133.

The Tenant is responsible for insuring the Premises for liability insurance for the benefit of the Tenant and the Landlord.

134.

The Tenant will provide proof of such insurance to the Landlord upon the issuance or renewal of such insurance.Attorney Fees

135.

In the event that any action is filed in relation to this Lease, the unsuccessful party in the action will pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney fees.Governing Law

136.

It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Province of British Columbia, without regard to the jurisdiction in which any action or special proceeding may be instituted.Severability

137.

If there is a conflict between any provision of this Lease and the applicable legislation of the Province of British Columbia (the "Act"), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.Assignment and Subletting

138.

Without the prior, express, and written consent of the Landlord, the Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. A consent by Landlord to one assignment, subletting, concession, or license will not be deemed to be a consent to any subsequent assignment, subletting, concession, or license. An assignment, subletting, concession, or license without the prior written consent of Landlord, or an assignment or subletting by operation of law, will be void and will, at Landlord's option, terminate this Lease.Additional Provisions

139.

TENANT CAN INSTALL COMPANY LOGO AND NAME ON THE GATE AND OUTDOOR WALL WITH THE STRATA COMPANY CONSENT.Maintenance

140.

The Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Lease and any renewal of this Lease.

141.

The Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.Care and Use of Premises

142.

The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by the Landlord.

143.

Vehicles which the Landlord reasonably considers unsightly, noisy, dangerous, improperly insured, inoperable or unlicensed are not permitted in the Tenant's parking stall(s), and such vehicles may be towed away at the Tenant's expense. Parking facilities are provided at the Tenant's own risk. The Tenant is required to park in only the space allotted to them.

144.

The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

145.

The Tenant will not engage in any illegal trade or activity on or about the Premises.

146.

The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

147.

At the expiration of the lease term, the Tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.Hazardous Materials

148.

The Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.Rules and Regulations

149.

The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.General Provisions

150.

Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord's rights under this Lease in respect of any subsequent defaults, breaches or nonperformance and will not defeat or affect in any way the Landlord's rights in respect of any subsequent default or breach.

151.

This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

152.

All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

153.

Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.

IN WITNESS WHEREOF   KENWINN PRODUCTS LTD.  have duly affixed their signatures and CANADA ANV SYSTEMS  INC. has duly affixed its signature by a duly authorized officer under seal on this 10th day of June, 2008.

Exhibit 10.3

                               Co-location and Bandwidth Services Contract

This Co-location and Bandwidth Services Contract (the “Contract”) by and between:

PEER 1 NETWORK ENTERPRISES, INC.                                      CANADA ANV SYSTEMS INC.

                                                                                                           “PEER 1” “Customer”

Address: Suite 1000 – 555 W. Hastings St                              Address: 1702 – 5933 Cooney Rd.,

 Vancouver, BC V6B 4N5                                                            Richmond, BC V6X 4H3

Contact: Delynn O’Sullivan                                                         Contact: Wilson Wang

Telephone: 604 683 7747 ext 1103                                          Telephone: 604 295 6026

Fax: 604 683 4634                                                                        Fax: 604 296 6027

Email: dosullivan@peer1.com                                                   Email: wilson@anvsystem.com

With respect  to co-location of certain of Customer’s equipment (the “Equipment” described on Schedule 2) in the premises described on the attached Service Schedule (the “Premises”). This Contract (which includes and incorporates by reference Schedule 1 and Schedule 2 attached and any Service Contract Addendums) sets forth the terms under which the parties agree that PEER 1 will provide certain services to Customer according to the following specifications:

GENERAL TERMS AND CONDITIONS

1.Services.

PEER 1 agrees to supply the services in accordance with the terms of this Contact. Customer agrees to receive the services from PEER 1 in accordance with the terms of this Contract.

2. Other Services.

Upon request by Customer PEER 1 may, at its option, provide Customer with technical and non-technical support, such as equipment reboots, troubleshooting, DNS and other support (“Other Services”), in connection with Customer’s use of the customer space and bandwidth services.

3. Effective Date:

The effective date shall be ______________ (the date noted in Schedule 1) or the date the Customer connects to  PEER 1, whichever is first (hereafter called the “Effective Date”).

4. Term.

The term of this Contract will commence on the Effective Date and will continue thereafter for the term specified in the service  table (attached hereto as Schedule 1), unless terminated by either party as permitted by this Contract. This Contract shall automatically renew for a period of subsequent one (1) year periods unless written notice is provided by either party to the other at least 60 days prior to the expiration date, in which case the Contract will expire on said expiration date.

5. Payment.

5.1 Customer will pay PEER 1 the one-time install fees and recurring monthly fees specified in the service table, as well as any charges for other services and the cost (on an estimated or actual basis) of supplying electrical power to the Customer Space in excess of 3.75 amps for octals, 7.5 amps for quarter cabinets, or 15 amps for half, full or custom cages (the “Additional Power”). Upon 30 days or greater written notice prior to the end of the term, PEER 1 may change any fees payable under this Contract. Customer will pay all taxes levied against or upon the services stipulated in the service table (as amended by the parties from time to time) or otherwise provided by PEER 1 under this Contract (not including taxes based on PEER 1’s income).

5.2 All one-time install fees will be payable in advance. All recurring monthly fees will be payable monthly in advance. Monthly fees for internet traffic and charges for other services, which are not billed as recurring monthly fees, will be payable monthly in arrears.

5.3 Except for the first payment shown in the service table, which must be paid by Customer to PEER 1 before commencement of the term, all amounts will be payable on the 15th of the month in which an invoice is received. Customer will pay by pre-authorized payment to a Customer credit card, or by cheque of immediately available funds remitted to PEER 1 at the following address:

PEER 1

PO Box 6455 Stn Terminal,

Vancouver, BC, V6B 6R3

5.4  Any payment not made when due will be subject to interest of two percent (2%) per month compounded monthly (equivalent to a yearly interest rate of 26.86%).

5.5  If Customer’s traffic usage fails to meet or exceed the amount specified as the minimum commitment in the bandwidth pricing section of the service table of this Contract, Customer will be billed for the amount of the minimum commitment.

5.6  PEER 1 reserves the right to require a refundable security deposit, the amount of which will not exceed the total amount of 3 month’s reoccurring charges.

6. Termination.

Either party may terminate this Contract on 30 days written notice if the other party becomes the subject of any voluntary proceedings under any bankruptcy or insolvency laws, or becomes the subject of any involuntary proceedings under any bankruptcy or insolvency laws which are not dismissed or withdrawn within 60 days after filing. PEER 1 may terminate this Contract on 30 days written notice if the Customer commits a material default. In the event of non-payment, PEER 1 in its sole discretion, has the right to immediately terminate the Contract without notice, PROVIDED, however, that the provisions of section 27 survive the  Co-location and Bandwidth Contract - Canadian termination of this Contract.

7. If Customer is in Default.

If Customer is in default of any of its obligations under this Contract, then PEER 1 may in its sole discretion do any or all of the following: (i) without notice suspend access to the Customer Space or the Premises, (ii) if Customer’s default is nonpayment of any sums due to PEER 1, exercise all the rights and remedies available under applicable law including, in accordance with section 24 herein, and (iii) if PEER 1 terminates this Contract in accordance with section 6, after such termination is effective, remove the equipment from the Customer Space, store the equipment at another location at Customer’s expense, and license the Customer  Space to a third party.

8. Holding Over.

If Customer continues to occupy the Customer Space following the expiration or termination of this Contract with PEER 1’s consent, then such holding over shall constitute a renewal of this Contract on a month-to-month basis, with the license fee during the holdover period to be equal to two hundred percent (200%) of the daily license fee rate in effect immediately before such expiration or termination. In that event, either party shall be entitled to terminate such holdover tenancy upon thirty (30) days’ prior written notice to the other party.

9. Credit Authorization.

Customer hereby authorizes PEER 1 and gives consent to PEER 1 under applicable privacy laws for PEER 1 to obtain credit information and bank and other financial references regarding Customer for the purposes of assessing Customer’s credit worthiness, and Customer will promptly execute and deliver to PEER 1 such further documents and assurances and take such further actions as PEER 1 may from time to time reasonably request in order to carry out the intent and purpose of this section.

10. Limitation of Liability.

Customer acknowledges that PEER 1 permits other customers to install their equipment in the premises. PEER 1 will have no liability for any damages, costs, or losses incurred by customer (or its clients) caused by such other customers’ acts, equipment, or failures to act. The limit of PEER 1’s liability in contract, tort (including negligence) or by statute or otherwise to customer (or its clients) concerning performance or non-performance in any manner related to this Contract, for any and all claims will not, in the aggregate, exceed the total fees paid by customer to PEER 1 under this Contract in the immediately preceding one month from the date the claim arose. In no event will PEER 1 be liable for any lost profits, special, indirect, consequential, incidental or punitive damages. Customer acknowledges that this limitation of liability and waiver of damages is a material term of this Contract and that PEER 1 would not enter into this Contract in the absence of this waiver.

11. Force Majeure.

Neither party will be liable for any delay, interruption or failure in the performance of its obligations if caused by acts of

God, war, declared or undeclared, fire, flood, storm, slide, earthquake, or other similar event beyond the control of the party affected (“Force Majeure”). If any Force Majeure occurs, the party claiming the Force Majeure will promptly notify the other. The party claiming the Force Majeure will use commercially reasonable efforts to eliminate or remedy the Force Majeure. This section will not apply to excuse a failure to make any payment when due.

12. Reselling.

Customer in the normal course of its business may resell to its clients use (subject to all the terms of this Contract) of the

Customer Space and bandwidth services provided by PEER 1 to Customer pursuant to this Contract, except that Customer will not allow such clients to interconnect with other users in the Premises. Such clients will be deemed to be Customer’s contractors to the extent they or their representatives are present at the Premises. Customer will act as the single point of contact with PEER 1 with respect to Customer’s clients. Customer will remain responsible for all fees or other costs under this Contract incurred by Customer’s clients, both with or without the consent of Customer. Customer either will cause such clients to be covered by Customer’s insurance coverages as required by this Contract or will cause such clients to obtain such insurance independently. Any act or omission of any such client that would be a breach of this Contract if committed by Customer will be deemed a breach of this Contract by Customer. Customer agrees to defend, indemnify and hold harmless PEER 1, and its officers, directors and employees (collectively, the “Indemnities”), from any and all liabilities, costs and expenses, including reasonable legal fees, related to or arising from (i) any act or omission of any such client that would be a breach of this Contract if committed by Customer, and (ii) any claim by any such client arising from use of the Premises, services provided by PEER 1 under this Contract or otherwise from performance or non-performance by a party in any manner related to this Contract.

13. Indemnity.

Except to the extent of PEER 1’s gross negligence or willful misconduct, and to the fullest extent permitted by law, Customer hereby agrees to indemnify hold harmless, protect, and defend PEER 1 and PEER 1’s agents, employees, representatives and contractors from and against any and all claims, causes of action, liabilities, losses, costs, damages, whether foreseeable or unforeseeable, arising out of or related to any act, omission or neglect of Customer or Customer’s agents, employees, representatives and contractors, or arising from or related to Customer’s use of or activities on or about the Customer Space or Premises. The provisions of this section 13 shall survive the termination, cancellation or expiration of this Contract.

14. Miscellaneous.

14.1.Notices. All approvals, requests, authorizations, directions or other communications under this Contract, with the exception of maintenance notifications, will be given in writing to the party at the address first set forth above for such party and will be deemed to have been delivered and given for all purposes (i) on the delivery date, if delivered personally; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, if sent by courier; (iii) upon completion of transmission, if sent via facsimile with a confirmation of successful transmission; and (iv) upon personal acknowledgement by the recipient, if sent by email.

14.2.Compliance with Laws.

 Customer, at Customer’s cost, shall fully comply with all applicable laws, regulations, rules and ordinances pertaining to Customer’s use and occupancy of the Customer Space and Premises. Customer shall also comply with all reasonable rules and regulations established from time to time by PEER 1 for the operation of the Customer Space and the Premises.

14.3.Assignment. Customer may not assign this Contract or any of its rights or obligations or the license hereunder, without the prior written consent of PEER 1. PEER 1 may assign its rights and obligations under this Contract to a PEER 1 affiliate, without  Customer’s consent.

14.4.Survival. The provisions set forth in sections 5, 6, 7, 10, 13 (indemnity obligations only), 22, 23, 26, and 27 (indemnity obligations only) of this Contract will survive termination or expiration of this contract.

14.5.Reservation of Rights. PEER 1 reserves all rights not specifically granted herein.

14.6.No Waiver. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

14.7.Severability and Reformation. If any portion of this Contract is determined to be or becomes unenforceable or illegal, such portion will be reformed to the minimum extent necessary in order for this Contract to remain in effect in accordance with its terms as modified by such reformation.

14.8.Remedies not Exclusive. The remedies available to the parties under this Contract are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

14.9.Relationship. The relationship of PEER 1 to Customer will be that of an independent contractor, and neither PEER 1 nor any employee of PEER 1 will be deemed to be an agent or employee of Customer.

14.10.Choice of Law and Attornment. This Contract will be governed and interpreted by the laws of the jurisdiction where the Premises are located, without regard to its conflicts of law provisions. The parties hereby irrevocably and unconditionally attorn to the non-exclusive jurisdiction of the courts of the jurisdiction where the Premises are located, and all courts competent to hear appeals therefrom.

14.11.Further Assurances. Each of the parties will promptly execute and deliver to the other at each party’s own expense such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Contract and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

14.12.Liens and Encumbrances. Customer and its clients will not have the power, authority or right to create and will not permit any lien or encumbrance, including without limitation, tax liens, mechanics’ liens, builders liens or other licenses or encumbrances with respect to work performed, in connection with the Equipment or use of the Customer Space. Customer shall not permit any mechanics’, materialmen’s, or other liens to be filed against the Premises or and Equipment. Customer further covenants and agrees that any lien filed against the Premises, or any Equipment, for work claimed to have been done for, or materials claimed to have been furnished to Customer, will be discharged by Customer, by bond or otherwise, within fifteen (15) days after the filing thereof, at the sole cost and expense of Customer. PEER 1 shall have the right at all reasonable times to post and keep posted on the Customer Space any notices which it deems necessary for protection from such liens. If any such liens are filed and not released within that fifteen (15) day period, PEER 1 may, without waiving its rights and remedies based on that breach by Customer, and without releasing Customer from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such liens.

14.13.Language. This Contract and all related documents have been drawn up in English at the mutual request of the parties hereto. La présente convention et tous documents y afférents ont été rédigés en anglais à la demande mutuelle des parties aux  présentes.

CO-LOCATION TERMS AND CONDITIONS

15. Grant of License.

Subject to the terms of this Contract, PEER 1 hereby grants to Customer, as of the Effective Date, a nonexclusive license to install, operate, replace, remove and maintain communications equipment, cabling, connections, associated hardware and accessions (the “Equipment”) in the co-location space specified in the service table (the “Customer Space”), in the Premises during the Term. The license granted in this Contract is a license of space only, and does not create an ownership interest or property rights of any nature in PEER 1’s real or personal property.

16. Installation and Requirements.

Customer will be responsible for the delivery and installation of the equipment and the connection of the equipment to telecommunications lines and power. Customer is permitted to install or remove equipment during business days between 8:00 a.m. and 8:00 p.m. (OR with prior written approval of PEER 1, not to be unreasonably withheld). Customer will only install or place equipment in the customer space. PEER 1, acting reasonably, reserves the right to approve or deny access to Customer’s technicians and other contractors. During the term of this Contract, Customer will immediately notify PEER 1 of any space, power or other requirements associated with the installation or operation of the equipment. PEER 1 will have no duty to monitor, maintain or care for the equipment. Customer must install their equipment according to the hot and cold aisle setup of the PEER 1 facility.

17. Maintenance and Use of Premises.

Customer, at its own cost and expense, will protect, maintain and keep in good order the customer space and any equipment in such space. Customer will ensure that neither Customer nor its employees, agents, contractors or invitees damage any part of the Premises or any property located in or about the Premises, or interfere, or allow the equipment to constitute a hazard to or to interfere with, PEER 1 or any other user of the Premises or any equipment owned or used by PEER 1 or any other user of the Premises. Customer will not make any alterations or installations of any kind to the Premises without the prior written consent of PEER 1.

18. Immediate Threats.

If, in the determination of PEER 1, acting reasonably, the equipment poses an immediate threat to the physical integrity of the Premises or the physical integrity or performance of the equipment of PEER 1 or any other user of the Premises, or poses an immediate threat to the safety of any person, then PEER 1 may perform such work and take such other actions that it may consider necessary without prior notice to Customer and without liability for damage to the equipment or for any interruption of Customer’s (or its clients’) businesses. As soon as practicable after performing such work, PEER 1 will advise Customer in writing of the work performed or the action taken.

19. Intervention.

 If any part of the equipment is not placed and maintained in accordance with this Contract, and Customer fails to correct the violation within 7 days after receipt of written notice thereof from PEER 1, then PEER 1 may, at its option, without further notice to Customer, correct the deficiency at Customer’s expense without liability for damages to the equipment or interruption of Customer’s (or its clients’) businesses. As soon as practicable thereafter, PEER 1 will advise Customer in writing of the work performed or action taken. Customer will immediately reimburse PEER 1 for all expenses reasonably incurred by PEER 1 associated with any work or action performed by PEER 1 with respect thereto.

20. Relocation.

Customer will, at PEER 1’s expense, relocate the equipment to other space within the Premises upon PEER 1’s written request and within 30 days of such request.

21. Periodic Inspections.

PEER 1 reserves the right (upon reasonable prior notice to Customer) to make periodic inspections of any part of the customer space or equipment; provided that Customer will have the right to have one or more of its employees or representatives present during any such inspection.

22. Insurance.

Customer will maintain at its expense, throughout the term of this Contract (i) Comprehensive General Liability Insurance protecting PEER 1 as an additional insured in an amount not less than one million dollars ($1,000,000.00) per occurrence for bodily injury or property damage, and (ii) Worker’s Compensation coverage in an amount not less than that prescribed by statutory limits. At PEER 1’s request, Customer will provide PEER 1 with certificates of insurance or other satisfactory evidence that the insurance required in this section has been obtained. PEER 1 does not provide insurance coverage for any customer equipment in the Premises.

23. Subrogation. PEER 1 and Customer each hereby waive all rights of recovery against the other, the other’s agents, employees, contractors, and representatives on account of loss and damage occasioned to such waiving party to the extent that that loss or damage, is actually covered (and paid) by insurance carried by either party. Each party shall cause each insurance policy carried by it pertaining to the Customer Space, or Premises to provide that the insurance company acknowledges acceptance of the foregoing mutual waiver (i.e., waiver of subrogation) of claims under this section 23. Notwithstanding the foregoing, it is agreed that if any loss is because of the act, omission, negligence, or willful misconduct of Customer or any of Customer’s employees, agents, representatives, or contractors, Customer’s Commercial General Liability insurance shall be primary and shall cover all losses and damages before any insurance carried by PEER 1.

24. Access and Entry.

Subject to the terms of this Contract and compliance with payment terms under section 5, Customer will have unrestricted access to the Premises during the Term. Customer will cause its employees, agents, contractors or invitees who have access to the Premises to conform to all PEER 1 rules and regulations (as amended by PEER 1 from time to time). Failure to comply with the payment terms may result in denial of access as set forth in section 7. PEER 1 shall not be required to provide Premises access to any person not approved by PEER 1. Notwithstanding the above, PEER 1 shall not be liable for the consequence of admitting or refusing to admit to the Premises or Customer Space, Customer’s agents or employees or other persons claiming the right to admission.

25. Co-location facility Rules and Regulations.

PEER 1 may vary these rules and regulations from time to time in its sole discretion, and  Customer will comply with all other reasonable security requirements that PEER 1 may impose from time to time, provided that Customer has been given 30 days notice in writing.

25.1.All Customer employees, agents, contractors or invitees (“Customer Persons”) having access to the Premises must be approved by PEER 1. Approval by PEER 1 does not release Customer from its responsibilities pursuant to this Contract, nor by approving such Customer Persons does PEER 1 waive its right to be indemnified by Customer.

25.2.Customer must provide PEER 1 with particulars, including a current photograph of each Customer Person, (where required by landlord regulations) before that Customer Person is given access to the Premises

25.3.No more than three Customer Persons will be authorized to have access to the Premises at any time.

26. Removal of Equipment. Upon termination or expiration of the Term of this Contract, unless prohibited by PEER 1 as permitted by this Contract, Customer will remove the Equipment from the Premises. Unless the parties otherwise agree in writing, in the event the Equipment has not been removed within 5 days following the termination or Expiration Date, PEER 1 will have the right to remove, relocate, or otherwise store the Equipment at Customer’s expense without liability to Customer. If after 30 days of such storage by PEER 1 Customer has not retrieved the Equipment and paid any indebtedness owing to PEER 1, then PEER 1 may dispose of the Equipment in the manner permitted by law to a landlord holding property abandoned by tenant (whether or not such law is otherwise applicable to the Parties hereto).

27. Security.

As general and continuing security for payment, performance and satisfaction of each and every obligation, indebtedness and liability of the Customer to PEER 1 (including interest thereon), wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, (all of which obligations, indebtedness and liabilities are herein collectively called the "Obligations") the Customer hereby grants to PEER 1, by way of mortgage, charge, assignment and transfer, a security interest in all of the Equipment and all Proceeds (as defined in the PPSA) thereof and therefrom, renewals thereof, Accessions (as defined in the PPSA) thereto and substitutions therefor, (all of which are herein collectively called the "Collateral”). PEER 1 and the Customer have not agreed to postpone the time for attachment of the security interest granted hereby and the Customer and PEER 1 intend that the security interest granted hereby shall attach to presently owned or held Collateral forthwith upon execution of this Contract and shall attach to hereafter acquired Collateral forthwith upon acquisition of any right, title and interest of the Customer in such Collateral. Upon default under this Contract, the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted hereunder PEER 1 may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, PEER 1 may sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to PEER 1 may seem reasonable, provided that the Customer will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received and further, but without limiting the generality of the forgoing, PEER 1 may exercise all of the rights and remedies of a secured party under the Personal Property Security Act of British Columbia/Crown Proceeding Act (Ontario) as amended from time to time, including any amendments thereto and any Act substituted therefor and amendments thereto (the “PPSA”). Subject to applicable law and the claims, if any, of the creditors of the Customer ranking in priority to the security constituted hereunder, all amounts realized from the disposition of the Collateral pursuant hereto will be applied as PEER 1, in its sole and absolute discretion, may direct, and any surplus will be paid to the Customer. The Customer hereby acknowledges receiving a copy of this Contract and hereby waives all rights to receive from PEER 1 a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of this Contract. The Customer hereby authorizes PEER 1 to file such financing statements and other documents and do such acts, matters and things as PEER 1 may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the Collateral and to realize upon the security constituted hereby and the Customer hereby irrevocably constitutes and appoints PEER 1 the true and lawful attorney of the Customer, with full power of substitution, to do any of the foregoing in the name of the Customer whenever and wherever it may be deemed necessary or expedient by PEER 1.

28. Ownership of Equipment.

Customer represents and warrants that it either owns all Equipment or has all necessary rights to use, maintain, and locate the Equipment in the Premises. If the Equipment is leased, then Customer warrants that it has provided to PEER 1 all documentation regarding said lease.

29. Consent to Video Monitoring. Customer acknowledges, agrees and hereby consents under applicable privacy laws that PEER 1 may monitor the Premises by way of closed circuit television or other monitoring device for the purposes of maintaining the safety and security of the Premises, any equipment in the Premises, and any persons using or present in the Premises from time to time.

30. Interference. Customer shall be responsible for resolving any technical interference problems between Customer’s equipment and other equipment located at the Premises and, if there are other wireless telecommunications facilities located at the Premises, Customer shall reasonably cooperate with such other licensees to resolve any issues of interference in an equitable fashion. Customer’s equipment shall not disturb the communications configurations, equipment, and frequency that exist at the Premises as of the Commencement Date (“Preexisting Communications”), and Customer’s equipment shall comply with all non-interference rules of the Federal Communications Commission (“FCC”).

31. Bandwidth Services.

PEER 1 will provide to Customer the internet connectivity, IP addresses and internet traffic services (collectively, the “Bandwidth Services”), as specified in the service table (as amended by the parties from time to time). PEER 1 will provide Bandwidth Services in accordance with this Contract, including the service level contract contained herein. Customer will comply (and will cause its clients to comply as if those clients were the Customer) with the acceptable use policy (as amended by PEER 1 from time to time) contained herein. PEER 1 will have the right, but not the obligation, without prior notice, to monitor online conduct and communications, in order to verify compliance with this Contract and applicable law. The security for transmissions made using the Bandwidth Services is the responsibility of Customer. Customer’s sole remedy for any interruption of Bandwidth Services will be to receive refunds in accordance with the service level contract. Customer agrees to defend, indemnify and hold harmless the Indemnities, from any and all liabilities, costs and expenses, including reasonable legal fees, related to or arising from any action or claim by a third party against the Indemnities asserting an intellectual property right violation or any other third party claims which concern Customer’s (or its clients’) use of the Bandwidth Services (including without limitation transmission of any message, information, software or other materials, or service interruptions).

32. IP Addresses.

Any IP addresses allocated to Customer by PEER 1 must be maintained by Customer in an efficient manner as deemed by ARIN and utilized at 80% within 30 days of assignment by PEER 1 to Customer. Failure to comply with this section may result in the revocation of IP addresses by PEER 1 after five days notice to Customer.

33. Traffic Billing.

33.1.For purposes of billing traffic is measured as of the last day of each month.

33.2.Traffic is measured using MRTG.

33.3.Real-time access to MRTG data is available via a web interface.

33.4.Traffic data is captured on the PEER 1 switch associated with the Customer connection.

33.5.All BGP customers will be charged based on the 95th percentile method.

ACCEPTABLE USE POLICY (AUP)

This Policy applies to each Customer and its employees, agents, contractors or other users of such Customer who obtain Services from PEER 1 (each such person being a "User"). All Users are required to comply with this Policy to enhance the quality of the Services and to protect PEER 1's customers, and the Internet community as a whole, from illegal, irresponsible, or disruptive Internet activities. Each User should use common sense and good judgment in connection with the Services.

Customer agrees to use Bandwidth Services only for lawful purposes, in conjunction with all applicable law. Specific activities that are prohibited include, but are not limited to:

1. Users may not:

a. Utilize the Services to send mass unsolicited e-mail to third parties.

Provided, however, that Users may use software programs or services provided by PEER 1 to send unsolicited commercial e-mail so long as the User ensures that such transmissions comply with all applicable state, federal and international regulations, rules and laws, including, without limitation, the U.S. CAN-SPAM Act of 2003.

b. Utilize the Services to be involved in the distribution of tools designed for the aiding of Unsolicited Bulk Email (UBE).

c. Utilize the Services in such a way that User becomes documented on a recognized SPAM abuse list or if the User has previously been denied access from another provider due to acceptable use policy violations.

d. Utilize the Services in connection with any illegal activity. Without limiting the general application of this rule, Users may not:

i. Utilize the Services to copy material from third parties (including text, graphics, music, videos or other copyrightable material) without proper authorization;

ii. Utilize the Services to misappropriate or infringe the patents, copyrights, trademarks or other intellectual property rights of any third party;

iii. Utilize the Services to traffic in illegal drugs, illegal gambling, obscene materials or other any products or services that are prohibited under applicable law;

iv. Utilize the Services to export encryption software to points outside the United States in violation of applicable export control laws; or

v. Utilize the Services in any manner that violates applicable state, federal and international law.

e. Utilize the Services in connection with any tortious or actionable activity. Without limiting the general application of this rule, Users may not:

i. Utilize the Services to publish or disseminate information that (A) constitutes slander, libel or defamation, (B) publicizes the personal information or likeness of a person without that person’s consent or (C) otherwise violates the privacy rights of any person.

ii. Utilize the Services to threaten persons with bodily harm, to make harassing or abusive statements or messages, or to solicit the performance of acts or services that are illegal under applicable law.

f. Utilize the Services in connection with any other disruptive or abusive activity. Without limiting the general application of this rule, Users may not:

i. Utilize the Services to cause denial of service attacks against PEER 1 or other network hosts or internet users or to otherwise degrade or impair the operation of PEER 1’s servers and facilities or the servers and facilities of other network hosts or internet users;

ii. Utilize the Services to offer mail services, mail forwarding capabilities, POP accounts or autoresponders other than for the User’s own account;

iii. Utilize the Services to resell access to CGI scripts installed on PEER 1’s servers;

iv. Utilize the Services to subvert, or assist others in subverting, the security or integrity of any PEER 1 systems, facilities or equipment;

v. Utilize the Services to gain unauthorized access to the computer networks of PEER 1 or any other person;

vi. Utilize the Services to provide passwords or access codes to persons not authorized to receive such materials by the operator of the system requiring the password or access code;

vii. Utilize the Services to (A) forge the signature or other identifying mark or code of any other person, (B) impersonate or assume the identity or any other person, or (C) engage in any other activity (including "spoofing") to attempt to deceive or mislead other persons regarding the true identity of the User (excluding the use of anonymous remailers or internet nicknames);

viii. Utilize the Services to distribute or post any virus, worm, trojan horse, or computer code intended to disrupt services, destroy data, destroy or damage equipment, or disrupt the operation of the Services;

ix. Utilize the Services to conduct port scans or other invasive procedures against any server (except any server for which the User is an authorized system administrator);

x. Utilize the Services to distribute, advertise or promote software or services that have the primary purpose of encouraging or facilitating unsolicited commercial e-mail or spam;

xi. Utilize the Services to solicit or collect, or distribute, advertise or promote, e-mail address lists for the purpose of encouraging or facilitating unsolicited commercial e-mail or spam;

xii. Post messages, run scripts or run software programs that consume excessive CPU time or storage space;

xiii. Utilize the Services in any manner that might subject PEER 1 to unfavorable regulatory action, subject PEER 1 to any liability for any reason, or adversely affect PEER 1’s public image, reputation or goodwill, including, without limitation, sending or distributing sexually explicit, hateful, vulgar, racially, ethnically or otherwise objectionable materials as determined by PEER 1 in its sole discretion; or

xiv. Utilize the Services in any other manner to interrupt or interfere with the internet usage of other persons.

2. Violations

a. Disclaimer and Assumption of Risk. Nothwithstanding this Policy, Users of the internet (including the Services) make such use at their own risk, acknowledging that there are known and unanticipated risks associated with internet use, some of which could result in physical, emotional or psychological injury or even death, or damage to individuals, to property, or to third parties. Such risks cannot be eliminated without jeopardizing the essential qualities of use of the internet. These risks include, among other things: credit card theft, identity theft, fraud, solicitation, stalking, invasion of privacy, unwanted receiptof offensive or obscene material, trespass to chattels or denial of service attacks. PEER 1 expressly disclaims any obligation to monitor its Customers and other Users with respect to violations of this Policy. PEER 1 has no liability or responsibility for the actions of any of its Customers or other Users or any content any User may post on any web site. Users voluntarily engage in the activity of internet use and bear the risks associated with that activity.

b. Reporting Non-Copyright Violations. PEER 1 encourages Users to report violations of this policy by e-mail to: abuse@peer1.com, including in any such report the name of the offending domain (for example, xyz.com), the IP address and the type of abuse (for example, spam, illegal acts, harassment, etc.) in the "subject" field of the e-mail.

c. Reporting Copyright Violations. PEER 1 complies with the Digital Millennium Copyright Act ("DMCA"). PEER 1 encourages Users to report an alleged copyright infringement involving a user by sending a notice that complies with the DMCA to:

DMCA Notices

Attention: Cori Compton

PEER 1

101 Marietta Street, Suite 500

Atlanta, GA 30303

 Telephone Number of Designated Agent: (604) 683-7747

Facsimile Number of Designated Agent (604) 683-4634

Email Address of Designated Agent: dmca@peer1.com

For your complaint to be valid under the DMCA, you must provide the following information when providing notice of the claimed copyright infringement (for more details on the information required for valid notification, see 17 U.S.C. 512(c)(3).) :

i. A physical or electronic signature of a person authorized to act on behalf of the copyright owner;

ii.Identification of the copyrighted work claimed to have been infringed;

iii. Identification of the material that is claimed to be infringing or to be the subject of the infringing activity and that is to be removed or access to which is to be disabled as well as information reasonably sufficient to permit PEER 1 to locate the material;

iv. Information reasonably sufficient to permit the service provider to contact the complaining party, such as an address, telephone number, and, if available, an electronic mail address;

v. A statement that the complaining party has a good faith belief that use of the material in the manner complained of is not authorized by the copyright owner, its agent, or law;

vi. A statement that the information in the notification is accurate, and under penalty of perjury, that the complaining party is authorized to act on behalf of the owner of an exclusive right that is allegedly infringed; and

vii. You should be aware that, under the DMCA, claimants who make misrepresentations concerning copyright infringement may be liable for damages incurred as a result of the removal or blocking of the material, court costs, and attorneys fees. PEER 1 has the right to suspend or terminate any Customer pursuant to any valid DMCA complaint. Furthermore, PEER 1, in its sole discretion, may suspend or terminate, without notice, any User that PEER 1 determines is a repeat copyright infringer.

d. Remedies. If PEER 1 learns of a violation of this Policy, PEER 1 will respond to the applicable Customer and may, in PEER 1’s sole discretion, take any of the following actions, in accordance with the severity and duration of the violation:

i. Warning the Customer;

ii. Suspending the offending Customer from the Services;

iii. Terminating the offending Customer from the Services;

iv. Imposing fees or charges on the offending Customer account in accordance with the applicable service contract;

v. Removing the offending content; and

vi. Taking other action in accordance with this Policy, the applicable service contract or applicable law.

2. Reservation of Rights.

PEER 1 reserves the right to involve and cooperate with appropriate legal authorities in investigations of claims of illegal activity involving PEER 1’s Services, Customers and other Users. PEER 1 reserves all other rights to respond to violations of this Policy to the extent of applicable law and in accordance with any applicable contractual obligations. PEER 1 may utilize technical means to monitor communications into, and out of, its network facilities to prevent the introduction of viruses or other hostile code, to prevent intrusions and otherwise to enforce this Policy and each Customer agrees that PEER 1 is authorized to monitor its communications through PEER 1 's network for such purposes.

3. Indemnification.

User(s) will indemnify, defend, and hold harmless PEER 1, its affiliates, subsidiaries, officers, agents and employees from any and all claims, damages or lawsuits of any kind (including reasonable attorney fees)

arising out of the User's use of the Services and negligent or illegal acts of User(s), its employees or agents, including, but not limited to, claims, damages or lawsuits arising out the use of those services.

SERVICE LEVEL AGREEMENT (SLA)

PEER 1 has implemented a high-availability internet transit network infrastructure, available within secure co-location facilities. This has been accomplished by the following:

1) All Customer connections make use of Cisco’s HSRP (hot standby router protocol)

2) Multiple upstream providers

3) Fully redundant OCn internal backbone network

4) All network devices have onsite spares

5) All key network components are monitored 24x7

Service Level Agreement Terms for Onsite Co-location Customers

PEER 1 will provide 100 % uninterrupted transit to the internet to all co-location customers who have purchased said service from PEER 1. Should transit to the Internet become unavailable for a cumulative period up to one hour in any one calendar month, Customer will receive a refund equivalent to one day of Customer’s pro-rated recurring monthly fees for that month. Customer will receive an additional refund of one day of the pro-rated internet connectivity recurring monthly fees for each additional hour, or portion thereof, of unavailability. All refund calculations will be based on unavailability in one-hour increments. The above contract does not cover outages caused by equipment and/or events not under the direct control of PEER 1 or caused by individuals not directly employed by PEER 1. This service level contract does not cover outages due to scheduled or emergency network and/or facility maintenance, which will be broadcast to all customers in advance, and will not exceed 20 minutes per month. Any and all refunds to Customer will not exceed 50% of the Customer’s recurring monthly fees for the month in which the refund is paid.

Performance Guarantee

PEER 1 will maintain its network in such a manner as to provide to all customers the best possible performance to the Internet. In order to achieve this PEER 1 makes the following guarantees to all onsite internet customers:

100% guaranteed uninterrupted transit to the internet .

Zero packet loss internal to PEER 1 network .In addition to the above performance guarantees PEER 1 will take all reasonable measures to insure all Customer traffic reaches its destination in a timely fashion comparable and within reason to any other carrier in the area. These measures include the manipulation of routing tables so as to direct traffic to the internet using its best possible upstream link.

By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Co-location and Bandwidth Services Contract.

Agreed to by:

PEER 1 NETWORK ENTERPRISES, INC. CUSTOMER

By: By:

(Signature) (Signature)

Wilson Wang

(Name typed or printed) (Name typed or printed)

Client Relations Manager Managing Director

(Title) (Title)

(Date) (Date)

SCHEDULE "1"

SERVICE TABLE

Company Name: Canada ANV Systems Inc.

Address: 1702 – 5933 Cooney Road, Ricmond, BC V6X 4H3

General Company Number: 604 295 6026

Fax Number: 604 295 6027

Admin Contact (Name/Email/Phone): Wilson Wang/wilson@anvsystem.com/604 295 6026

Technical Contact (Name/Email/Phone): Matt Li/mlibca@yahoo.ca/778 829 5218

Accounts Payable Contact (Name/Email/Phone): Wilson Wang/wilson@anvsystem.com/604 295 6026

Customer to be provided with two (2) access cards and (2) keys at no charge. Additional access cards and keys are available upon request for an additional fee. All access cards and keys remain the property of PEER 1. To avoid additional charges, all access cards and keys must be returned prior to exit.

Cage Type and/or Traffic

Commitment

Other

Description Qty One-time Charges Monthly Recurring

OCTAL cabinet + 25 GB 1 $150.00 $325.00

Subtotal:

GST:

PST:

TOTAL A:

$150.00

$7.50

$10.50

$168.00

Subtotal:

GST:

PST:

TOTAL B:

$325.00

$16.25

$22.75

$364.00

Total A + Total B = first month’s payment

due upon signing of contract

First month’s payment: $532.00

Premises: VANCOUVER – Harbour Centre – 21st floor NORTH

Currency : CAD

Term: 1 Year

Invoice: By email

Customer’s Estimated Move-In Date (“Effective Date”):

Special Instructions:

Customer to receive 2 weeks free testing trial. If after this time they decide that they are not staying with Peer 1 this Agreement will be null and void. If however they continue services with Peer 1 the Contract will go into effect along with billing as outlilned above and below.

SECURITY

SuperDNS

Accepted

Declined

Global

Accepted

Declined

Port Monitoring Package

Accepted

Declined

BANDWIDTH PRICING

Billing Method: Average Sustained

BURST PRICING

Additional Bandwidth Charges

Range (GB) Price per GB

1 – 50 $3.50

51 - 100 $3.00

101 - 199 $2.50

200+ Upon Request

SCHEDULE “2”

EQUIPMENT LIST

Exhibit 10.4

                               OEM CONTRACT

     THIS OEM AGREEMENT (the "Agreement") is entered into as of this 30 day of

November, 2007 (the "Effective Date"), by and between Canada ANV Systems Inc., a B.C. corporation having its principal place of business at# 2105-11871Horseshoe Way, Richmond, BC, Canada V7A5H5  (together with any Affiliates, "ANV"), and Shenzhen Huanghe Digital  Technology Co., Ltd., a China corporation having its principal place of business at 6th Floor, 1st Building, Shenzhen Animation Zone,Yuehai Rd Nanshan District, Shenzhen518054, Guangdong, China (together with any Affiliates, "HH").

 RECITALS

    ANV is engaged in the design and manufacture of certain products,

incorporating both hardware and software elements, which products are utilized in the remotely monitor and alarm service  in  residential , commercial  and government. ANV has created a market for h.264 IP Camera, DVS and DVR products (hereinafter "Products") and is solely responsible for the sales and marketing of the Products in wide world.

    HH is engaged in the design and manufacture of certain products,

incorporating both hardware and software elements, which products are utilized

in  security  industry area.   HH has developed processes and practices for manufacturing products for many different electronic applications and at ANV's request desires to manufacture ANV's Products in accordance with ANV's specifications. ANV acknowledges that HH' expertise is manufacturing and that HH' responsibility related to the ANV's Products is limited to this extent.

Accordingly, the parties agree as follows:

1.0 WORK, LICENSE

HH agrees to use reasonable commercial efforts to perform the work (hereinafter "Work") pursuant to purchase orders or changes thereto issued by or for ANV and accepted by HH. Work shall mean to procure components, materials, equipment and other supplies, and to manufacture, assemble, test and deliver Products pursuant to detailed written specifications, workmanship standards and quality requirements for each such Product (ref; Addendum B) which are provided by ANV and accepted by HH. For each Product or revision thereof, written specifications shall include, but are not limited to, bills of materials, schematics, assembly drawings, process documentation, test specifications, current revision number, and approved vendor list (hereinafter "Specifications") as attached hereto.

HH is granted by ANV a non-exclusive license during the term of this Agreement to use all of ANV's patents, trade secrets and other intellectual property in the Products, solely in connection with and to the extent required to perform HH' obligations under this Agreement.

2.0 FORECASTS, ORDERS, MATERIAL PROCUREMENT

2.1 FORECAST. ANV shall provide HH, on a monthly basis, a non-binding, rolling twelve (12) month Product order forecast.

2.2 PURCHASE ORDERS. ANV will issue, or have a designated 3rd party distribution partner issue, written purchase orders once a month which specify all Work to be completed. ANV's designated 3rd party distribution partners must meet HH credit worthiness guidelines, or ANV will guarantee purchase orders according to the terms of this Agreement. ANV will ensure purchase orders cover a minimum four (4) month rolling time period. Each purchase order shall reference this Agreement, and the applicable written Specifications as described in Section 1.0. Purchase orders shall normally be deemed accepted by HH, provided however that HH may reject any order does not conform to the lead-time, flexibility or cancellation terms of this Agreement. HH shall notify  ANV of rejection of any purchase order within five (5) working days of receipt of such order.

ANV, or its' designated 3rd party distribution partners, may use its' standard purchase order form to release items, quantities, prices, schedules, change notices, specifications, or other notice provided for hereunder. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument.

2.3 MATERIAL PROCUREMENT. Purchase orders issued by ANV or its' designated 3rd party distribution partners in conformance to this Agreement will constitute authorization for HH to procure, using standard purchasing practices, the components, subassemblies, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such purchase orders.

2.4 LONG LEAD TIME COMPONENTS. As  ANV 's strategic materials management partner, HH may be required to purchase Long Lead Time Components in order to achieve the schedule flexibility requirements identified in Section

3.2. For the purposes of this Agreement, "Long Lead Time Components" shall mean components, subassemblies, materials and supplies with lead times greater than ninety (90) days at the time an order is placed. At the time of this Agreement, no components, subassemblies, materials or supplies have lead times greater than ninety (90) days. During the term of this Agreement, if any lead times for components, subassemblies, materials or supplies exceed ninety (90) days due to changes in market conditions, HH may reasonably purchase minimum lot sizes from suppliers ("Minimum Order Inventory"), even if greater than the amount necessary to meet purchase orders, in order to ensure the schedule flexibility requirements identified in Section 3.2 are achieved. HH will notify ANV in writing if lead times for any components, subassemblies, materials or supplies exceed ninety (90) days and will quantify how much additional cancellation liability Handspring will incur above and beyond the cancellation liability terms defined in Section 3.3. If lead times for components, subassemblies, materials or supplies do not exceed ninety (90) days during term of this Agreement, or any extensions thereof, HH and ANV agree to abide by the reschedule flexibility and cancellation  liability terms defined in Sections 3.2 and 3.3.

3.0 SHIPMENTS, RESCHEDULE FLEXIBILITY, CANCELLATION

3.1 SHIPMENTS. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with ANV 's Specifications, marked for shipment to ANV 's destination specified in the applicable purchase order and delivered to a carrier or forwarding agent. Shipment will be F.O.B. HH' China manufacturing plant at which time risk of loss and title will pass to  ANV or ANV's designated 3rd party distribution partners. All freight, insurance and other shipping expenses from the F.O.B. point, will be paid by ANV. HH is expected to achieve 100% on-time delivery performance to the designated F.O.B. point. "On-time" deliver is defined as within 2 days early and 0 days late of scheduled delivery date on purchase orders placed by ANV in accordance to this Agreement. If delivery of Product is early, ANV or  its designated 3rd party distribution partners, may return said Product to HH for re-delivery on the scheduled delivery date with HH bearing all cost of Product return and re-delivery. If Product is late,

ANV may require HH to air ship late for reasons with HH control, Product to locations specified by ANV or its' designated 3rd party distribution partners with HH bearing the incremental cost between standard cost versus premium air shipment. ANV will not unreasonably require HH  to air ship product unless ANV needs Product to meet customer commitments.

3.2 QUANTITY INCREASES AND SHIPMENT SCHEDULE CHANGES. For any purchase order issued in accordance to this Agreement, ANV may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their shipment date as provided in the table below:

{TABLE}

{CAPTION}

  Maximum Allowable Variance From Purchase Order Quantities/Shipment Dates

----------------------------------------------------------------------------

# of days before         Allowable             Maximum               Maximum

Shipment Date on     Quantity                Reschedule            Reschedule

Purchase Order            Increases            Quantity                 Period

        --------------               ---------                 --------                        ------

              {S}                          {C}                        {C}                             {C}

               [*]                         [*]                        [*]                             [*]

               [*]                         [*]                        [*]                             [*]

               [*]                         [*]                        [*]                             [*]

               [*]                         [*]                        [*]                             [*]

{/TABLE}

Any purchase order quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of HH. All other changes in quantity or shipment date require HH' prior written consent. Any re-schedules that exceed the above period on 3.2 will be subject to a one percent inventory carrying charge. HH will use reasonable commercial efforts to meet quantity increases. If there are extra costs to meet a schedule increase in excess of the above limits, HH will inform ANV for its approval in advance.

3.3 CANCELLATION LIABILITY. In the event ANV cancels any purchase orders,

or portions thereof, ANV and HH agree to the following

cancellation terms:

{TABLE}

{CAPTION}

# days from the

day of notice                ANV cancellation liability:

-------------------          ----------------------------------

{S}                                          {C}

[*]                                          [*]

[*]                                          [*]

[*]                                         [*]

[*]                                         [*]

{/TABLE}

4.0 ENGINEERING CHANGES

ANV may request, in writing, that HH incorporate engineering  changes into the Product. Such request will include a description of the proposed engineering change sufficient to permit HH to evaluate its feasibility and cost. HH' evaluation shall be in writing and shall state the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. HH will not be obligated to proceed with the engineering change until the parties have agreed upon the changes to the Product's Specifications, delivery schedule and Product pricing and upon the implementation costs to be borne by the ANV including, without limitation, the cost of Inventory and Special Inventory on-hand and on-order that becomes obsolete.

As ANV's strategic manufacturing engineering partner, HH is expected to make recommendations to Product design which would make Product more manufacturable, reduce material costs and/or improve quality. ANV will evaluate such recommendations and incorporate such recommendations into Product  design as appropriate. HH will not make changes to product design or manufacturing processes which affect the form, fit, function, performance or reliability of the Product without prior written authorization from ANV.

5.0 TOOLING, NON-RECURRING EXPENSES, SOFTWARE

HH shall provide non-Product specific tooling at its expense. ANV shall pay for or obtain and consign to HH any Product specific tooling and other reasonably necessary non-recurring expenses, to be set forth in HH' quotation. All software which ANV provides to HH  is and shall remain the property of ANV. ANV grants

HH a license to copy, modify and use such software solely in connection with and to the extent required to perform HH' obligations under this Agreement. All software developed by HH to support the process tooling or otherwise shall be and remain the property of HH.

6.0 PRODUCT ACCEPTANCE AND WARRANTIES

6.1 PRODUCT ACCEPTANCE. ANV agrees that the product is deemed acceptable if ANV has not exercised said right with in 20 days.

6.2 HH is expected to deliver 100% quality Product in conformance to all Products specifications, workmanship standards and quality requirements set forth in Addendum B. As ANV 's strategic quality partner, HH is expected to institute appropriate quality controls at the factory to stop any  defective Product from shipping to ANV or its designated 3rd party distribution partners. ANV's intent is not to inspect each shipment coming from HH, however, ANV reserves the right to audit HH ' facilities, conduct source inspection and/or inspect Product at designated distribution or field repair centers. ANV and HH will work together to jointly determine if Product is defective. ANV may return defective Products, freight collect, after obtaining a return material authorization number from HH to be displayed on the shipping container and completing a failure report.  HH will not unreasonably withhold such return material authorization numbers. Rejected Products will be promptly repaired or replaced, at HH' option, and returned freight pre-paid.

6.2 EXPRESS LIMITED WARRANTY. HH warrants that the Products will conform to ANV's applicable Specifications and will be free from defects in workmanship for a period of [*]. Materials are warranted to the same extent that the original manufacturer warrants the materials. This express limited warranty does not apply to (a) materials consigned or supplied by ANV  to HH; (b) defects resulting from ANV 's design of the Products; (c) Product that has been abused, damaged, altered or misused by any person or entity after title passes to ANV. With respect to first articles, prototypes, pre-production units, test units or other similar Products, HH makes no representations or warranties whatsoever. notwithstanding anything else in this Agreement, HH assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specifications or defects of or due to tooling, designs or instructions produced or supplied by ANV and ANV shall be liable for costs or expenses incurred by HH related thereto. Upon any failure of a Product to comply with the above warranty, HH' sole obligation, and ANV's sole remedy, is for HH, at its option, to promptly repair or replace such unit and return it to ANV freight collect. HH will bear all  costs of repairing defective Product within warranty. ANV  shall return Products covered by the warranty freight pre-paid after completing a failure report and obtaining a return material authorization number from Flextronics to be displayed on the shipping container.

7.0 PAYMENT TERMS, ADDITIONAL COSTS AND PRICE CHANGES

7.1 PRICE AND PAYMENT TERMS. The price for Products to be manufactured is set forth in Addendum A and may be changed from time to time through purchase orders issued by ANV and accepted by HH. All pricing changes must be mutually agreed to by both parties. HH is expected to cut in material cost reductions negotiated by either ANV or HH in accordance with established material lead-times. All prices quoted are exclusive of federal, state and local excise, sales, use and similar taxes, and any duties,  and ANV shall be responsible for all such items. Payment for any  Products, services or other costs to be paid by ANV  hereunder is due  thirty (30) days net from the date of invoice and shall be made in lawful U.S. currency. ANV agrees to pay 1% monthly interest on all late payments.

7.2 ADDITIONAL COSTS. ANV is responsible for (a) any expediting charges reasonably necessary because of a change in ANV's requirements, if such changes do not conform to established flexibility terms defined in section 3.2 which charges are pre-approved (b) any reasonable overtime or downtime charges incurred as a result of delays in the normal production or interruption in the workflow process and caused by: (1) ANV 's change in the Specifications; or (2) ANV's failure to provide sufficient quantities or a reasonable quality level of consigned materials where applicable to sustain the production schedule. ANV caused delays as a result of consigned inventory will result in a special charge to theANV of 1% of the cost of materials for each month, or part thereof, delayed.

7.3 PRICE CHANGES. The price of Products toANV may be increased by HH if (a) the market price of fuels, materials, raw materials, equipment, labor and other production costs, increase beyond normal variations in pricing and (b) the parties agree to the increase after good faith negotiation.

COST REDUCTIONS. HH  agrees to seek ways to reduce the cost of manufacturing Products by methods such as elimination of components, obtaining  alternate sources of materials, redefinition of Specifications, and improved  assembly or test methods. Upon implementation of cost reductions initiated by HH,HH will receive fifty percent of the demonstrated cost reduction for a period of 6 months, at which time ANV will receive one hundred percent of the demonstrated cost reduction. ANV will receive one hundred percent of demonstrated cost reductions initiated by ANV immediately upon implementation of said cost reductions.

8.0 TERM AND TERMINATION

8.1 TERM. The term of this Agreement shall commence on the date hereof above and shall continue for one (1) year thereafter until terminated as provided in

Section 8.2 or 10.9.  After the expiration of the initial term hereunder (unless this Agreement has been terminated) this Agreement shall be automatically renewed for separate but successive one-year terms.

8.2 TERMINATION. This Agreement may be terminated by either party (a) for any reason upon ninety (90) days written notice to the other party, or (b) if the other party defaults in any payment to the terminating party and such default continues without a cure for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party, or (c) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues un-remedied for a period of thirty (30) days after the delivery of written notice thereof by the  terminating party to the other party. Termination of this Agreement for any reason shall not affect the obligations of either party which exist as of the  date of termination. Upon termination for any reason whatsoever, ANV  shall be responsible for the finished Products and Inventory in existence at the  date of termination in the same manner as for cancellations as set forth in Section 3.3. Any purchase orders shall be fulfilled by HH unless  cancelled as provided in section 3.3. Notwithstanding termination of this Agreement, Sections 6.2, 9.0, and 10.1 shall survive said termination.

9.0 LIABILITY LIMITATION

9.1 PATENTS, COPYRIGHTS, TRADE SECRETS, OTHER PROPRIETARY RIGHTS. ANV

shall defend, indemnify and hold harmless HH from all costs, judgments and attorney's fees arising from any claim that HH' manufacture of the  Products under this Agreement directly infringes any third party patents, patent rights, copyrights or trade secrets. HH shall promptly notify  ANV in writing of the initiation of any such claims, give ANV sole  control of any defense or settlement, and provide ANV reasonable information and assistance in resolving such claim. The preceding indemnity shall not apply, however, to any claims arising from the use by HH of  any materials, components or manufacturing processes not expressly specified by ANV.

9.2 PRODUCT LIABILITY. ANV  agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations,

it will defend HH from any claim or action and will hold HH harmless from any third party loss, damage or injury, including death, which arises from any alleged defect of ANV 's design of any Products.  Similarly, HH agrees that, if notified promptly in writing and given  sole control of the defense and all related settlement negotiations, it will defend ANV from any claim or action and will hold ANV  harmless from any third party loss, damage, or injury, including death, which arises from  any alleged workmanship defect of any Products.

9.3 NO OTHER LIABILITY. EXCEPT FOR THE EXPRESS WARRANTIES CREATED UNDER THIS  AGREEMENT AND EXCEPT AS SET FORTH OTHERWISE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE  SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR

OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF  THEIR ESSENTIAL PURPOSE.

10.0 MISCELLANEOUS

10.1 CONFIDENTIALITY. All written information and data exchanged between the parties for the purpose of enabling HH  to manufacture and deliver Products under this Agreement that is marked "Confidential" or the like, shall be deemed to be Confidential Information. The party which receives such Confidential Information agrees not to disclose it directly or indirectly to any third party, or to use it for any purpose other than as required under this Agreement, without the prior written consent of the disclosing party.  Confidential Information disclosed pursuant to this Agreement shall be maintained confidential for a period of three years after the disclosure thereof.

10.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between  the Parties with respect to the transactions contemplated hereby and supersedes  all prior agreements and understandings between the parties relating to such transactions. Both parties shall hold the existence and terms of this Agreement  confidential, unless it obtains the other party's express written consent  otherwise. In all respects, this Agreement shall govern, and any other documents  including, without limitation, preprinted terms and conditions on ANV 's  purchase orders and Flextronics acknowledgements shall be of no effect.

10.3 AMENDMENTS. This Agreement may be amended only by written consent of both parties.

10.4 INDEPENDENT CONTRACTOR. Neither party shall, for any purpose, be  deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

10.5 EXPENSES. In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding, the prevailing party shall be entitled to receive reimbursement for all associated reasonable attorneys fees from the other party.

10.6 GOVERNING LAW. This Agreement shall be governed by and construed under the  laws of the B.C. Canada, excluding its choice of law principles. The parties consent to the exclusive jurisdiction of the  Province  and Federal courts in B.C. Canada.

10.7 SUCCESSORS, ASSIGNMENT.  This Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld.

10.8 FORCE MAJEURE. If the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake,

war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force

Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement. Termination of this

Agreement shall not affect the obligations of either party which exist as of the date of termination.

ACCEPTED AND AGREED TO:

Canada ANV Systems Inc.      Shenzhen Huanghe Digital Technology Co., Ltd.

-----------------------------------        ------------------------------------

By:     Wilson Wang                      By:         Xinjun Fu

Title:  President & CEO                Title:   Vice- President

                                                 ADDENDUM A

                                        LEGO PRICING SCHEDULE

                                                  ADDENDUM B

    LEGO PRODUCT SPECIFICATIONS, WORKMANSHIP STANDARDS, QUALITY   REQUIREMENTS

                                            ADDENDUM C

                                LONG LEAD TIME MATERIALS

Top of Form

Exhibit 10.5

FRANCHISE AGREEMENT

OF

ANV VIDEO ALARM SERVICE

TABLE OF CONTENTS

Paragraph

Description

Page

1.

Grant of Franchise.

iv

2.

Term.

iv

3.

Location and Lease.

v

4.

Training and Commencement of Business.

vi

5.

Services Rendered by The Franchisor.

vi

6.

Certain Standards of The Franchisee.

vii

7.

Royalty Fee.

ix

8.

Advertising Fee.

ix

9.

Insurance.

x

10.

Names and Marks and Trade Secrets.

xi

11.

Restrictions on Change of Ownership.

xii

12.

Protection of System.

xii

13.

Telephone Service.

xii

14.

Relationship of the Parties: Indemnification.

xiii

15.

Termination.

xiii

16.

Effect of Termination.

xiv

17.

Covenant Not to Compete.

xvi

18.

Arbitration.

xvii

19.

Waiver.

xviii

20.

Notice.

xviii

21.

Severability.

xviii

22.

Caveat.

xviii

23.

Independent Legal Advice.

xix

24.

Entire Agreement.

xix

APPENDIX A - INVESTMENT

xx

                           EXPLANATION OF INVESTMENT

xxii

APPENDIX B - OPTION AGREEMENT

xxiv

FRANCHISE AGREEMENT

THIS AGREEMENT made as of the ______ day of ____________, 200___.

BETWEEN:

ANV VIDEO ALARM SERVICE INC., a corporation incorporated under the laws of the Province of British Columbia and having an office at #2105 – 11871 Horseshoe Way, in the City of Richmond, Province of British Columbia, Canada

(the “Franchisor”)

OF THE FIRST PART

AND:

________________________________________________________________________________________________________________________________________________________________________________________________________________________

(the “Franchisee”)

OF THE SECOND PART

PROLOGUE:

As a result of extensive experience in the video alarm service business, the Franchisor has developed and perfected certain methods, procedures and techniques of operating a video alarm service business; and the Franchisor has developed a system (the "System") for conducting operations in the video alarm service business which consists, in part, of the use of the ANV Video Alarm Service name, methods, procedures and techniques, and a network of stores and agents devoted exclusively to the video alarm service business (the "ANV Video Alarm Service”) which use the ANV Video Alarm  Service name and said methods, procedures and techniques;

The Franchisor has created a substantial demand for its products and services by extensive advertising and by maintaining high standards of quality in its operations and in the operations of its franchised ANV Video Alarm Service;

The Franchisor is engaged in promoting the name, reputation and good will of ANV Video Alarm Service in connection with the video and alarm monitoring service business; and

In recognition of the value of participating in the System, the Franchisee desires to acquire a franchise to operate an ANV Video Alarm Service store (the “Franchised Business”).

THEREFORE, in consideration of the mutual promises contained in this Agreement and intending to be legally bound, the Franchisor and Franchisee agree as follows:

1.

Grant of Franchise

a.

In consideration of the payment of the Initial Franchise Fee as set forth in Appendix “A” attached to and made part of this Agreement, the Franchisee shall have the right, subject to the terms and conditions set forth in this Agreement, to operate a Franchised Business at a business premises (the “Premises”), under the ANV Video Alarm Service name and marks and other trade names, trademarks, service marks and logos presently used, or which may hereafter be used in the System;

b.

The Franchisee acknowledges that the consideration for the payment of the Initial Franchise Fee shall have been fully earned by the Franchisor upon the execution of this Agreement and, except as may be hereinafter set forth, in the event of any termination or cancellation of this Agreement for any reason whatsoever, the Franchisor in addition to any other rights or remedies it may have shall be entitled to retain or receive the entire Initial Franchise Fee as liquidated damages.

2.

Term

a.

This Agreement is for a term of three (3) years (the “Term”).  Provided the Franchisee is not in default under this Agreement, the Franchisee shall have the right to renew this Agreement at the end of the initial term or any renewal term for an additional three (3) years term by executing, at least ninety (90) days but not more than one (1) year prior to the expiration of the then current term, the Franchisor's then current standard Franchise Agreement.  There shall be no additional Initial Franchise Fee payable upon renewal.   The rate of Royalty as described in Section 7, to be paid by the Franchisee to the Franchisor during any renewal period shall not be more than the rate of Continuing Royalty payable under the then expiring agreement unless during the term of the then expiring agreement the laws and other rules and regulations under which the Franchisor operates have been modified to require the Franchisor to provide additional goods or services to the Franchisee or to otherwise increase the Franchisor's cost of operating or unless the Franchisor is, in fact, providing additional goods or services to the Franchisee.  If, at least ninety (90) days prior to the expiration of the then current term of this Agreement, the Franchisee has not executed the Franchisor's then current standard Franchise Agreement, this Agreement shall automatically terminate at the end of the term without further action by either party.  Anything contained in this Section 2 to the contrary notwithstanding, the initial term of this Agreement and all renewal terms shall be subject to the other provisions of this Agreement relating to termination.

b.

The Franchisee is hereby advised of an option to operate a second Franchised Business at a second location pursuant to Appendix “B” of this Agreement.

3.

Location and Lease

a.

Upon the execution of this Agreement, the Franchisee shall proceed with due diligence to secure a Premises in accordance with the guidelines set forth in the Franchisor's Location Guide.  In the event the Franchisee fails to open his Franchised Business for business within one (1) year from the date of execution hereof, the Franchisor, in its sole discretion, and absent any extension of time agreed to in writing by the Franchisor, may immediately and without prior notice, cancel and terminate this Agreement.

b.

The Franchisee shall not execute any documents of purchase or lease for any such location without the prior written approval of the Franchisor as to location and terms of sale in the event of purchase, or as to the lease and location in the event of lease.

c.

In the event the Franchisee purchases the Premises at any time during the Term of this Agreement, the Franchisee does hereby grant to the Franchisor the option to lease the said Premises on substantially the same terms and conditions contained in any lease under which the Franchisee occupied the Premises as lessee, or if no such lease existed, then on terms and conditions which are commercially reasonable.  The option herein granted may be exercised by the Franchisor for a period of thirty (30) days following the termination of this Agreement for any reason whatsoever.

d.

In the event of lease, upon the Franchisor's written approval of the proposed Premises and lease, the Franchisee shall execute the lease and deliver a copy of the fully executed lease to the Franchisor.  The lease shall contain a conditional assignment clause, which shall provide that upon the termination of this Agreement, for any reason whatsoever, the Franchisor shall have the option for thirty (30) days to assume the obligations of and to replace the Franchisee as the lessee under said lease and at any time thereafter re-assign the lease to a new the Franchisee.  The Franchisee agrees not to terminate, renew or in any way alter or amend such lease during the term thereof, or any renewal term thereof, without The Franchisor's prior written consent, and any attempted termination, renewal, alteration or amendment shall be null and void and have no effect as to the Franchisor or the Franchisor's interests.

e.

The Franchisor shall not franchise, license, operate or otherwise maintain any other Franchised Business within one to five (1-5) kilometers of the Premises, (the “Protected Market”) as specifically defined in Appendix “A”.

f.

Except as otherwise provided in this Agreement, the Franchisee will not assign it lease or sub-let the Premises, or any portion of the premises containing the ANV Video Alarm Service franchise.

g.

The Premises may not be relocated without the express prior written approval of the Franchisor, which approval shall not be unreasonably withheld.

4.

Training and Commencement of Business

a.

Prior to opening the Franchised Business for business, the Franchisee shall attend the Franchisor's training program and complete the course to the Franchisor's satisfaction.

b.

During the training program, the Franchisee shall receive instruction, training and education in the operation of an ANV Video Alarm Service franchise.  In the event the Franchisee fails to complete training to the Franchisor's satisfaction, the Franchisor shall refund to the Franchisee the difference, if any, between any reasonable administrative, legal, training or other expenses incurred by the Franchisor as a result of this Agreement and any deposit or other monies paid by the Franchisee hereunder, whereupon this Agreement shall be terminated and of no further force and effect, and neither the Franchisor nor the Franchisee shall have any further liability or obligation to the other.

c.

The Franchisee shall attend such additional training programs or meetings at such locations as the Franchisor may from time to time direct.  All expenses of the Franchisee incurred in connection with attendance at training programs or sales meetings shall be borne solely by the Franchisee.

d.

The Franchisee shall maintain at all times during the term of this Agreement or any renewal thereof, a staff of trained employees sufficient to operate the ANV Video Alarm Service in accordance with this Agreement.  The Franchisee shall not employ any person who may be required by the Franchisor to complete a training program but who fails to do so for any reason whatsoever.

5.

Services Rendered by the Franchisor

The Franchisor agrees to:

a.

assist the Franchisee in obtaining a Premises and negotiating a lease on the Premises;

b.

assist the Franchisee with the layout of the Premises;

c.

furnish to the Franchisee the Franchise Manual for the purpose of providing guidance in the methods, and techniques of operating a Franchised Business;

d.

furnish from time to time such business information and literature as the Franchisor determines may be helpful in improving the operations of the Franchised Business;

e.

advise and consult with the Franchisee during normal business hours on matters relating to all operations of the Franchised Business;

f.

furnish from time to time such business guidance, information and literature as the Franchisor determines may be helpful in improving the operations of the Franchised Business;

g.

advise and consult with the Franchisee during normal business hours on all technical and operational matters of the Franchised Business;

h.

advise the Franchisee of new developments and improvements in the franchise system and to offer to the Franchisee, services, facilities, rights and privileges substantially similar to those generally offered to other the Franchisees in the franchise system;

i.

provide initial training and additional training programs and meetings;

j.

continue to develop, promote and protect the goodwill and reputation associated with the Franchisor's names and marks and other aspects of the System;

k.

provide sources of equipment, inventory, supplies, signing, and advertising;

l.

continue to research the development of new products,  services, advertising, and operational systems; and

m.

create and place Grand Opening Advertising which is paid separately by the Franchisee.

6.

Certain Standards of the Franchisee

In order to build the high quality standards of the franchise and to protect the Franchisor's goodwill and reputation the Franchisee agrees to:

a.

deal fairly and honestly with the public and with the Franchisor;

b.

honor and comply with all the terms of all advertising placed by the Franchisee;

c.

devote his best efforts and full and exclusive time to the day-to-day operations and development of the Franchised Business;

d.

operate the Franchised Business exclusively under the ANV Video Alarm Service name, signing, and System as provided by this Agreement;

e.

keep the Franchised Business open for business the minimum number of days and weeks and hours per day prescribed by the Franchisor from time to time;

f.

keep and maintain the Premises and its appearance in a clean and orderly manner consistent with the operation of a  first-class Franchised Business and at the directives of the Franchisor deemed by it to be necessary to protect the standards of quality and uniformity of the Franchised Business and the System;

g.

comply at all times with all federal, provincial/state, county, city and other local laws, regulations and ordinances;

h.

maintain at all times (except when fire or other casualty so prevents) sufficient equipment, supplies and personnel to operate the Franchised Business at  maximum capacity and efficiency;

i.

register the fictitious name ANV Video Alarm Service in accordance with applicable local, state or provincial laws and operate the Franchised Business  under the name “ANV Video Alarm Service” and under no other name, and use and display the ANV Video Alarm Service names and marks prominently in such manner as may from time to time be directed in writing by the Franchisor and not use or prominently display any other trade name, trademark, service mark or other designation during the term of this Agreement;

j.

permit the Franchisor's representatives during business hours to inspect the Premises, confer with the Franchisee and the Franchisee's employees and customers, check inventories, methods of operation, books and records, and perform any other inspection deemed by the Franchisor to be necessary to protect the standards of quality and uniformity of the System and the Franchisee's performance under this Agreement;

k.

submit to the Franchisor uniform reports and Royalties no later than each Wednesday of each week during the term of this Agreement in accordance with the procedure set forth;

l.

maintain a system of bookkeeping and record keeping approved by the Franchisor,  and keep books and records at the business address at all times and make them available during business hours to authorized representatives of the Franchisor for the purpose of verifying the accuracy of the Franchisee's weekly sales reports.  If such verification reveals that the Gross Sales reported by the Franchisee to the Franchisor are more than two (2%) percent less than the Franchisee's actual Gross Sales, the Franchisee shall reimburse the Franchisor for all expenses connected with such verification, including, but not limited to, reasonable accounting and legal fees, and the Franchisee shall pay to the Franchisor immediately any delinquent Royalties, together with the maximum rate of interest allowed by law, calculated from the date when such Royalties would have been paid to the date of actual payment;

m.

use only forms bearing the “ANV Video Alarm Service” names and marks which have been received from the Franchisor or the Franchisor's supplier.  The Franchisee agrees to only use those forms received from the Franchisor or the Franchisor's supplier for use in the operation of the business.  There shall be a reasonable charge for such forms; and

n.

all signing, graphics, and colors on and in the Premises shall only be those that conform to the Franchisor's then current standard signing, colors, and graphics, and must be approved by the Franchisor, in writing, before any signing, colors, and/or graphics can be displayed in or on the Premises.

7.

Royalty Fee

During the term of this Agreement, the Franchisee shall pay to the Franchisor a continuing royalty (the "Continuing Royalty") equal to five (5) percent of the gross business transacted by the Franchisee (as used in this section, the term "gross business" shall include all dollars received from customers of the Franchised Business exclusive of sales tax).  The Continuing Royalty shall be paid weekly on each Tuesday based upon gross business transacted during the preceding calendar week.  The Continuing Royalty shall be remitted together with a report showing the computation thereof upon forms provided by the Franchisor.

8.

Advertising Fee

a.

During the term of this Agreement, the Franchisee shall pay to the Franchisor a continuing advertising fee (the "Continuing Advertising Fee") equal to two (2) percent of the gross business as defined in this Agreement, transacted by the Franchisee, payable at the same time and in the same manner as set forth in this Agreement.

b.

The Continuing Advertising Fee shall not used for general operating expenses of the Franchisor, but shall be used and expended for media costs, commissions, fees, production costs, and other costs of advertising which is published, broadcast, televised, mailed, displayed, or otherwise disseminated either during the calendar year within which such continuing advertising fee is received by the Franchisor or during the immediate succeeding calendar year.

c.

All decisions from time to time regarding whether to utilize national, regional, or local advertising, or some combination thereof, and all decisions regarding selecting of the particular media and advertising content, shall be within the sole discretion of the Franchisor and such agencies or others as it may appoint, provided however, that except for those amounts utilized for national advertising, all monies actually received from the Franchisee shall be spent for the local or regional market area of the Franchised Business.

d.

Nothing herein shall be deemed to prohibit the Franchisee from engaging in any advertising or promotion of his Franchised Business, in addition to the advertising or promotion paid for by the Franchisor, provided such advertising or promotion shall be at the sole cost of the Franchisee and without deduction or credit against any fees or other monies owed by the Franchisee to the Franchisor, and shall be subject to the provisions of Section 8(e) of this Agreement.

e.

The Franchisee shall not use, display, publish, broadcast, or in any manner disseminate any advertising or promotional material unless the same has been first approved in writing by the Franchisor.  In the event that the Franchisor from time to time furnishes to the Franchisee any advertising, promotional or informational materials to be used, displayed, or distributed in or about the Premises, the Franchisee agrees to follow the instructions of the Franchisor in connection therewith.

9.

Insurance

a.

The Franchisee shall purchase and at all times during the term of this Agreement shall maintain in full force and effect policies of insurance as follows:

i.

Workman’s Compensation insurance, in amounts prescribed by law;

ii.

insurance against all types of public liability including employer's liability insurance, liability insurance under either a comprehensive general liability policy on an occurrence basis or a liability policy, with bodily injury and property damage liability insurance, products liability or completed operations liability insurance; and

iii.

such additional insurance as may be required by the terms of any lease for the Premises or leased equipment.

b.

All policies of insurance required under this section shall be in form and in such amounts as the Franchisor shall reasonably determine with companies reasonably satisfactory to the Franchisor and shall protect, as named insured, the Franchisee, the Franchisor and any other party designed by the Franchisor.  All such policies shall contain an endorsement which provides that only actual notice to insured, if an individual, or to any executive officer of insured, if a corporation, shall constitute knowledge of the insured.  The Franchisee shall furnish the Franchisor, any other named insured, and all other persons designated by the Franchisor, certificates issued by each of the Franchisee's insurers indicating that all required insurance is in full force and effect and will not be terminated or changed without at least thirty (30) days prior written notice from the insurer to each certificate holder.  New certificates evidencing renewal of such insurance shall be furnished at least thirty (30) days prior to the date of expiration of each such policy.  Within five (5) days of any request by the Franchisor, the Franchisee shall deliver the original of all such insurance policies to the Franchisor for examination.

c.

If the Franchisee fails to obtain or maintain any insurance policy continuing all the coverages, clauses and provisions required under this section, the Franchisor may, at its election, obtain and maintain said insurance for and in the name of the Franchisee.  Within fifteen (15) days of any written request of the Franchisor, the Franchisee shall furnish all information necessary to obtain and maintain such insurance and shall pay all costs thereof.

10.

Names and Marks and Trade Secrets

a.

The Franchisee hereby acknowledges the validity of the ANV Video Alarm Service names and marks and that the Franchisor is the sole owner of all right, title, and interest therein and that the Franchisor has granted the Franchisee the right to use the Franchisor's names and marks under the terms of this Agreement.  The Franchisee agrees to use the ANV Video Alarm Service names and marks in full compliance with specifications prescribed from time to time by the Franchisor and that all such usage and the good will established from the use of the names and marks shall inure to the exclusive benefit of the Franchisor.

b.

The Franchisee represents and warrants that:

i.

it will not contest, directly or indirectly, the Franchisor's ownership, title, right or interest in the ANV Video Alarm Service names, and marks, trade secrets, methods, procedures, and techniques of the franchise or contest the Franchisor's sole right to register, to use, and to award franchises to others to use such ANV Video Alarm Service names and marks, trade secrets, methods, procedures and techniques and any other mark or name which incorporates the phrase “ANV Video Alarm Service”;

ii.

The Franchisee will not use or register or attempt to use or register the ANV Video Alarm Service name or in the name of any other person or entity the phrase “ANV Video Alarm Service” or any variation of any kind utilizing ANV Video Alarm Service names and marks, or any other materials used in the operation of the franchise; and

iii.

The Franchisee will not disclose to any person or entity except in the ordinary course of business, any data or information contained in any guides, manuals, or information that may be provided by the Franchisor from time to time, and the Franchisee will keep and maintain such data and information and other materials furnished to the Franchisee by the Franchisor as trade secrets.

11.

Restrictions on Change of Ownership

a.

All rights and interests of Franchise business ownership arising from this Agreement are personal to the Franchisee and except as otherwise provided in this Agreement the Franchisee shall not, without the Franchisor's prior written consent, voluntarily or involuntarily sell, assign, transfer or encumber its interest in this Agreement, the ANV Video Alarm Service name, or any variation of said name, and/or in the franchise herein granted.  Any sale, assignment, transfer or encumbrance of this Agreement or the franchise granted without the prior written permission of he Franchisor shall be null and void and not valid or binding in any legal action.

b.

Prior to the Franchisor’s approval, new owner need to pay $5,000 franchise transfer fee plus $200.00 training fee. Training must be attended as one of the terms for the transfer of the Franchised Business.

c.

If the Franchisee shall sell the business and the new owner does not want to own a Franchised Business, it is understood by the Franchisee that the Franchisee shall make it clear that the new owner that the Franchisee does not own the ANV Video Alarm Service name and therefore the new owner must change the name, and any and all variations thereof, colors, and any other identifying marks of the Premises within 14 days of the sale or transfer so as not to confuse the public into believing that the new business is owned and operated by a the Franchisee.

12.

Protection of System

If the Franchisee learns of any actual or threatened infringement of piracy of the names and marks, trade secrets, methods, procedures or techniques used in the Franchise Business or of any infringement or piracy claim made against the Franchisee by a party other than the Franchisor, the Franchisor shall in the exercise of its sole discretion determine what action, if any, to take with respect to the foregoing and shall bear the expense of any such action.

13.

Telephone Service

The Franchisor, at its option, shall have the sole right to obtain telephone service for the Franchisee's use at the Premises which service shall include a separate number for telephone and a separate number for fax.  The Franchisor shall own all telephone numbers and listings associated with the Premises or with the Franchised Business.  The Franchisee shall remit monthly payments to cover the cost of telephone service directly to the appropriate telephone service provider.

14.

Relationship of the Parties: Indemnification

a.

The relationship between the Franchisor and the Franchisee is strictly that of a franchisee and a franchisor and the Franchisee is an independent contractor.  This Agreement does not create a joint venture, partnership, bond, employment arrangement, relationship, or alliance except as described in this Agreement and any act of omission of either party shall not bind or obligate the other.

b.

The Franchisee agrees that the Franchisor has entered into this Agreement in reliance upon and in recognition of the fact that the Franchisee will have full responsibility for the management and operation of the Franchised Business and that the amount of profit or loss resulting from the operation of the Franchised Business will be directly attributable to the performance of the Franchisee.

c.

The Franchisee shall protect, indemnify and save the Franchisor harmless against any and all claims, demands, losses, damages (including punitive damages), costs, suits, judgments, penalties, expenses, and liabilities of any kind or nature arising directly or indirectly out of or in connection with the operation of the business.

d.

The Franchisee recognizes that nothing contained in this Agreement shall be construed as giving to the Franchisee or to any other person or entity, any right or interest in the ANV Video Alarm Service names and variations thereof, and marks, trade secrets, methods, procedures, or techniques developed by the Franchisor and used throughout the System.  Further, nothing contained in this Agreement shall be construed as limiting the Franchisor's right, title or interest in the ANV Video Alarm Service names and marks, trade secrets, methods, procedures and techniques which are a part of the System or the Franchisor's sole and exclusive right to register, to use and to award franchises to others to use such names and marks, trade secrets, methods, procedures and techniques.

e.

In all public records and in his relationship with third parties as well as on letterheads and business forms, the Franchisee shall indicate its independent ownership of the business and that it is an ANV Video Alarm Service Franchisee. The Franchisee agrees to conspicuously display inside the franchise a notification sign, provided by the Franchisor, that it is solely an independent business person and a Franchisee of the Franchised Business.

15.

Termination

a.

The Franchisor, at its option, and without prejudice to any other rights or remedies which it may have hereunder, at law or in equity, may terminate this Agreement:

i.

immediately and without prior notice if in the sole judgment of the Franchisor, the Franchisee breaches Subsections 6(a) or 6(b) of this Agreement; or

ii.

if the Franchisee is delinquent in the payment of the Continuing Royalty or the Continuing Advertising Fee, or any other payment due to the Franchisor and if the default is not cured within ten (10) days after the Franchisor gives notice in writing to cure such default;

iii.

immediately and without prior notice if the Franchisee shall be adjudicated a bankrupt; if a receiver is appointed by a court of competent authority; if it makes a general assignment for the benefit of its creditor; if execution is levied against his business or property; if the Franchisee abandons the Premises or ceases its operation for a period of more than five (5) consecutive regular business days without prior written approval from the Franchisor; or

iv.

if the Franchisee defaults in the performance of any of the other terms, conditions and obligations of this Agreement or of its lease for the Premises at which the Franchised Business is located and if the default is not cured within thirty (30) days after the Franchisor gives notice to the Franchisee in writing to cure such default.

b.

Notwithstanding anything contained herein to the contrary, the Franchisor shall not be required to give the Franchisee notice in the case of a default hereunder or to afford the Franchisee any period within which to cure the same and the Franchisor may terminate this Agreement immediately and without prior notice on any default if, within twelve (12) months immediately preceding the occurrences of such default, the Franchisee has been given notice of any default hereunder on two (2) prior occasions, whether or not such default has been cured.

c.

If there are now, or hereafter shall be, other franchise agreements in effect between the Franchisor and the Franchisee, a default by the Franchisee under the terms and conditions of this or any other of such agreements, shall at the option of the Franchisor, constitute a default under all such agreements.

16.

Effect of Termination

Upon the termination of this Agreement for any reason, including, without limitation, termination upon the expiration of its current term by virtue of the Franchisee's failure to renew this Agreement as provided in Section 2 of this Agreement, the Franchisee shall cease to be an ANV Video Alarm Service Franchisee.

a.

The Franchisee agrees to:

i.

promptly pay the Franchisor all amounts owing from the Franchisee to the Franchisor;

ii.

immediately discontinue the use of all the Franchisor's names and marks and any variation thereof, signs, structures, forms of advertising, colors, stationery, telephone listings and service, uniforms, manuals, and all materials and products of any kind which are identified or associated with the ANV Video Alarm Service franchise;

iii.

thereafter to make no representations or statements electronically, in word, or print, or in any other manner that the Franchisee is or ever was in any way approved, endorsed or awarded a franchise by the Franchisor or associated or identified with the Franchisor in any manner whatsoever or that the Franchisee is or was a former ANV Video Alarm Service Franchisee; and

iv.

immediately to take all steps necessary to amend or terminate any registration  or filing containing the ANV Video Alarm Service names and marks in order to effectuate the removal of the ANV Video Alarm  Service names and marks from such a registration or filing, and all equipment and or products.

b.

If, within five (5) days after termination notice, the Franchisee fails to remove all displays of the Franchisor's names and marks and variations thereof, signs, structures, forms of advertising, colors, stationery, telephone listings and service, uniforms, manuals, and all materials and products of any kind which are identified or associated with ANV Video Alarm Service franchise from the Premises and/or operation of the business, the Franchisee hereby irrevocably authorizes the Franchisor  to enter the Premises to effect removal of such material.  In such event, the Franchisor shall not have liability to the Franchisee for doing so.

c.

If, within three (3) days after termination the Franchisee has not taken all steps necessary to amend, transfer or terminate telephone listings and service, any registration or filing of any fictitious name or any other registration or filing containing the ANV Video Alarm Service names and marks, the Franchisee hereby irrevocably nominates, constitutes and appoints the Franchisor or any prothonotary, clerk of court, or an attorney of any court of record as its true and lawful attorney for it and in its name and on his behalf to take all such action as may be necessary to amend, transfer or terminate all such telephone listings, and service, registrations and filings of such fictitious name or any other registration or filing containing the ANV Video Alarm Service names and marks, without liability to the Franchisee for so doing.  In the event any action is required to be taken by or on behalf of the Franchisor pursuant to this subsection, the telephone company and all listing agencies, without liability to the Franchisee, may accept this Agreement and the directions by or on behalf of the Franchisor as conclusive of the exclusive rights of the Franchisor in such telephone numbers and directory listings and its authority to direct their amendment, termination or transfer.

d.

Termination of this Agreement shall not effect, modify or discharge any claims, rights, causes of action or remedies, which the Franchisor may have against the Franchisee, whether under this Agreement or otherwise, for any reason whatsoever, whether such claims or rights arise before or after termination.

e.

The Franchisee hereby irrevocably authorizes the Franchisor to enter upon and take possession of the Franchised Business and to take in the name of the Franchisee, all other actions necessary to effect the provisions of this section, and any such entry or other action shall not be deemed a trespass or other illegal act, and the Franchisor shall not be liable in any manner to the Franchisee for so doing.

17.

Covenant Not to Compete

a.

The Franchisee covenants and agrees that, during the term of this Agreement and any renewal period thereof, the Franchisee shall not, without the prior written consent of the Franchisor, either individually or in partnership or jointly or in conjunction with any person, firm, association, syndicate or corporation, as principal, agent, shareholder or in any manner whatsoever, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit their names or any part thereof to be used or employed in any business operating in competition with or similar to the Franchised business.

b.

In the event of termination of this Agreement for any reason whatsoever, the Franchisee, in consideration of the Franchisor entering into this Agreement,  shall not, without the prior written consent of the Franchisor, at any time during the period of five (5) years from the date of such termination either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or syndication as principal, agent, shareholder, or in any other manner whatsoever carry on, be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in any business competitive with or similar to the Franchised business at the premises or within a two mile radius of the premises.

c.

In the event the Franchisee is a corporation, the Franchisee covenants and agrees to deliver to the Franchisor at any time the Franchisor may request, the written acknowledgement of such directors, officers, shareholders or employees of the Franchisee, as the Franchisor shall in its discretion determine, acknowledging that they have reviewed the provisions of this paragraph and that they agree to abide by and by bound by all such provisions.

1.

Arbitration

a.

If, at any time during the continuance of this Agreement or after the termination thereof, any dispute, difference or question shall arise between or among any of the parties hereto or their heirs, executors, administrators, successors or assigns touching or concerning the construction, meaning or effect of this Agreement or any agreement or covenant entered into pursuant to this Agreement or the termination of this Agreement or the termination of any such agreements or covenants (other than a matter dealt with in this agreement or any agreement or covenant entered into pursuant thereto whereby such agreement or covenant specifically states that a certain determination shall be final and binding), or the rights or obligations of the parties hereto or their heirs, executors, administrators, successors or assigns, then subject to the exceptions referred to hereinbefore, every such dispute, difference or question shall be submitted to and settled by arbitration and the decision of the arbitrator, appointed as hereinafter provided, to deal with such matter shall be accepted by all the parties to such dispute, difference or question and their heirs, executors, administrators, successors and assigns.  The arbitration shall be conducted by a single arbitrator agreed upon by the parties to the matter.

b.

If, within five (5) days after notice of the matter has been given by one of such parties to the other or others, such parties cannot agree upon a single arbitrator, then in such event, the arbitration shall be conducted by a single arbitrator appointed by a judge of the Supreme Court of British Columbia on the application of any such party with notice to the other or others.  The arbitration shall be conducted in accordance with the provisions of the Arbitration Act of British Columbia and of any amendment thereto, or of any successor statute thereof, in force at the tie of such dispute, difference or question.  The decision of the arbitrator shall be binding upon all the parties to such dispute, difference or question, and there shall be no appeal therefrom.  The prevailing party shall be entitled to an award of arbitration costs.

c.

The parties hereto agree to the said arbitration without exception and having independently reviewed this provision and have initialed same to indicate their intention in that regard.

The Franchisee ___________       The Franchisor ___________

2.

Waiver

A waiver of any violation of this Agreement or delay or omission on the part of the Franchisor to exercise any right arising from any violation of this Agreement shall not impair its rights to any future violations.

3.

Notice

a.

All notices, consents, approvals, statements, authorizations, documents, or other communications (collectively “Notices”) required or permitted to be given hereunder shall be in writing, and shall be delivered personally or mailed by registered mail, postage prepaid, to the said parties at their respective addresses set forth hereunder, namely:

To the Franchisor at:

_______________________________

_______________________________

_______________________________

To the Franchisee at:

_______________________________

_______________________________

_______________________________

or at any such other address or addresses as may be given by any of them to the other in writing from time to time.

b.

Such Notices, if mailed, shall be deemed to have been given on the second business day (except Saturdays and Sundays) following such mailing, or, if delivered personally, shall be deemed to have been given on the day of delivery, if a business day, or if not a business day, on the business day next following the day of delivery; provided that if such notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, the such notice shall not be effective unless delivered.

4.

Severability

If any portion of this Agreement shall be held invalid or unenforceable, the validity of the remaining portions shall be unaffected and this Agreement shall remain in full force and effect as if it had been executed with the invalid portion omitted.

5.

Caveat

It is agreed that no earnings claims or representations of success have been made to the Franchisee by the Franchisor nor does the Franchisor guarantee the success of the Franchisee's business.  The Franchisee understands and recognizes that the success of the Franchised Business is the sole responsibility of the Franchisee and will be a result of efforts and business decisions made by the Franchisee.

6.

Independent Legal Advice

The Franchisor encourages the Franchisee to seek independent legal advice of an attorney in evaluating this Agreement, and will provide the Franchisee with a credit of $100 toward an attorney's fee. If an attorney is not used by the Franchisee, the said $100 credit will accrue to the Franchisee. Such credit in either case will be deducted from the first week's Royalty as described in Section 7 of this Agreement.

7.

Entire Agreement

This Agreement contains the entire agreement between the Franchisee and the Franchisor.  There are no representations either oral or written except those contained in this Agreement.  Any change to this Agreement may only be by a written addendum which is signed by the Franchisee and the Franchisor and is attached to this Agreement.  The Franchisee warrants that it has not received any oral promises of any kind, from anyone in connection with the signing of this Agreement and that all agreements and understandings between the parties have been incorporated totally and without exception in this Agreement.  It is agreed and understood that this Agreement has been signed at the headquarters or regional office of the Franchisor.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above mentioned.

SIGNED, SEALED and DELIVERED

)

[The Franchisor]

in the presence of :

)

Per:

)

)

      ________________________________

)

______________________________

)

Authorized Signatory

)

SIGNED, SEALED and DELIVERED

)

[The Franchisee]

in the presence of :

)

Per:

)

)

      ________________________________

)

______________________________

)

Authorized Signatory

)

APPENDIX “A”

INITIAL FRANCHISE FEE

1. Your estimated initial investments for an ANV Video Alarm Service store are:

Estimated Costs	Amount	Method of Payment	When Due	To Whom Paid
Initial Franchise Fee	$25,000.00(1)	Lump Sum	Signing Agreement	The Franchisor
First Month's Rent	$500.00-$2,000.00 (2)	Lump Sum	When Lease Signed	Landlord
Rent Security Deposit	$500.00-$2,000.00 (3)	Lump Sum	When Lease Signed	Landlord
Furn, Fix, Equipment	$8,000.00(4)	Lump Sum	When Purchased	Supplier
Inventory	$8,000.00(5)	Lump Sum	When Purchased	Supplier
Training	$200.00 (6)	Lump Sum	Prior to Training	The Franchisor
Supplies	$1,000.00 (7)	Lump Sum	Prior to Training	The Franchisor
Grand Opening Advertising	$2,000.00 (8)	Lump Sum	When Ordered	Media
Remodeling	$7,000.00 (9)	Lump Sum	When Purchased	Various
Exterior sign	$3,000.00(10)	Lump Sum	When Installed	Supplier
Working Cap.	$7,800.00(11)	Lump Sum	When Purchased	Various

Estimated Total : $63,000.00 to $66,000.00

2. Your estimated initial investments as an ANV Video alarm Service agent are:

Estimated Costs	Amount	Method of Payment	When Due	To Whom Paid
Initial Franchise Fee	$30,000.00(1)	Lump Sum	Signing Agreement	The Franchisor

Furn, Fix, Equipment	$1,000.00(4)	Lump Sum	When Purchased	Supplier
Inventory	$5,000.00(5)	Lump Sum	When Purchased	Supplier
Training	$200.00 (6)	Lump Sum	Prior to Training	The Franchisor
Supplies	$300.00 (7)	Lump Sum	Prior to Training	The Franchisor
Grand Opening

Advertising

$1,000.00 (8)	Lump Sum	When Ordered	Media

Working Cap.	$2,000.00(11)	Lump Sum	When Purchased	Various

Estimated Total : $39,500.00

The Franchisee's Premises shall be located within the following area:  _________________________________________________________________________________________

The Franchisor acknowledges receipt of the Initial Franchise Fee in the amount of $____________.

Initial Franchise Fee accepted by

[Franchisee]

Per:

___________________________

Authorized Signatory

EXPLANATION OF INVESTMENT

INITIAL FRANCHISE FEE:

($25,000.00/30,000.00)

When the Franchise Agreement is signed the Franchisee shall submit the Initial Franchise Fee of $________________ which includes the services described below:

Grant of Franchise

Use of The Franchisor's name and System

Exclusive territory

Agreement with continuing renewals

Premises identity assistance

Lease negotiation assistance

Interior layout design

Exterior layout design

Personnel selection screening and qualifying

Inventory acquisition assistance

Exterior sign design and acquisition

Interior sign design and acquisition

FIRST MONTH'S RENT:                                                                ($500.00/2,000.00)

When the lease for the Premises is signed the Landlord will expect to receive the first month's rent which is estimated to be $____________. The rent can be more or less than the above estimate depending upon the market, size of building, condition of building, economic factors, and more.  The Franchisee will be aware of the amount of rent before approving the building and can accept or reject the rent factor and the building.

RENT SECURITY DEPOSIT:                                                         ($500.00/2,000.00)

When the lease for the Premises is signed the Landlord will expect to receive a security deposit equal to the amount of the monthly rent.  If the Landlord requires more than a one month’s rent as security deposit the Franchisor will attempt to negotiate for one month.  In the event the Landlord demands more than one month’s security deposit, the Franchisee will have the option of accepting or rejecting the lease in which case another building will be selected.

FURNITURE, FIXTURES, EQUIPMENT                                     ($8,000.00)

This amount is to include the estimated cost for furniture, fixtures, and equipment.  In some cases such products can be leased which would reduce the cost.  Upon request an itemized list of the furniture, fixtures, and equipment will be supplied to you.

INVENTORY                                                                                   ($8,000.00)

Includes a balanced selection of high quality inventory determined by the needs of the market.  This initial inventory will enable you to efficiently fill your needs. Upon request an itemized list of the inventory will be supplied to you.

TRAINING                                                                                        ($200.00)

Franchise shall provide 2 days for  training.  Prior to the training the Franchisee shall submit the Training Fee of $(200.00) to the Franchisor.  Training shall include 2 days of operational training at a facility in Richmond, British Columbia.  Training will cover a complete range of operational subjects necessary to operate the business.  The Franchisee is responsible for the cost of travel to and from training, and living expenses during training.

OPERATING SUPPLIES                                                                ($1,000.00)

In this category all printed materials to last you several months such as forms, stationery, bags, etc. required to operate the Franchised Business.

GRAND OPENING ADVERTISING                                             ($2,000.00)

To maximize customer traffic in the initial opening 3-5 week period, the Franchisor will arrange for the advertising, promotion and public relations, and recommend the appropriate media contacts; however, Franchisee shall place and pay for the advertising and promotion which can include local newspapers, mailers, flyers, coupons, public relations, banners, temporary signing, etc.

REMODELING                                                                                ($7.000.00)

This cost can vary depending upon the condition of the Premises and the work that has to be done.

EXTERIOR SIGN                                                                            ($3,000.00)

Signing shall include _________________________.

WORKING CAPITAL/MISC.                                                         ($7,800.00)

This amount covers all miscellaneous costs such as permits, licenses, uniforms, credit card machines, and 6 months of working capital.

APPENDIX “B”

OPTION AGREEMENT

In order for this Option Agreement to be valid, it must be signed and the Option Price paid when the attached Franchise Agreement is signed and the Initial Franchise Fee is submitted by the Franchisee to the Franchisor.

It is hereby agreed between the Franchisee (store only) and the Franchisor the following:

Upon singing of this Option Agreement, the Franchisee (store only) shall have the right to open an additional ANV Video Alarm Service franchise store for an Initial Franchise Fee of $20,000.00 (the “Option Price”) and shall be fully earned by the Franchisor when paid and non-refundable for any reason.

This additional one ANV Video Alarm Service franchise store may be opened anytime during the initial term of the attached Franchise Agreement but may not be opened within one (1) kilometer of any existing or previously awarded and as yet unopened ANV Video Alarm Service franchise.  The exact location of the optioned additional one franchise store must be approved in writing by the Franchisor prior to the location being secured by the Franchisee's signing of a lease or opening of the Franchised Business.

It is agreed that any controversy arising out of this Agreement shall be governed in accordance with paragraph 18 of the Franchise Agreement.

This Option Agreement, and the rights, terms and conditions under this Agreement are the sole and exclusive property of the Franchisee and cannot be sold, transferred, bartered, assigned, exchanged, awarded, or in any way encumbered or past on to any other person or entity for any reason. If in any case this Agreement is past from the Franchisee to another party, in any percentage or form, for any reason, it shall be void, and this Agreement shall not be honored by the Franchisor.

SIGNED, SEALED and DELIVERED

)

[The Franchisor]

in the presence of :

)

Per:

)

)

________________________________

)

______________________________

)

Authorized Signatory

)

SIGNED, SEALED and DELIVERED

)

[The Franchisee]

in the presence of :

)

Per:

)

)

________________________________

)

______________________________

)

Authorized Signatory

)

Exhibit 10.6

ANV Video Alarm Service Agreement

ANV VIDEO ALARM SERVICE INC.

#2105-11871 Horseshoe Way, Richmond, BC.V7A 5H5

Tel : (604) 277-6606  Fax : (604) 277-6626  Website: www.anvsystem.com

Name:

___________________________________

(the “Customer”)

Address:

___________________________________

(the “Premises”)

Phone no. to receive voice message:

(     )     -

Cell Phone no. to receive SMS:

(     )     -

Email Address:

_____________________

Service contract length: 1 Year.

Service Plans:

(   ) Plan 25 - 25 credits per month – up to 25 times of SMS/Email/Uploading/Voice notification, each additional use; when the 25 credits are used up, is charged with 1 credit.

(   )  Plan 50 - 45 credits per month – up to 50 times of SMS/Email/Uploading/Voice notification, each additional use; when the 50 times of use are used up, is charged with 0.9 credits, or each time of the use will deduct 0.9 credits from the user’s account.

(   )

Plan 100 - 80 credits per month – up to 100 times of SMS/Email/Uploading/Voice notification, each additional use; when the 100 times of use are used up, is charged with 0.8 credits, or each time of the use will deduct 0.9 credits from the user’s account.

Service Fees: Plan 25: $25.00, Plan 50: $45.00, and Plan 100: $80.00 per month plus tax. Usage of your account in our web site: www.usci8.com. Monitoring service include alarm notification as your plan per month. Extra alarm notification will deduct your credit from your account as the plan you sign up. Please note if you do not have credit in your account, the alarm notification function will not work until you buy credit again.

Customer Authorization:

This agreement is between ANV VIDEO ALARM SERVICE INC. (the “Company”) and the Customer named on this agreement. By signing this document, the Customer acknowledges that the Customer, or, if the Customer is a corporation, the Customer’s authorized agent, has read and understand all the terms and conditions contains in this agreement. If the Customer is a corporation, the undersigned acknowledges he/she has the authority to bind the corporation.

______________________

________________

Customer Signature

Date

or:

[Name of Corporation]

Per:

______________________

________________

Authorized Signatory

Date

Terms & Conditions:

1. PAYMENTS.

All charges are payable in advance. The initial term of this contract is for one (1) year. Our alarm monitoring and notification services will begin when the equipment is installed and is operational, and when the necessary communications connection is completed. This contract will automatically renew for successive thirty (30) day terms unless terminated by either party’s written notice at least thirty (30) days before the end of the then-current term. If terminated, this contract ends on the last day of the then-current term. You authorize us to obtain a non-investigative consumer report about you from a consumer reporting agency at any time during the term.

2. YOUR EARLY TERMINATION OF THIS CONTRACT.

You agree that the charges due under this contract are based on your agreement to receive and to pay for the services for three (3) full years. Accordingly, you agree that if you terminate this contract during its initial term, you will pay us an amount equal to 75% of the charges to be paid by you during the remaining initial three (3) year term of this contract. This amount is a contract termination charge and is not a penalty. No contract termination charges are due if you terminate during the thirty (30) day renewal period(s).

3. INCREASES IN CHARGES.

We have the right to increase the annual service charge at any time after the first year. If you give us a written objection to the increase within thirty (30) days of your receipt of notice of the increase, and if we do not waive the increase, then you may terminate this contract effective thirty (30) days after our receipt of your written notice of termination. In this situation, you will not have to pay the early termination charges described in paragraph 2.

4. ADDITIONAL CHARGES AND OFFSET RIGHTS.

You agree to pay all directly or indirectly imposed false alarm assessments, taxes, fees or other charges, or any other governmental body. You agree to pay all extra fee charges that over the monthly limit. You agree to pay to us any increases in our cost for facilities used for transmitting alarm signals under this contract. You agree to pay a service charge if alarm at your premises because you improperly followed operating instructions, failed to properly lock or close a window, door or other protected point or improperly adjusted IP cameras, monitors or accessories. Upon the early termination or the expiration of this contract, you agree that we have the right to offset against any amounts or credits that we might owe to you, including: (a) service charges for thirty (30) days, if the required written termination notice set forth in paragraph 1 above is not provided by you; (b) the contract termination charges set forth in paragraph 2 above; and, (c) any other additional charges, amounts or deposits that you owe to us. If the amount of the offset equals or exceeds the amount that we owe to you or if we owe you a credit of five dollars ($5.00) or less, you agree that we will not be obligated to refund any amounts to you and you waive your right to receive this refund amount.

5. WE ARE NOT AN INSURER.

We are not an insurer and you will obtain from an insurer any insurance you desire. The amount you pay us is based upon the services we perform and the limited liability we assume under this contract and is unrelated to the value of your property or the property of others located in your premises. In the event of any loss or injury to any person or property, you agree to look exclusively to your insurer to recover damages. You waive all subrogation and other rights of recovery against us that any insurer or other person may have as a result of paying any claim for loss or injury to any other person.

6. NO LIABILITY; LIMITED LIABILITY.

It will be extremely difficult to determine the actual damages that may result from our failure to perform our duties under this contract. You agree that we and our agents, employees, subsidiaries, affiliates and parent companies are exempt from liability for any loss, damage, injury or other consequence arising directly or indirectly from the services (including internet/website services) we perform or the systems we provide under this contract. If it is determined that we or any of our agents, employees, subsidiaries, affiliates or parent companies are directly or indirectly responsible for any such loss, damage, injury or other consequence, you agree that damages shall be limited to the greater of $500 or 10% of the annual service charge you pay under this contract. These agreed upon damages are not a penalty. They are your sole remedy no matter how the loss, damage, injury or other consequence is caused, even if caused by our negligence, gross negligence, failure to perform duties under this contract, strict liability, failure to comply with any applicable law, or other fault. At your request, we may assume additional liability by attaching an amendment to this contract stating the extent of our additional liability and the additional cost to you. You agree that we are not an insurer even if we enter into any such an amendment.

7. EXCLUSIVE DAMAGES REMEDY.

Your exclusive damage and liability remedies are set forth in paragraph 6 above. We are not liable to you or any other person for any incidental or consequential damages.

8. HOLD HARMLESS.

In the event any lawsuit or other claim is filed by any other party against us or our agents, employees, subsidiaries, affiliates or parent companies arising out of the services we perform or the systems we provide under this contract, you agree to be solely responsible for, and to indemnify and hold us completely harmless from, such lawsuit or other claim including your payment of all damages, expenses, costs and attorneys’ fees. These obligations will survive the expiration or earlier termination of this contract. These obligations will apply even if such lawsuit or other claim arises out of our negligence, gross negligence, failure to perform duties under this contract, strict liability, failure to comply with any applicable law, or other fault.

9. OTHER PARTY’S LIMITATION.

If you purchased our services or systems through another business or person, or from us through a referral from another business or person, you agree that such other business or person acts solely as an independent contractor. Such business or person shall have no responsibility or liability to you for the performance or nonperformance of the system or services we provide under this contract. Without limiting the above, you agree that the liability of such other business or person is, in any event, limited in accordance with the provisions of this contract, including but not limited to paragraphs 5, 6, 7, 8, 9 and 10. You agree that such business or person and its agents, employees, subsidiaries, affiliates and parent companies may invoke all of our rights under these paragraphs.

10. TIME TO FILE LAWSUIT OR OTHER ACTION.

You agree to file any lawsuit or other action you may have against us or our agents, employees, subsidiaries, affiliates or parent companies within one (1) month from the date of the event that resulted in, the loss, injury, damage or liability or the shortest duration permitted under applicable law if such period is greater than one (1) month.

11. INSTALLATION.

You or our authorized agent will install the equipment under the following conditions: (a) Your premises will be available without interruption during our normal working hours; (b) You understand that the installation will require drilling into various parts of your premises;  (c) You will provide 110 ac electrical outlets for your IP camera and network locations designated by you; (d) You will make arrangements for lifting and replacing carpeting, if required, for your installation of floor mats or wiring; and, (e) You warrant that you: (i) requested the equipment and services specified in this contract for your own use and not for the benefit of any other party; (ii) own the premises where the equipment is being installed or that you have the authority to install such equipment in the premises;  and, (iii) will comply with all laws, codes and regulations pertaining to the equipment we install and the services we provide under this contract.

12. ALARM MONITORING AND NOTIFICATION SERVICE.

We will provide alarm monitoring and notification services. If there is an alarm occur in your premises. You are responsible to check your premises and decide for your next action. We are not responsible to attempt to notify the appropriate police department or fire department or, if guard response service is being provided, we will, for an alarm that requires police response, endeavor to dispatch a representative to make an investigation of the exterior of the premises from his vehicle and, upon evidence of an attack, we will endeavor to notify the appropriate police department. You agree that we shall have no liability pertaining to any two way voice communications or internet or other video recordings or their publication. You understand that the equipment we provide may not operate with other companies’ alarm monitoring equipment. This may prevent you from using such equipment in the event you terminate our services. You understand that local laws, ordinances or policies may restrict our ability to provide the alarm monitoring and notification services described in this contract and/or necessitate modified or additional services and related charges to you.

13. FAMILIARIZATION PERIOD.

You agree that during a seven (7) day familiarization period, or such period as required by law, following completion of the installation and the communications connection to our alarm monitoring center (and during any applicable extensions) we have no obligation to, and will not, respond to any alarm signal from your premises that is received at our alarm monitoring center. You also agree that during such period we have no obligation to, and will not, notify any authorities, you or your designated representative, or take any other action with regard to any alarm signal we receive, even if due to an actual emergency event.

14. FAILURE TO PAY CHARGES OR HONOR CONTRACT.

If you fail to make any payment when due or fail to honor any other term or condition of this contract, we may stop providing the alarm monitoring and notification services and repossess without notice. You agree that we have no liability if we stop providing the alarm monitoring and notification services. You agree that we are not required to redecorate or repair your premises. We do not waive our right to any other legal remedy, including our right to charge you a late fee at the highest legal amount for each month that a payment is not received or interest at the highest legal rate on the unpaid amount, by stopping to provide the alarm monitoring and notification services.

15. COMMUNICATION FACILITIES.

(a) Authorization: You authorize us, on your behalf, to request services, orders or equipment from a telephone company, wireless carrier  or other company providing communication facilities, signal transmission services or facilities under this contract (referred to as “telephone company”). (b) Internet and Network Connection: You understand that it is your responsibility to maintain these facilities in working conditions in all time to have your alarm monitor service working properly.

16. CANCELLATION.

We may, at any time, cancel this contract at our option if: (a) Our alarm monitoring center is destroyed or damaged so that it is impractical for us to continue service; (b) We cannot acquire or retain the transmission connections or authorization to transmit signals between your premises and our alarm monitoring center or the applicable fire or police department or other agency, or between our alarm monitoring center and the applicable fire or police department or other agency; (c) You fail to follow our recommendations to repair or replace any defective parts of your equipment; (d) You fail to follow our operating instructions for the system; or, (e) We determine that it is impractical to continue service due to the modification or alteration of your premises after installation. If we cancel for any of the reasons stated immediately above, we will refund any advance payments made for services to be supplied after the date of such termination, less any amounts still due for the installation of the equipment, for services already rendered, and for any other charges due, but we will not be liable for damages or subject to penalty as a result of such termination. We may cancel this contract with or without notice at our option if: (a) You fail to pay any monies when due under this contract; (b) You fail to comply with any other term or condition of this contract; (c) You fail to maintain your premises in a safe and sanitary condition; or, (d) You change to a telephone/communications service incompatible with alarm signal transmission. If we cancel for any of the reasons stated immediately above, we will not be liable for damages or subject to penalty as a result of such termination.

17. ASSIGNMENT.

You may not assign this contract without our prior written consent. We have the right to assign this contract or to subcontract any of our obligations under it without notifying you.

18. DELAYS.

We have no responsibility or liability to you or any other person for delays of our services, regardless of the reason, or for any resulting consequences. We have no responsibility or liability for interruptions of service, or any resulting consequences, whether due to strike, riot, flood, fire, terrorism, act of god, or any other cause beyond our control. During any such service interruption, we have no obligation to supply you substitute services.

19. ELECTRONIC MEDIA.

You agree that we may scan, image or otherwise convert this contract into an electronic format of any nature. You also agree that a copy of this contract produced from such electronic format is legally equivalent to the original for any and all purposes, including litigation. Likewise, you agree that our receipt by fax of the contract signed by you legally binds you and such fax copy is legally equivalent to the original for any and all purposes, including litigation.

20. ENTIRE AGREEMENT.

This contract constitutes our entire agreement. By signing it you admit that you are not relying on our advice or advertisements. You agree that you and we are not bound by any representation, promise, condition, inducement or warranty, express or implied, that is not included in writing in this contract. The terms and conditions of this contract apply as printed without alteration or qualification, unless a change is approved in writing by our authorized representative. The terms and conditions of this contract shall govern even if you submitted a purchase order or other document with inconsistent or additional terms and conditions. If a court determines that any provision of this agreement is invalid or unenforceable, that provision shall be deemed amended and enforced to the maximum extent permitted by state law, however, each and every other provision of this agreement shall continue to be valid and enforceable.

Bottom of Form

Exhibit 10.7

                       SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") made and entered into this  21th  day of May, 2009 (the "Execution Date"),

BETWEEN

Canada ANV Systems Inc. of 2105-11871 Horseshoe Way,

Richmond, BC, V7A 5H5(the "Seller")

OF THE FIRST PART

and1249068 Alberta Ltd.

(the "Purchaser")

OF THE SECOND PART

BACKGROUND

A.

The Seller is the owner of record of an aggregate of 5,000,000 Class "B" no Voting, CAD 0.20 per share shares (the "Shares") of Canada ANV Systems Inc. (the "Corporation").

B.

The Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller.

IN CONSIDERATION OF and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Purchase and Sale

1.

The Seller agrees to sell and the Purchaser agrees to purchase all the rights, title, interest, and property of the Seller in the Shares for an aggregate purchase price of Sixty Thousand Dollars ($60,000 CAD) (the "Purchase Price").

2.

A deposit of $0.00 CAD will be payable by 21th May, 2009. The balance of $60,000 CAD will be payable on closing of this Agreement.

3.

All payments will be in the form of certified cheque, wire transfer, or bank draft of immediately available funds. In the case of a direct wire transfer the Seller will give notice to the Purchaser of the bank account particulars at least 5 business days prior to the Closing Date.Representations and Warranties of the Seller

4.

The Seller warrants and represents to the Purchaser as follows:

a.

The Seller would not be recognized as an issuer, insider, affiliate, or associate of the Corporation as defined or recognized under applicable securities laws and regulations.

b.

Except as provided in the incorporating documents of the Corporation or as indicated on the face of the certificates for the Shares, the Purchaser would not be prevented or restricted in any way from re-selling the Shares in the future.

c.

The Seller is the owner in clear title of the Shares and the Shares are free of any lien, encumbrance, security interests, charges, mortgages, pledges, or adverse claim or other restriction that would prevent the transfer of clear title to the Purchaser.

d.

The Seller is not bound by any agreement that would prevent any transactions connected with this Agreement.

e.

There is no legal action or suit pending against any party, to the knowledge of the Seller, that would materially affect this Agreement.

Representations and Warranties of the Purchaser

5.

The Purchaser warrants and represents to the Seller as follows:

a.

The Purchaser would not be recognized as an issuer, insider, affiliate, or associate of the Corporation as defined or recognized under applicable securities laws and regulations.

b.

The Purchaser is not bound by any agreement that would prevent any transactions connected with this Agreement.

c.

There is no legal action or suit pending against any party, to the knowledge of the Purchaser, that would materially affect this Agreement.

Closing

6.

The closing of the purchase and sale of the Shares (the "Closing") will take place on 21th May, 2009  (the "Closing Date") at the offices of the Seller or at such other time and place as the Seller and the Purchaser mutually agree. At Closing and upon the Purchaser paying the balance of the Purchase Price in full to the Seller, the Seller will deliver to the Purchaser duly executed transfers of the Shares.Expenses

7.

All parties agree to pay all their own costs and expenses in connection with this Agreement.Finder's Fees

8.

No party to this Agreement will pay any type of finder's fee to any other party to this Agreement or to any other individual in connection to this Agreement.

9.

All parties to this Agreement warrant and represent that no investment banker or broker or other intermediary has facilitated the transaction contemplated by this Agreement and is entitled to a fee or commission in connection with said transaction. All parties to this Agreement indemnify and hold harmless all other parties to this Agreement in connection with any claims for brokerage fees or other commissions that may be made by any party pertaining to this Agreement.Dividends

10.

Any dividends earned by the Shares and payable before the Closing of this Agreement will belong to the Seller and any dividends earned by the Shares and payable after the Closing of this Agreement will belong to the Purchaser.

11.

Any rights to vote attached to the Shares will belong to the Seller before the Closing and will belong to the Purchaser after the Closing.Governing Law

12.

The Purchaser and the Seller submit to the jurisdiction of the courts of the Province of British Columbia for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement. This Agreement will be enforced or construed according to the laws of the

Province of British Columbia.Additional Terms

13.

Buyer cannot sell it's shares to any other investor before ANV System IPO .

14.

If buyer cannot payoff all the purchase fund into ANV System's account in closing day, the deposit cannot be return to buyer.Miscellaneous

15.

Time is of the essence in this Agreement.

16.

This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

17.

All warrants and representations of the Seller and the Purchaser connected with this Agreement will survive the Closing.

18.

This Agreement will not be assigned either in whole or in part by any party to this Agreement without the written consent of the other party.

19.

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

20.

If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

21.

This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

22.

This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Seller and the Purchaser and their respective successors, assigns, executors, administrators, beneficiaries, and representatives.

23.

Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

24.

All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF the Seller and Purchaser have duly affixed their signatures under hand and seal on this 21th day of May, 2009.

Canada ANV Systems Inc.

per: _______________(SEAL)

1249068 Alberta Ltd. per: _______________(SEAL)

Exhibit 22.1

           BC LOGO

     British Columbia                                                                   Number: BC0777506

CERTIFICATE

OF

INCORPORATION

                                                       BUSINESS CORPORATIONS ACT

  I  Hereby Certify that CANADA ANV SYSYTEMS INC. was incorporated under the Business Corporations Act on December 18,2006 at 12:00 PM Pacific Time.

                                                                         Issued under my hand at Victoria, British Columbia

                                                                                      On December 18, 2006

                                                                                             ( signature)

                                                                                         RON TOWNSHEND

                                                                                       Registrar of Companies

                                                                                      Province of British Columbia

                                                                                                 Canada

      Attachment:  Articles of  Canada ANV Systems Inc.  Total 18 pages

Exhibit  23.1.1

To Whom It May Concerns:

The firm of Stan J.H. Lee, Certified Public Accountants,  consents to the inclusion of our report of September 14, 2009, on the reviewed financial statements of  ANV Security Group, Inc. Inc. as of June 30, 2009 and for the 3-months period then ended in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Stan J.H. Lee, CPA

__________________________

Stan J.H. Lee, CPA

 September 14, 2009

Fort Lee, NJ 07024

Exhibit 23.1.2

Consent of Independent Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dated: June 05, 2009

To Whom It May Concern:

The firm of Stan J.H. Lee, CPA consents to the inclusion of our report of May 29, 2009 on the audited consolidated financial statements of Canada AVN Systems Inc. as of March 31, 2009 and 2008, in any filings that are necessary now or in the future with the U.S. Securities and Exchange Commission.

Very truly yours,

____________________

Stan J.H. Lee, CPA

Fort Lee, NJ 07024

Endnotes

Stan J.H. Lee, CPA

2160 North Central Rd Suite 203  Fort Lee  NJ 07024

Mailing Address: P.O. Box 436402 San Ysidro CA 92143-9402

619-623-7799  Fax 619-564-3408  stan2u@gmail.com